Exhibit 4.26

Dated: 14 January 2005

THE SECRETARY OF STATE FOR TRADE AND INDUSTRY

BRITISH ENERGY GENERATION (UK) LIMITED

BRITISH ENERGY GENERATION LIMITED

BRITISH ENERGY GROUP PLC

-AND-

BRITISH ENERGY HOLDINGS PLC

OPTION AGREEMENT

32.	No Partnership	65

33.	Duties And Taxes	65

34.	Remedies And Waivers	66

35.	Assignment	67

36.	Entire Agreement	70

37.	Notices	70

38.	Announcements	72

39.	Confidentiality	72

40.	Counterparts	74

41.	Invalidity	74

42.	Contracts (Rights Of Third Parties) Act 1999	74

43.	Choice Of Governing Law	74

44.	Jurisdiction	74

45.	Change Of Law	75

46.	Agent For Service	75

SCHEDULE 1 POWER STATIONS PART 1: POWER STATIONS		77

SCHEDULE 2 OPTION NOTICE		79

SCHEDULE 3 DISPOSAL OF STATIONS		79

SCHEDULE 4 COMPLETION CONDITIONS		85

SCHEDULE 5 CONDUCT OF BUSINESS BEFORE COMPLETION		87

SCHEDULE 6 COMPLETION ARRANGEMENTS		89

SCHEDULE 7 GENERAL PRINCIPLES FOR ANCILLARY SERVICES CONTRACT		91

SCHEDULE 8 GENERAL PRINCIPLES FOR M&O CONTRACT		96

SCHEDULE 9 GENERAL PRINCIPLES FOR DEFUELLING AGREEMENT		101

SCHEDULE 10 GENERAL PRINCIPLES FOR PARTIAL CLOSURE M&O CONTRACT		106

SCHEDULE 11 REPRESENTATIONS AND WARRANTIES		111

SCHEDULE 12 PROVISION OF INFORMATION		120

SCHEDULE 13 PENSIONS		121

SCHEDULE 14 STATION ASSETS		122

SCHEDULE 15 STATION SITES		124

SCHEDULE 16 DUNGENESS B	144

SCHEDULE 17 HARTLEPOOL	148

SCHEDULE 18 HEYSHAM PART A : PROPERTY	152

SCHEDULE 19 HINKLEY POINT B	158

Part A: Property	158
Part B: Selling Beg Entity	158
Part C : Encumbrances	158
Part D: Property Agreements	158
Part E: Property Documents	159
Part F: Leases	160
Part G: Occupational Leases	160

SCHEDULE 20 SIZEWELL B	162

Part A: Property	162
Part B: Selling Beg Entity	162
Part C: Encumbrances	162
Part D: Property Agreements	162
Part E: Property Documents	163
Part F: Leases	163
Part G: Occupational Leases	163

SCHEDULE 21 HUNTERSTON B	165

Part A: Property	165
Part B: Seller	165
Part C: Encumbrances	165
Part D: Property Agreements	166
Part E: Property Documents	167
Part F: Lease	168
Part G: Occupational Leases	169

SCHEDULE 22 TORNESS	171

Part A: Property	171
Part B: Seller	171
Part C: Encumbrances	171
Part D: Property Agreements	172
Part E: Property Documents	173
Part F: Lease	173
Part G: Occupational Leases	174

SCHEDULE 23 EXCLUDED MARKS	177

Part A: Registered Trade Marks And Applications	177
Part B: Unregistered Trade Marks	179

SCHEDULE 24	180

Part A: Hunterston Power Station	180
Part B: Torness Power Station	190

OPTION AGREEMENT

DATE: 14 January, 2005

PARTIES:

(1)	THE SECRETARY OF STATE FOR TRADE AND INDUSTRY, of One Victoria Street, London SW1H OET (the “Secretary of State”);

(2)	BRITISH ENERGY GENERATION (UK) LIMITED, of Systems House, Alba Campus, Livingston EH54 7EG (registered in Scotland No. SC117121) (“BEG(UK)”);

(3)	BRITISH ENERGY GENERATION LIMITED, of Barnett Way, Barnwood, Gloucester GL4 3RS (registered in England No. 03076445) (“BEG”);

(4)	BRITISH ENERGY GROUP PLC, of Systems House, Alba Campus, Livingston EH54 7EG (registered in Scotland No. SC270184) (“BE plc”); and

(5)	BRITISH ENERGY HOLDINGS PLC, of Systems House, Alba Campus, Livingston EH54 7EG (registered in Scotland No. SC270186) (“Holdings”).

BACKGROUND

(A)	In 1996 the Secretary of State privatised certain parts of the nuclear generation industry in the United Kingdom through a sale of shares in British Energy Plc (“British Energy”).

(B)	In September 2002, British Energy initiated discussions with the Secretary of State with a view to seeking immediate financial support and to enable a longer term restructuring of the Group to take place.

(C)	In November 2002, British Energy announced the principles of a restructuring of the Group with its significant financial creditors which, together with other proposals agreed between British Energy and the Secretary of State, were intended to lead to a solvent restructuring of British Energy.

(D)	British Energy, certain other members of the British Energy group and its significant financial creditors entered into a creditors’ restructuring agreement (the “Creditor Restructuring Agreement”) dated as of 30 September 2003 under the terms of which a solvent restructuring of the British Energy group would be effected. The solvent restructuring of the British Energy group to be thereby effected involved, inter alia, the creation of a new ultimate parent company, BE plc and a new wholly-owned subsidiary of BE plc, Holdings. BE plc and Holdings are the holding companies of British Energy, BEG and BEG(UK).

(E)	The proposals agreed between the Secretary of State and British Energy in connection with the restructuring of British Energy include the grant to the Secretary of State by BEG and BEG(UK) of options to acquire certain of their assets.

(F)	On 1 October 2003, British Energy, BEG, BEG(UK), certain other members of the Group, NLF and the Secretary of State entered into an agreement (the “Government

****	indicates information which has been omitted and filed separately with the Commission

Restructuring Agreement”) under the terms of which they agreed to enter into the agreements that constitute the Liabilities Documents (as defined below), including, amongst other agreements, this Agreement.

(G)	Subject to the conditions set out in the Government Restructuring Agreement (which have been satisfied in full or waived in accordance with the terms thereof), the parties have agreed, inter alia, to enter into this Agreement in order to record the provisions governing the grant and exercise of the options described in Recital (E).

THE PARTIES AGREE as follows:

1.	INTERPRETATION

1.1	In this Agreement (including the Recitals):

“Acquired Station”	has the meaning set out in clause 6.3;

“Acquisition Warranties”	has the meaning set out in clause 22.2;

“Additional Land”	means any land added to a Site Transfer pursuant to paragraph 1.1.1 or 1.2 of Part 1 of Schedule 15 (Station Sites);

“Agreed Rate”	in relation to interest accruing in respect of any day means a rate of 2 (two) per cent. above LIBOR;

“Agricultural Tenancies”	means (i) Minute of Lease between South of Scotland Electricity Board and Torness Farm dated 30 July and 5 August 1985 as varied by (1) Missives for Extension of lease dated 7 and 19 April 1995 and (2) Minute of Agreement between British Energy Generation (UK) Limited and Torness Farm dated 17 and 24 June 2001; (ii) Lease between Huntor Limited and Hunterston Estates Limited dated 24 December 1993 and 12 January 1994, as varied by Post Lease Agreement between Huntor Limited and Hunterston Estates Limited dated 12 and 20 January 1994; and (iii) Lease between British Steel Corporation and Messrs Deans and Sons dated 11 February and 6 March 1987 as varied by Extension of Lease between British Steel plc and Messrs Deans and Sons dated 16 July 1991 and 29 May 1992 so far as these affect the Scottish Stations and any Additional Land;

****	indicates information which has been omitted and filed separately with the Commission

“Ancillary Employee”	means an employee of any member of the Group engaged wholly or mainly in the provision of the Ancillary Services;

“Ancillary Services”	means the services being provided under an Ancillary Services Contract;

“Ancillary Services Contract”	means a contract for the provision of ancillary services entered into pursuant to, and in accordance with the terms of, clause 8.7.1;

“Appointing Parties”	has the meaning set out in clause 46.1;

“Assumed Obligations”	has the meaning set out in clause 14.2;

“BEG Entity”	means each of BEG and BEG(UK);

“BE Party”	means each of BEG, BEG(UK), BE plc and Holdings;

“BNFL Contracts”	means:

	(A)	the BNFL Historic Contracts;

	(B)	the agreement dated 16th May, 2003 between (1) BEG(UK), (2) British Nuclear Fuels plc, (3) British Energy plc and (4) British Energy Trading Services Limited regarding spent fuel management services;

	(C)	the agreement dated 16th May, 2003 between (1) BEG, (2) British Nuclear Fuels plc, (3) British Energy plc and (4) British Energy Trading Services Limited regarding spent fuel management services;

	(D)	the BNFL Ancillary Agreements; and

	(E)	the BNFL Front-end Agreements (as defined in the Creditor Restructuring Agreement);

“Board”	means the board of directors of BEG or BEG(UK), as the case may be;

“British Energy”	has the meaning given in Recital (A);

“Closed Reactor”	has the meaning set out in clause 3.1;

****	indicates information which has been omitted and filed separately with the Commission

“Completion”	means, in relation to any Station, completion of the sale and acquisition of that Station pursuant to the exercise by the Secretary of State of the relevant Station Option;

“Completion Conditions”	means the conditions (listed in Schedule 4 (Completion Conditions)) to the sale and acquisition of any Station pursuant to this Agreement;

“Completion Date”	has the meaning set out in clause 10.3;

“Contracts”	means all the contracts relating to the Operation of a Station current at the Completion Date to which any member of the Group is a party or the benefit of which is held in trust for any member of the Group or has been assigned to any member of the Group, but excluding:

	(A)	the Trading Contracts;

	(B)	the Station Intellectual Property Licences;

	(C)	contracts of employment;

	(D)	Leases;

	(E)	Occupational Leases;

	(F)	Property Agreements;

	(G)	Property Documents; and

	(H)	the BNFL Contracts,

in each case relating to that Station;

“Deed of Adherence”	means a deed of adherence in the form or substantially in the form set out in Part 1 of Schedule 3 (Disposal of Stations);

“Deed of Release”	means a deed of release in the form or substantially in the form set out in Part 3 of Schedule 3 (Disposal of Stations);

“Defuelling Contract”	means a contract for the de-fuelling of a Station entered into pursuant to, and in accordance with, clause 8.7.3;

****	indicates information which has been omitted and filed separately with the Commission

“Disclosure Letter”	means, in relation to the sale and acquisition of a Station pursuant to this Agreement, the letter written by the selling BEG Entity to the relevant Station Purchaser disclosing facts relating to the Station for the purposes of clause 22 (BE Party Warranties and Undertakings);

“Dispute”	has the meaning given in clause 30.1;

“Due Date”	has the meaning given in clause 26.4;

“Early Closure Date”	has the meaning set out in clause 9.5;

“Early Closure Notice Date”	means the date on which the Secretary of State receives a Formal Notice of Early Closure in respect of a Station;

“Early Partial Closure Date”	has the meaning set out in clause 9.7;

“Early Partial Closure Notice Date”	means the date on which the Secretary of State receives a Formal Notice of Early Partial Closure in respect of a Station;

“Effective Date”	means:

	(A)	in respect of the exercise of an Option to Decommission:

		(i)	prior to the Scheduled Closure Date or Early Closure Date of that Station, the Scheduled Closure Date or Early Closure Date (as the case may be); and

		(ii)	on or after the Scheduled Closure Date or Early Closure Date of that Station, on Completion;

	(B)	in respect of the exercise of an Option to Operate:

		(i)	the earlier of Completion and the Scheduled Closure Date, in relation to a Station which Closes on its Scheduled Closure Date; and

****	indicates information which has been omitted and filed separately with the Commission

(ii) the later of the Early Closure Date and 65 Business Days after the Early Closure Notice Date, in relation to a Station which Closes on an Early Closure Date.

“Environmental Law”	means, in relation to either the Operation of the Station or in relation to any of the Station Sites, all applicable international treaties, laws, conventions or other agreements between states, European Union directives and regulations, statutes and subordinate legislation and other national, federal, state and local laws, common laws or civil code industry agreements, guidance notes or codes of conduct insofar as they relate to or apply to from time to Environmental Matters;

“Excluded Assets”	means the Strategic Spares and the Excluded Fuel;

“Excluded Fuel”	means, in respect of a Station, fuel located at that Station which has not been loaded into a reactor at Completion;

“Execution Date”	means the date on which this Agreement is signed by all parties to it;

“Exercise Period”	means the period during which an Option to Decommission or an Option to Operate may be exercised pursuant to clause 2.5, or a Partial Closure Option may be exercised pursuant to clause 3.5, and “Option to Decommission Exercise Period”, “Option to Operate Exercise Period” and “Partial Closure Option Exercise Period” shall be construed accordingly;

“Expert”	has the meaning set out in clause 30.5;

“Expert Resolution”	means resolution of a Dispute by an Expert pursuant to, and in accordance with the terms of, clause 30 (Dispute Resolution);

“Formal Notice of Early Closure”	has the meaning set out in clause 9.5;

“Formal Notice of Early Partial Closure”	has the meaning set out in clause 9.7;

****	indicates information which has been omitted and filed separately with the Commission

“Hunterston B”	means the Scottish Station known as Hunterston B (as described in paragraph 7 of Schedule 1 (Power Stations));

“Industry Document”	means:

(A) any Electricity Generation Licence;

(B) any of the documents referred to in paragraph 3 of Schedule 4 (Completion Conditions); and

(C)      any other code, agreement, licence or any other document which the operator or owner of any Station is required (directly or indirectly) to be party to or comply with (in whole or in part) pursuant to any of the foregoing or any Applicable Law;

“Increased Excluded Liabilities”	means, where the Secretary of State has exercised a Station Option in respect of a Station, any increase in the Excluded Liabilities resulting from any act or omission of the Secretary of State (in her capacity as Station Purchaser) or the Station Purchaser after the Effective Date;

“Information”	means, in relation to a Station, all information, know-how and techniques (in whatever form held) including all:

(A) formulae, designs, specifications, drawings, data, manuals and instructions;

(B) customer lists, sales, marketing and promotional information;

(C) business plans and forecasts; and

(D) technical or other expertise,

relating to that Station;

“Initial Resolution Period”	has the meaning given in clause 30.3;

“Information Technology”	means computer hardware, software, network and/or other information technology (whether embedded or otherwise);

****	indicates information which has been omitted and filed separately with the Commission

“Insolvency Event”	means, in relation to a person:

(A) an order being made, a petition being presented, or a meeting being convened to consider or pass a resolution for the winding up of that person;

(B) an administration order being made or a petition being presented for such an order in relation to that person;

(C) a voluntary arrangement being proposed under section 1 of the Insolvency Act 1986 in relation to that person;

(D) a receiver (which expression shall include an administrative receiver) being appointed in respect of any of the assets of that party;

(E) a distress, distraint, charging order, garnishee order, execution or other process being levied or applied for in respect of any of the assets of that party; or

(F) an event analogous to the foregoing has occurred in or outside England and Wales or Scotland in relation to that person;

“Intellectual Property”	means:

(A) patents, database rights and topography rights and rights in Information;

(B) subject to paragraph (C) below, copyrights (including rights in computer software) and rights in designs; and

(C) (in respect of each Station, only to the extent that they relate exclusively to that Station) trade marks, service marks and other rights in trade names, business names and signs,

****	indicates information which has been omitted and filed separately with the Commission

(whether or not any of these is registered and including applications for registration of any such thing) and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world;

“Lease”	means where any part of a Station Site is held under a lease or occupational licence, the lease or occupational licence referred to in Part F of the applicable Property Schedule so far as subsisting at the time of transfer or any future lease or licence pursuant to which any part of that Station Site may be held (entered into with the consent of the Secretary of State), in each case so far as they relate to that Station Site and are subsisting at the Completion Date and as they may be supplemented, varied, renewed, extended or novated from time to time with such consent;

“Magnox”	means Magnox Electric plc of 1100 Daresbury Park, Daresbury, Cheshire WA4 4GB (No. 02264251);

“M&O Employees”	means individuals, to be identified pursuant to clause 17.5, who are engaged by a member of the Group to work wholly or mainly in connection with an M&O Contract whose contracts of employment as a consequence of the termination of the M&O Contract shall have effect after the termination of their M&O Contract as if originally made with the relevant Station Purchaser or Third Party Service Provider by virtue of the Regulations;

“M&O Contract”	means a contract for the maintenance and operation of a Station entered into pursuant to, and in accordance with, clause 8.7.2;

“New Requirement”	has the meaning set out in clause 7.7.1;

“NLFA”	means the Nuclear Liabilities Funding Agreement of even date between the Secretary of State, NLF and each of the BE Parties;

****	indicates information which has been omitted and filed separately with the Commission

“Occupational Leases”	means in relation to a Station Site and any Additional Land, the occupational leases, tenancies and licences the details of which are set out in Part G of the applicable Property Schedule so far as subsisting at the time of transfer and any future lease, underlease, sublease, licence agreement, tenancy or right to occupy in each case howsoever described (entered into with the consent of the Secretary of State such consent not being required in the case of grazing licences for less than one year not conferring security of tenure of land outside the security fence) in each case so far as they relate to that Station Site and any Additional Land and are subsisting at the Completion Date and as they may be supplemented, varied, renewed, extended or novated from time to time with such consent (such consent not being required in the case of grazing licences outside the security fence for less than one year not conferring security of tenure of land);

“Option Notice”	means an option notice in the form or substantially the form set out in Schedule 2 (Option Notice);

“Option to Decommission”	has the meaning set out in clause 2.4.1;

“Option to Operate”	has the meaning set out in clause 2.4.2;

“Partial Closure”	has the meaning set out in clause 3.1;

“Partial Closure Option”	means the right of the Secretary of State detailed in clause 3.2;

“Partial Closure M&O Contract”	means a contract for the maintenance and operation of a reactor at a Station entered into pursuant to, and in accordance with, clause 3.2;

“Plan”	means the plan relating to the Station Site annexed to the applicable Property Schedule;

“Plant and Machinery”	means, in relation to a Station, all the plant, machinery and other equipment including flasks, flatrols, motor vehicles, spares, loose tools, fittings and other items owned by, or leased to, any member of the Group;

****	indicates information which has been omitted and filed separately with the Commission

“Proceedings”	means any proceeding, suit or action arising out of or in connection with this Agreement;

“Property Agreements”	means, in relation to a Station Site, the agreements granting rights for the benefit of that Station Site including those agreements details of which are set out in Part D of the applicable Property Schedule so far as subsisting at the time of transfer and any future agreement (entered into with the consent of the Secretary of State) granting rights for the benefit of that Station Site in each case so far as they relate to that Station Site and as they may be supplemented, varied, renewed, extended or novated from time to time with such consent;

“Property Consents”	means all consents, approvals, authorisations or waivers required from third parties for the transfer, assignment or novation of any Property Agreement in favour of a Station Purchaser or for the performance of any Property Agreement by a Station Purchaser;

“Property Documents”	means, in relation to a Station Site, the documents details of which are set out in Part E of the applicable Property Schedule so far as subsisting at the time of transfer and in respect of which the Station Purchaser is required, in accordance with the terms of those documents, to enter into a deed of covenant or other arrangement with a third party, and any future such documents (entered into with the consent of the Secretary of State) affecting the title to that Station Site, in each case so far as they relate to that Station Site and are subsisting at the Completion Date and as they may be supplemented, varied, renewed, extended or novated from time to time with such consent;

“Property Schedule”	means one of Schedules 16 (Dungeness B) to 22 (Torness) and 24 (Hunterston);

“Records”	means, in relation to a Station, all books and records in material or computer or machine readable form containing Information relating to that Station or on which that Information is recorded;

****	indicates information which has been omitted and filed separately with the Commission

“Regulations”	means the Transfer of Undertakings (Protection of Employment) Regulations 1981;

“Relevant Change”	means, in respect of any Station, any change in or the introduction or coming into force of any Applicable Law or Industry Document which amends, replaces or introduces any provision relating to the operation, ownership or decommissioning of that Station or which is intended to apply to the owner or operator of that Station or a person holding an Electricity Generation Licence;

“Relevant Time”	means, in relation to the acquisition of a Station pursuant to the exercise of a Station Option:

(A) two years prior to the Scheduled Closure Date in relation to a Station which is scheduled to Close on its Scheduled Closure Date; and

(B) the Early Closure Notice Date or, if later, the date which is two years prior to the Early Closure Date of that Station, in relation to a Station which Closes on an Early Closure Date,

except in respect of the exercise of an Option to Decommission after the Scheduled Closure Date or the Early Closure Date of a Station, in which case the Relevant Time shall be two years prior to Completion;

“Requirement”	has the meaning set out in clause 7.7.1;

“Scheduled Closure Date”	means, in relation to a Station or a reactor at a Station (as the case may be), the date set out opposite that Station or reactor (as the case may be) in Part 2 of Schedule 1 (Power Stations) or such other date as is determined from time to time in accordance with clause 10 of the NLFA;

****	indicates information which has been omitted and filed separately with the Commission

“Scottish Contracts”	means all the Contracts which are governed by and construed in accordance with the law of Scotland;

“Scottish Stations”	means Hunterston B and Torness;

“Service Document”	means a claim form, application, notice, order, judgement or other document relating to any Proceedings;

“Site Transfer”	means, in relation to the sale and acquisition of any Station pursuant to this Agreement, the assignment, transfer or disposition of the relevant Station Site in accordance with the relevant provisions of this Agreement;

“Sizewell B”	means the Station known as Sizewell B (as described in paragraph 6 of Part 1 of Schedule 1 (Power Stations));

Station”	means, in relation to each Station Site, that Station Site, the Station Assets relating to, and the business carried on at, that Station Site;

“Station Assets”	has the meaning set out in Schedule 14 (Station Assets);

“Station Employees”	means, in respect of any Station, individuals to be identified prior to Completion pursuant to clause 8.6 who are engaged by a BEG Entity or another member of the Group to work wholly or mainly in connection with, and are located at, that Station at Completion (otherwise than in breach of Schedule 5 (Conduct of Business before Completion)) whose contracts of employment as a consequence of the sale and acquisition of that Station under this Agreement have effect immediately after Completion as if originally made with the relevant Station Purchaser;

“Station Intellectual Property”	means, in relation to a Station, Intellectual Property owned by any member of the Group which:

(A) is or has in the three years prior to Completion been used in the Operation of that Station;

****	indicates information which has been omitted and filed separately with the Commission

(B) is needed to carry on the Operation of that Station in the same manner as it is carried on at Completion; or

(C) is needed to fulfil any of the Contracts (including, for this purpose, the BNFL Contracts) or any agreements, plans or projects relating to that Station as at Completion;

“Station Intellectual Property Licences”	means, in relation to a Station, all the agreements current at the Completion Date for that Station to which a member of the Group is a party, or which have been assigned to a member of the Group, and under which that Group member is licensed to use any Intellectual Property owned by a third party which:

(A) is or has in the three years prior to Completion been used in the Operation of that Station;

(B) is needed to carry on the Operation of that Station in the same manner as it is carried on at Completion; or

(C) is needed to fulfil any of the Contracts (including, for this purpose, the BNFL Contracts) or any agreements, plans or projects as at Completion relating to that Station;

“Station Option”	has the meaning set out in clause 2.1;

“Station Purchaser”	has the meaning set out in clause 2.1;

“Station Site”	means each nuclear power generating station more particularly detailed in Part A of each of the Property Schedules;

“Station Specific Spares”	means, in respect of a Station, any item of Plant and Machinery whose non-availability at that Station would potentially involve a loss of electricity generation at that Station in excess of 0.3TWh and which are retained by a BEG Entity as spare items of Plant and Machinery specifically in relation to such Station, including gas turbines, turbine components, transformers, generators and pump and gas circular components;

****	indicates information which has been omitted and filed separately with the Commission

“Station Third Party Licence Consents”	means all consents, approvals, authorisations or waivers required from third parties for the sub-license of any Station Intellectual Property Licence to the Station Purchaser;

“Stocks”	means, in relation to a Station, all stocks of consumable materials used by or in that Station at the Completion Date in respect of that Station, but excluding any Stocks within the definition of Excluded Assets;

“Strategic Spares”	means, in relation to a Station, any item of Plant and Machinery whose non-availability would potentially involve a loss of electricity generation at that Station in excess of 0.3TWh and which are retained by a BEG Entity as spare items of Plant and Machinery in relation to the Stations as a whole and not specifically in relation to any one Station including gas turbines, turbine components, transformers, generators and pump and gas circular components, but excluding the Station Specific Spares;

“Successor Government Entity”	has the meaning given in clause 35.7;

“Third Party Consents”	means all consents, approvals, authorisations or waivers required from third parties for the transfer, assignment or novation of any Contract in favour of a Station Purchaser or for the performance of any Contract by a Station Purchaser;

“Third Party Service Provider”	means any person, other than a Station Purchaser, who becomes or is anticipated to become the employer of any employee of any member of the Group by virtue of the Regulations following the agreement by that person with a Station Purchaser to undertake the operation and maintenance of any Station or provide any Ancillary Service;

“Torness”	means the Scottish Station known as Torness (as described in paragraph 8 of Part 1 of Schedule 1 (Power Stations));

****	indicates information which has been omitted and filed separately with the Commission

“Trading Contracts”	means any sales or purchase agreement, forward or futures agreement, contract for differences, swap, option agreement or other standard or non-standard trading agreement relating to the buying or selling of electricity, electricity capacity, gas, gas storage, gas capacity, oil, coal, Renewable Obligation certificates, whether physical or financial, and whether within the wholesale, Industrial & Commercial, or Small and Medium Enterprises markets and any such agreements or contracts relating to emission allowances under the European Union Emissions Trading Scheme or the equivalent under other local, national or supra-national schemes which seek to reduce, allocate or manage the levels of C02, SO2, NOX, heavy metals or other pollutants or emissions using a market-based mechanism;

“Transfer Date”	means, in respect of any Transferring Employee, the date on which the employment of that Transferring Employee transfers to the relevant Station Purchaser or Third Party Service Provider by virtue of the Regulations;

“Transferring Ancillary Employees”	means Ancillary Employees to be identified pursuant to clause 17.5 whose contracts of employment transfer to the relevant Station Purchaser or Third Party Service Provider by virtue of the Regulations at any time;

“Transferring Employee”	means employees, including but not limited to Station Employees, Transferring Ancillary Employees and M&O Employees who transfer to the relevant Station Purchaser or Third Party Service Provider by virtue of the Regulations;

“Transfer Time”	means 23.59 on a Transfer Date;

“Warranties”	means the representations and warranties set out in Schedule 11 (Representations and Warranties); and

“Warrantors”	has the meaning given in clause 22.2.

****	indicates information which has been omitted and filed separately with the Commission

1.2	In this Agreement, unless otherwise stated or the context requires otherwise:

1.2.1	words importing the singular only shall include the plural and vice versa;

1.2.2	words importing any gender shall include all other genders;

1.2.3	words importing natural persons shall include corporations;

1.2.4	any reference to a “party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

1.2.5	references to a “company” shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

1.2.6	references to a “person” shall be construed so as to include any individual, firm, company, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality);

1.2.7	a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

1.2.8	any reference to a “day” (including within the phrase “Business Day”) shall mean a period of 24 hours running from midnight to midnight;

1.2.9	a reference to any other document referred to in this Agreement is a reference to that other document as amended, varied, novated or supplemented at any time;

1.2.10 (A)	the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

(B)	general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words;

1.2.11	the Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and references to this Agreement shall include the Schedules;

1.2.12	references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

****	indicates information which has been omitted and filed separately with the Commission

1.2.13	a reference to a “clause”, “Part” or a “Schedule” is a reference to a clause or a Part of, or a schedule to, this Agreement;

1.2.14	a reference to a “paragraph” is a reference to a paragraph within a clause or Schedule;

1.2.15	references to times are to London time; and

1.2.16	with effect from the date (if any) that the United Kingdom adopts the Euro as its lawful currency in substitution for sterling:

(A)	payments falling due under this Agreement shall be made by the payer to the recipient in Euros;

(B)	no payments which would have been payable in sterling under this Agreement but for the adoption of the Euro by the United Kingdom as its lawful currency shall be made in sterling or national currency units;

(C)	all amounts stated in sterling shall be converted into Euros at the fixed conversion rate provided for by the laws of England and Wales; and

(D)	all amounts required to be calculated in sterling shall be calculated in Euros.

1.3	All headings and titles are inserted for convenience only. They are to be ignored in the interpretation of this Agreement.

1.4	A reference in this Agreement to a party’s knowledge, information or belief is deemed to include the knowledge, information and belief which such party would have if such party had made all usual and reasonable enquiries.

1.5	Where, in respect of any Station, the Station Purchaser is not the Secretary of State, the Secretary of State shall procure the performance by the Station Purchaser of all of the Station Purchaser’s obligations under this Agreement.

1.6	Except where specifically stated to the contrary in this Agreement, a reference to a “cost” or “expense” of any person shall not include any amount paid or payable in respect of VAT that is recoverable by that person or the representative member of its VAT group registration.

1.7	Where, in respect of any Station, a BEG Entity has sold that Station pursuant to and in accordance with the terms of clause 35 (Assignment), references in connection with that Station to a BEG Entity, as the case may be, shall be deemed to be a reference to the relevant assignee.

1.8	Capitalised terms not otherwise defined in this Agreement have the meanings ascribed to them in the NLFA.

****	indicates information which has been omitted and filed separately with the Commission

1.9	Any reference in this Agreement to “assignment” or cognate expressions shall, in respect of Scottish Contracts, be deemed to be a reference to “assignation” or the appropriate cognate expression.

1.10	Any reference in this Agreement to the “Scottish System” shall be deemed to be a reference to the high voltage system in operation in Scotland following BETTA “Go Live” and the parties shall, prior to BETTA “Go Live”, seek to agree any other appropriate amendments relating to the implementation of BETTA.

1.11	Any reference in this Agreement to the Station Purchaser’s “discretion” (or other cognate expression) shall be deemed to require the exercise of such discretion in a reasonable manner if the Station Purchaser is not the Secretary of State (or a Successor Government Entity).

2.	OPTION

Grant of Station Options

2.1	In consideration of the Secretary of State entering into this Agreement and the other Liabilities Documents, each BEG Entity grants irrevocably to the Secretary of State, in respect of each Station, an option for the Secretary of State (or such person or persons as the Secretary of State shall nominate) (each a “Station Purchaser”) to purchase or procure the purchase of that Station in accordance with the terms of this Agreement (each such option being referred to as a “Station Option”).

2.2	The Secretary of State shall be entitled to exercise a Station Option in relation to any Station independently of the exercise of a Station Option in relation to any other Station, and the exercise of one Station Option shall not prevent the Secretary of State exercising a Station Option in relation to any other Station on the same or, subject to this Agreement, on any other date.

Manner of exercise

2.3	The Secretary of State shall exercise a Station Option in respect of any Station by delivering to the relevant BEG Entity a duly completed and signed Option Notice.

2.4	If the Secretary of State exercises a Station Option in respect of a Station, then that Station Option must be exercised in respect of the whole, but not part of, that Station and for the purposes of either:

2.4.1	carrying out the Decommissioning of that Station (an “Option to Decommission”); or

2.4.2	continuing to generate electricity at that Station for delivery in bulk to the National Grid (or the Scottish System in respect of the Scottish Stations) (an “Option to Operate”). In exercising an Option to Operate, the Secretary of State must indicate whether she (or the Station Purchaser) intends, after Completion, to continue bulk generation of electricity for delivery to the National Grid (or the Scottish System in respect of the Scottish Stations) herself or will require the relevant BEG Entity to do so pursuant to an M&O Contract.

****	indicates information which has been omitted and filed separately with the Commission

Exercise Periods

2.5	Subject to the other provisions of this Agreement:

2.5.1	the Secretary of State may exercise an Option to Decommission at any time, whether prior to or after the relevant Station’s Closure Date. The Secretary of State shall, in deciding when to exercise an Option to Decommission, have due regard to the stage of Decommissioning or the likely stage of Decommissioning of the Station at Completion, including the contractual arrangements which the relevant BEG Entity or other members of the Group has or have entered into in order to carry out the Decommissioning of that Station; and

2.5.2	the Secretary of State may exercise an Option to Operate:

(A)	if the Closure Date of a Station is that Station’s Scheduled Closure Date, at any time up to and including the date which is two years prior to that Scheduled Closure Date; and

(B)	if the relevant BEG Entity has served a Formal Notice of Early Closure in respect of a Station and the Early Closure Date is:

(i)	more than 30 months after the Early Closure Notice Date, at any time up to and including the date which is two years prior to the specified Early Closure Date;

(ii)	between 6 and 30 months after the Early Closure Notice Date, at any time up to and including the date which is six months after the Early Closure Notice Date; or

(iii)	less than 6 months after the Early Closure Notice Date, at any time until the later of the Early Closure Date and 65 Business Days after the Early Closure Notice Date.

2.6	Prior to the expiry of the Option to Operate Exercise Period for each Station, the Secretary of State shall either:

2.6.1	exercise the Option to Operate in respect of that Station and notify the relevant BEG Entity in accordance with clause 2.4.2; or

2.6.2	notify the relevant BEG Entity that the Secretary of State does not wish to exercise the Option to Operate.

Exercise

2.7	Upon exercise of a Station Option in respect of any Station:

2.7.1	the relevant BEG Entity shall sell or, if clause 2.13 applies, transfer; and

****	indicates information which has been omitted and filed separately with the Commission

2.7.2	the relevant Station Purchaser shall acquire,

that Station subject to and in accordance with the provisions of this Agreement.

2.8	Subject to the provisions of this Agreement (and, in particular, clause 15 (Environmental Matters) and clause 28.4) the exercise of a Station Option and the acquisition of any Station following exercise of the Station Option shall not affect any rights of the Secretary of State or the Station Purchaser or any obligations of any member of the Group under any of the other Liabilities Documents including:

2.8.1	the obligation or liability of any member of the Group to discharge any Excluded Liabilities relating to that Station or any Excluded Historic Liabilities (as defined in the HLFA); and

2.8.2	the obligation of the Licensees to indemnify the Secretary of State in accordance with:

(A)	clause 6.2(C) of the NLFA; and

(B)	clause 3.4 of the HLFA.

2.9	Each of the Station Purchaser and the selling BEG Entity shall promptly notify the other upon becoming aware of circumstances which would give rise to an increase in Excluded Liabilities arising as a result of the exercise of a Station Option. The Station Purchaser:

2.9.1	shall consult with that BEG Entity with a view to minimising any such increase to those Excluded Liabilities; and

2.9.2	at the Station Purchaser’s discretion, may allow that BEG Entity access to the Station Site to mitigate those Excluded Liabilities.

Failure to exercise

2.10	If the Secretary of State fails, within the Option to Operate Exercise Period in respect of a Station, either to exercise the applicable Option to Operate or notify the relevant BEG Entity that she does not wish to exercise the Option to Operate, this shall be deemed to be notice by the Secretary of State of her intention not to exercise the Option to Operate, in which event the relevant BEG Entity shall be entitled to Close the Station on the later of:

2.10.1	the date of such deemed notice; and

2.10.2	the Scheduled Closure Date or Early Closure Date (as the case may be) of that Station.

Revocation of exercise

2.11	If the Secretary of State exercises a Station Option in respect of any Station and the acquisition of that Station is terminated pursuant to clause 7.5, 10.6.3 or 23.2, the Secretary of State may re-exercise the Station Option in respect of that Station at any time within the applicable Exercise Period. The right to re-exercise a Station Option under this clause 2.11 may only be exercised once.

****	indicates information which has been omitted and filed separately with the Commission

2.12	In addition to the right of the Secretary of State to terminate the acquisition of a Station pursuant to clauses 7.5, 10.6.3 and 23.2, the Secretary of State (without prejudice to her right to re-exercise at any time an Option to Decommission) may, prior to Completion, terminate the acquisition of a Station for any other reason provided that:

2.12.1	the Secretary of State may not then re-exercise an Option to Operate in respect of that Station; and

2.12.2	prior to such termination, the Secretary of State has notified the relevant BEG Entity of such termination and discussed with the relevant BEG Entity the likely effect of such proposed termination.

Nature of Station Purchaser

2.13	If at the time the Secretary of State exercises a Station Option, (i) legislation is in force in the form or substantially in the form of Chapter 2 of the Energy Act 2004 and (ii) the Station Purchaser is a publicly owned company or the NDA (within the meaning of such legislation), the Secretary of State may, by notice in writing to the relevant BEG Entity, elect that the transfer of all or any of the property, rights and liabilities to be transferred under this Agreement to the Station Purchaser following exercise of a Station Option be effected by a transfer scheme under that legislation. In such event:

2.13.1	the transfer scheme shall contain provisions that are no more onerous to each BE Party than the provisions of this Agreement;

2.13.2	the parties shall enter into such agreement modifying this Agreement to reflect the election made by the Secretary of State as may be agreed between the parties; and

2.13.3	the relevant BEG Entity shall consent for the purposes of such legislation to the transfer of the property, rights and liabilities by the transfer scheme. As security for the performance of its obligation to give such consent each BEG Entity irrevocably appoints the Secretary of State (with power to delegate) as its attorney to execute and deliver a document containing such consent.

3.	PARTIAL CLOSURE OF STATIONS

Application of Partial Closure provisions

3.1	If, at any Station, one but not both of the reactors at any Station has Closed (a “Closed Reactor”):

3.1.1	prior to that Closed Reactor’s Scheduled Closure Date; or

3.1.2	where the Scheduled Closure Date of the other reactor at that Station has been extended, on the Closed Reactor’s Scheduled Closure Date, (in either case, a “Partial Closure”) the provisions of this clause 3 (Partial Closure of Stations) shall apply.

****	indicates information which has been omitted and filed separately with the Commission

Grant of Partial Closure Option

3.2	The Secretary of State may not exercise a Station Option in the event of a Partial Closure of a Station but may require the applicable BEG Entity to enter into a contract (a “Partial Closure M&O Contract”) for the continued operation of the Closed Reactor with effect from its Early Partial Closure Date:

3.2.1	upon terms and conditions to be agreed in accordance with the principles set out in Schedule 10 (General Principles for Partial Closure M&O Contract); and

3.2.2	on the basis that:

(A)	all costs and expenses incurred as a result of operating the Closed Reactor on or after the Early Partial Closure Date shall be borne by the Secretary of State; and

(B)	the payments and other benefits of operating the Closed Reactor relating to the period after the Early Partial Closure Date shall be for the account of the Secretary of State (and any such payments or benefits received by the relevant BEG Entity or any member of the Group shall be held on trust for, and paid promptly to the order of, the Secretary of State), provided that the applicable BEG Entity shall not be required to enter into any such Partial Closure M&O Contract whose term extends beyond the Closure Date of the other reactor at that Station.

Manner of exercise

3.3	The Secretary of State shall exercise a Partial Closure Option in respect of any Station by delivering to the relevant BEG Entity written notification of the same.

3.4	The Secretary of State shall be entitled to exercise a Partial Closure Option in relation to any Station independently of the exercise of a Partial Closure Option in relation to any other Station, and the exercise of one Partial Closure Option shall not prevent the Secretary of State exercising a Partial Closure Option in relation to any other Station on the same or, subject to the other provisions of this Agreement, on any other date.

Exercise periods

3.5	If a BEG Entity has served a Formal Notice of Early Partial Closure in respect of a Station, the Secretary of State may exercise a Partial Closure Option as follows:

3.5.1	if the Early Partial Closure Date is more than 30 months after the Early Partial Closure Notice Date, the Partial Closure Option may be exercised at any time up to and including the date which is two years prior to the Early Partial Closure Date;

****	indicates information which has been omitted and filed separately with the Commission

3.5.2	if the Early Partial Closure Date is between six and 30 months after the Early Partial Closure Notice Date then the Secretary of State may exercise the Partial Closure Option at any time up to and including the date which is six months after the Early Partial Closure Notice Date; and

3.5.3	if the Early Partial Closure Date is less than six months after the Early Partial Closure Notice Date, the Secretary of State may exercise the Partial Closure Option at any time until the later of the Early Partial Closure Date and 65 Business Days after the Early Partial Closure Notice Date.

3.6	Prior to the expiry of the Partial Closure Option Exercise Period the Secretary of State shall:

3.6.1	exercise the Partial Closure Option in respect of that Station and notify the relevant BEG Entity in accordance with clause 3.3; or

3.6.2	notify the relevant BEG Entity that the Secretary of State does not wish to exercise the Partial Closure Option.

Failure to exercise

3.7	Failure to exercise the Partial Closure Option or notify the relevant BEG Entity in accordance with clause 3.6 shall be deemed to be notice by the Secretary of State of her intention not to exercise the Partial Closure Option, in which event that BEG Entity shall be entitled to effect Partial Closure of the Station on the later of:

3.7.1	the date of such deemed notice; and

3.7.2	the Early Partial Closure Date.

Application of Partial Closure provisions

3.8	The provisions of this clause 3 (Partial Closure of Stations) shall not apply to Sizewell B.

4.	CONSIDERATION

Any Station acquired by a Station Purchaser following exercise of a Station Option shall be acquired in consideration of payment of £1 to the order of the relevant BEG Entity on the Completion Date.

5.	SALE AND ACQUISITION OF A STATION

5.1	Upon the exercise by the Secretary of State of a Station Option to acquire any Station:

5.1.1	the relevant BEG Entity, as beneficial owner (or, in the case of the Scottish Stations, as owner) shall sell or procure the sale of, and the Station Purchaser shall acquire, the Station Assets relating to that Station;

5.1.2	the relevant BEG Entity, as beneficial owner (or in the case of the Scottish Stations as owner), shall sell or procure the sale of, and the Station Purchaser shall acquire, the Excluded Fuel (if any) which the Station Purchaser has indicated that it wishes to acquire pursuant to clause 6, (Excluded Assets and Re-use of Existing Equipment); and

****	indicates information which has been omitted and filed separately with the Commission

5.1.3	the relevant BEG Entity, as beneficial owner (or in the case of the Scottish Stations, as heritable proprietor), will sell, and the Station Purchaser will acquire, the Station Site relating to the Station in accordance with the terms of Schedule 15 (Station Sites), in each case as at, and with effect from, Completion.

5.2	The rights of each BEG Entity to all Plant and Machinery at the Station Site which is leased to the relevant BEG Entity will be sold by it and acquired by the Station Purchaser subject to the rights of the relevant landlord arising under the law relating to landlord’s and tenant’s fixtures and the relevant lease,

5.3	Except for the Excluded Fuel referred to in clause 5.1.2, Excluded Assets are excluded from the sale and acquisition of each Station.

5.4	For the purposes of this clause 5 (Sale and Acquisition of a Station), references to “sell” and “sale” shall, if clause 2.13 applies, be deemed to be references to “transfer”.

6.	EXCLUDED ASSETS AND RE-USE OF EXISTING EQUIPMENT

Excluded Assets

6.1	After the exercise of a Station Option in respect of a Station the relevant BEG Entity, in the period (limited to 12 months) prior to Completion, shall provide to the Station Purchaser, on an ongoing basis, written details of the Excluded Assets located at that Station. The Station Purchaser, as soon as reasonably practicable and in any event not less than 10 Business Days prior to Completion, shall notify such BEG Entity in writing of any Excluded Fuel which the Station Purchaser wishes to acquire (if any).

Strategic Spares

6.2	At any time after the Effective Date in respect of a Station, the relevant BEG Entity shall, at the request of the Station Purchaser, as soon as reasonably practicable deliver to that Station any Strategic Spare that the Station Purchaser may require for immediate use. The Station Purchaser shall, as soon as reasonably practicable after the date of such request, procure (at the Station Purchaser’s cost) the delivery to the relevant BEG Entity of a replacement for such Strategic Spare.

6.3	If a Station Purchaser requires delivery of a Strategic Spare pursuant to clause 6.2 for use at a Station (the “Acquired Station”) and:

6.3.1	prior to the replacement of that Strategic Spare pursuant to clause 6.2 a BEG Entity would (save for such delivery) have required that Strategic Spare for immediate use at another Station; and

****	indicates information which has been omitted and filed separately with the Commission

6.3.2	a reasonably prudent operator in the position of that BEG Entity would not, if the Acquired Station had not been transferred to the Station Purchaser, have used that Strategic Spare at the Acquired Station, then the Station Purchaser shall promptly reimburse to the selling BEG Entity the net loss of revenue suffered by it (if any) as a direct result of the Station Purchaser having required delivery of a Strategic Spare under clause 6.2.

6.4	After Completion in respect of a Station, the Station Purchaser may, by notice to the selling BEG Entity, require that BEG Entity to remove promptly (or procure the prompt removal) from the relevant Station Site, and at the selling BEG Entity’s cost, any Strategic Spare specified by the Station Purchaser.

Excluded Fuel

6.5	If, pursuant to clause 6.1, the Station Purchaser notifies a BEG Entity that it wishes to purchase any Excluded Fuel, the purchase price of Excluded Fuel (including an amount in respect of the VAT payable on the supply of the Excluded Fuel by the relevant BEG Entity) shall be the cost of such fuel paid by that BEG Entity. If the Station Purchaser disagrees with the purchase price of any Excluded Fuel, the Station Purchaser may, after the Initial Resolution Period, refer the matter for Expert Resolution.

6.6	The purchase price for any Excluded Fuel sold to the Station Purchaser shall be paid by the Station Purchaser to the order of the selling BEG Entity on the Completion Date against the presentation of an appropriate VAT invoice addressed to the Station Purchaser.

Transfer of Station Assets for Decommissioning

6.7	Subject to clause 6.3, upon the commencement of Decommissioning at any Station acquired by a Station Purchaser pursuant to this Agreement, each BEG Entity shall be entitled, in consideration of £1 payable to the Station Purchaser (together with an amount equal to any VAT payable thereon), to have removed (at each BEG Entity’s own cost) any Plant and Machinery (including gas turbines, turbine components, transformers, generators and pump and gas circular components) located at that Station which is not required for the purpose of Decommissioning and which can be re-used by either or both of the BEG Entities at another Station. Prior to such removal the relevant BEG Entity shall notify the Station Purchaser of the Plant and Machinery it wishes to remove and will liaise with the Station Purchaser to ensure that such removal does not unduly disrupt the Operation of such Station.

6.8	The parties agree that, if any Plant and Machinery which is removed by a BEG Entity pursuant to clause 6.7 is subsequently sold or loaned by that BEG Entity to a third party, that BEG Entity shall promptly notify the Secretary of State of such sale or loan and the consideration received and an amount equal to the value of such consideration shall be payable by that BEG Entity to the order of the Secretary of State.

****	indicates information which has been omitted and filed separately with the Commission

7.	COMPLETION CONDITIONS

Completion Conditions

7.1	The sale and acquisition of any Station pursuant to this Agreement is:

7.1.1	in the case of a Scottish Station, in all respects conditional upon the Completion Conditions (other than those conditions set out in paragraphs 3(A), 3(B), 3(D), 4 1. 5.1, 6.1 and 7.1 of Schedule 4 (Completion Conditions)); and

7.1.2	in the case of a Station other than a Scottish Station, in all respects conditional upon the Completion Conditions (other than those conditions set out in paragraphs 3(C), 3(E), 4.2, 5.2, 6.2 and 7.2 of Schedule 4 (Completion Conditions)),

being satisfied or waived in accordance with clause 7.3 on or before the relevant Completion Date.

Fulfilment and waiver of Completion Conditions

7.2	Subject to clause 7.3, from the Relevant Time:

7.2.1	the selling BEG Entity will use all reasonable endeavours to assist the Secretary of State and the Station Purchaser to fulfil the Completion Conditions (other than the condition detailed in paragraph 2(A) of Schedule 4 (Completion Conditions)) as soon as possible and in any event before the relevant Completion Date; and

7.2.2	the Secretary of State and the Station Purchaser will use all reasonable endeavours to fulfil or procure the fulfilment of the Completion Conditions as soon as possible and in any event before the relevant Completion Date.

7.3	The Secretary of State and the Station Purchaser may waive in whole or in part all or any of the Completion Conditions in connection with the sale and acquisition of any Station.

7.4	In connection with the acquisition of a Station, the selling BEG Entity shall immediately inform the Secretary of State and the Station Purchaser, and the Secretary of State and the Station Purchaser shall immediately inform that BEG Entity, in writing upon becoming aware of anything which will or may prevent any of the Completion Conditions from being satisfied by the relevant Completion Date.

Termination of acquisition

7.5	If, in connection with the sale and acquisition of any Station:

7.5.1	anything which would prevent any of the Completion Conditions from being satisfied by the relevant Completion Date (whether it does so because of any disclosure made under clause 7.4 or not) comes to the knowledge of the Secretary of State or the Station Purchaser; or

****	indicates information which has been omitted and filed separately with the Commission

7.5.2	any of those Completion Conditions is not fulfilled or waived by the Secretary of State and the Station Purchaser by the Completion Date,

the Station Purchaser may terminate the acquisition of the Station by notice in writing to the relevant BEG Entity. The provisions of this clause 7.5 are without prejudice to the Secretary of State’s right to re-exercise a Station Option in respect of that Station in accordance with clause 2.11.

Applicable Law

7.6	Without limitation to the other provisions of this Agreement, from the Relevant Time, BE plc shall upon the reasonable request of the Secretary of State or the Station Purchaser, use all reasonable endeavours to procure that each member of the Group shall assist the re-licensing of the Station Purchaser pursuant to Applicable Law.

Changes to Applicable Law and Industry Documents

7.7	If a Relevant Change occurs in relation to any Station:

7.7.1	the references to clearances, consents, permissions, documents, codes, agreements, licences and authorisations (each a “Requirement”) in the Completion Conditions shall be deemed to refer to each Requirement as amended, replaced or introduced by the Relevant Change (each a “New Requirement”); and

7.7.2	the Completion Conditions shall be deemed to include a condition that the Station Purchaser and the selling BEG Entity (as the case may be) have complied with each New Requirement and any other obligation or condition imposed by the Relevant Change (or any statute, regulation or contract enacted or imposed by such Relevant Change) as at, and with effect from, Completion.

8.	PRE-COMPLETION

Conduct of business

8.1	The selling BEG Entity, in respect of each Station, shall use all reasonable endeavours to procure that from the Relevant Time until the earlier of:

8.1.1	the date on which the Secretary of State notifies that BEG Entity in accordance with clause 2.6.2 that the Secretary of State does not wish to exercise the Station Option;

8.1.2	Completion of the sale and acquisition of that Station; or

8.1.3	the sale and acquisition of that Station being terminated in accordance with clauses 7.5, 10.6.3 or 23.2,

the Station will be Operated in the ordinary and usual course and the selling BEG Entity shall not carry out any of the matters listed in Schedule 5 (Conduct of Business before Completion) without the prior consent in writing of the Station Purchaser (not to be unreasonably withheld).

****	indicates information which has been omitted and filed separately with the Commission

8.2	Prior to Completion neither of the BEG Entities shall, and BE plc shall procure that no other member of the Group shall, wilfully do anything inconsistent with, or which would or would be likely to prevent or materially adversely affect, the Secretary of State’s ability to exercise and effect either or both of the Option to Operate and the Option to Decommission, and the Station Purchaser’s ability to continue to Operate the Station after Completion in substantially the same manner as the relevant BEG Entity prior to Completion.

8.3	BE plc shall use its reasonable endeavours to procure that no member of the Group shall enter into any contract required for the Operation of a Station which cannot be assigned to a Station Purchaser pursuant to clause 13 (Transfer of Contracts) without a Third Party Consent.

8.4	From the date which is 36 months prior to a Station’s Scheduled Closure Date or, if the Station will Close on an Early Closure Date, from the date that the Board becomes aware that early Closure is likely (each, a “Benchmark Date”), the relevant BEG Entity shall, subject to clause 8.5, maintain that Station in accordance with the obligations under its Licence and shall not do anything to exacerbate the condition of the Station Site as at the Benchmark Date or the ability of a Station Purchaser to continue generation of electricity for delivery in bulk to the National Grid (or the Scottish System in respect of the Scottish Stations) following Completion, until the latest to occur of the following:

8.4.1	the expiry of the Option to Operate Exercise Period, or receipt of confirmation pursuant to clause 2.6.2 that the Secretary of State does not wish to exercise the Option to Operate;

8.4.2	if the Secretary of State exercises an Option to Operate, Completion; or

8.4.3	the date of commencement of an M&O Contract in respect of that Station.

8.5	If a Station has Closed on or prior to commencement of the Option to Operate Exercise Period, or Closes during such period, in either circumstance because of an unforeseen event requiring the Closure of the Station for regulatory or safety reasons, the relevant BEG Entity shall not be required to recommence generation of electricity for delivery in bulk to the National Grid (or the Scottish System in respect of the Scottish Stations) but instead shall not, until the earliest of the dates referred to in clauses 8.4.1, 8.4.2 and 8.4.3, do or omit to do anything which would or would be likely to have a material adverse effect on the ability of a Station Purchaser to continue or, as the case may be, recommence generation of electricity for delivery in bulk to the National Grid (or the Scottish System in respect of the Scottish Stations) following Completion, provided that nothing in this clause 8.5 shall require any member of the Group to incur any expenditure in order to reinstate the Station to the condition it was in immediately prior to such unforeseen event.

****	indicates information which has been omitted and filed separately with the Commission

Station Employees

8.6	As soon as reasonably practicable prior to Completion, the selling BEG Entity shall agree with the Station Purchaser the relevant Station Employees and shall disclose a list of such employees to the Station Purchaser.

Negotiations relating to post-Completion matters

8.7	Prior to Completion, the Secretary of State or the Station Purchaser shall discuss with each BE Party the terms on which that Station is to be Operated or Closed (as the case may be) following Completion. The parties agree that:

8.7.1	if the Station Purchaser intends itself to continue or, as the case may be, commence generation of electricity for delivery in bulk to the National Grid (or the Scottish System in respect of the Scottish Stations) at that Station after Completion, certain BE Parties (including the selling BEG Entity) may be required to enter into an agreement with the Secretary of State or the relevant Station Purchaser to provide any service or facility upon terms and conditions to be agreed in accordance with the principles, terms and conditions set out in Schedule 7 (General Principles for Ancillary Services Contract);

8.7.2	if the Station Purchaser intends the selling BEG Entity to continue or, as the case may be, commence generation of electricity for delivery in bulk to the National Grid (or the Scottish System in respect of the Scottish Stations) at that Station after Completion, certain BE Parties (including the selling BEG Entity) may be required to enter into a contract with the Secretary of State or the relevant Station Purchaser for the management and operation of that Station in accordance with the principles, terms and conditions set out in Schedule 8 (General Principles for M&O Contract), provided that no member of the Group shall be required to enter into any such contract whose term extends beyond the date which is five years after that Station’s Scheduled Closure Date or the date which is five years after that Station’s Early Closure Date (as the case may be); and

8.7.3	if the Station Purchaser intends to Close the Station after Completion, certain BE Parties (including the selling BEG Entity) may be required to (subject to that BEG Entity’s Licence obligations) enter into a contract with the Secretary of State or the relevant Station Purchaser for the de-fuelling of that Station and any such other matters relating to Closure in accordance with the principles, terms and conditions set out in Schedule 9 (General Principles for Defuelling Agreement).

8.8	Following the exercise of a Station Option in respect of a Scottish Station, the relevant BEG Entity shall consult with the Station Purchaser as regards any security of tenure which the tenants under the Agricultural Tenancies enjoy which prejudices Operation of the Scottish Station in question with a view to taking such steps as are reasonably required to avoid such prejudice.

****	indicates information which has been omitted and filed separately with the Commission

8.9	If the Station Purchaser and the BE Parties are unable to reach an agreement on the terms and conditions of any of the contracts referred to in clause 8.7 within the Initial Resolution Period, the Dispute will be referred for Expert Resolution.

Pension Arrangements

8.10	The parties acknowledge and agree to comply with the terms of Schedule 13 (Pensions) regarding the pension arrangements which may apply following the exercise of a Station Option.

9.	ACCESS AND INFORMATION

General

9.1	Upon being given reasonable notice and so far as reasonably practicable, each BE Party shall give, or use reasonable efforts to procure that there is given, to the Secretary of State and the Station Purchaser (or any persons authorised by the Secretary of State), reasonable access in respect of each Station to:

9.1.1	the Station Site;

9.1.2	all the Records; and

9.1.3	the directors, officers, employees, agents and advisers of each member of the Group, who shall be instructed to give, as soon as reasonably practicable but subject to any applicable legal and confidentiality restrictions, all such information and explanations as are reasonably requested by the Secretary of State, in each case in order to enable each of the Secretary of State and the Station Purchaser to exercise its rights and powers, and to perform its obligations, under this Agreement. For the avoidance of doubt, no BE Party shall be obliged to provide access pursuant to this clause 9.1 to the extent that such access is already being provided to the Secretary of State or Station Purchaser under this Agreement, the NLFA or otherwise.

Station specific information

9.2	If the Secretary of State gives notice in writing to a BE Party specifically requesting information pursuant to this clause 9.2, that BE Party shall, as soon as reasonably practicable, provide or use reasonable efforts to procure the provision of the information concerning that Station listed in Schedule 12 (Provision of Information) to the Secretary of State and the Station Purchaser (or their respective advisers).

Nature of Station specific information

9.3	The information to be provided pursuant to clause 9.2 shall be:

9.3.1	all such information and assistance as the Secretary of State may reasonably request, including reasonable access to the directors, officers, employees, agents and advisers of the Group (who shall be instructed to give, subject to any legal

****	indicates information which has been omitted and filed separately with the Commission and confidentiality obligations, all such information and explanations as soon as reasonably practicable), in order to allow the Secretary of State to assess whether or not to exercise the Station Option in respect of that Station, save to the extent that such information or assistance has been, or is being, provided to the Secretary of State or a Station Purchaser in connection with any other Station under this Agreement, the NLFA or otherwise; and

9.3.2	provided to the Secretary of State and the Station Purchaser as soon as reasonably practicable, but in any event within 5 Business Days of being required to do so by the Secretary of State or the Station Purchaser.

The selling BEG Entity shall only be required to provide information pursuant to clause 9.2 to the extent that such information exists at the relevant time. For the avoidance of doubt, that BEG Entity shall not be required to create or procure the creation of such information in order to comply with a request by the Secretary of State.

Information relating to early Closure of a Station

9.4	Upon commencement of any economic assessment of a Station, the purpose of which is to allow or assist the Board to decide whether a Station should be Closed prior to its Scheduled Closure Date (whether following the occurrence of an unforeseen event causing or likely to cause that Station to cease operation, or having taken into account the economic benefits likely to be received from the continued operation of that Station to its Scheduled Closure Date against the costs and expenses likely to be incurred in the continued operation of that Station to its Scheduled Closure Date), the relevant BEG Entity shall:

9.4.1	promptly notify the Secretary of State of such commencement together with the actual or estimated date of Closure of that Station (upon any such date being discussed);

9.4.2	provide to the Secretary of State the final version of such assessment together with all information supporting such assessment which has been provided to the Board; and

9.4.3	provide to the Secretary of State all such other assistance and information as the Secretary of State may reasonably request, including providing access to its directors, officers and employees and using reasonable endeavours to procure access to its agents and advisers by instructing them to assist the Secretary of State (subject to any legal or confidentiality restrictions), in each case to allow the Secretary of State to assess whether or not to exercise the Station Option in respect of that Station.

For the avoidance of doubt, any routine operational analysis or discussion by the Board in connection with the Closure of a Station prior to its Scheduled Closure Date shall not trigger the obligation of the relevant BEG Entity to notify the Secretary of State pursuant to this clause 9.4 and nothing in this clause 9.4 shall require any member of the Group to provide the Secretary of State with any information or analysis in addition to that provided for, or assessed in connection with, such economic assessment.

****	indicates information which has been omitted and filed separately with the Commission

9.5	Upon the Board passing a resolution to Close a Station prior to its Scheduled Closure Date, the relevant BEG Entity shall promptly notify the Secretary of State of the relevant date of Closure (the “Early Closure Date”). Such notice shall be referred to as the “Formal Notice of Early Closure”.

Information relating to Partial Closure of a Station

9.6	Upon commencement of any economic assessment, the purpose of which is to allow or assist the Board to decide whether a Partial Closure of a Station should be effected (whether following the occurrence of an unforeseen event causing or likely to cause a Partial Closure, or having taken into account the economic benefits likely to be received from the continued operation of a reactor against the costs and expenses likely to be incurred in doing so), the relevant BEG Entity shall:

9.6.1	promptly notify the Secretary of State of such commencement together with the actual or estimated date of Partial Closure (upon any such date being discussed);

9.6.2	provide to the Secretary of State the final version of such assessment together with all information supporting such assessment which has been provided to the Board; and

9.6.3	provide to the Secretary of State all such other assistance and information as the Secretary of State may reasonably request, including providing access to the directors, officers and employees and using reasonable endeavours to procure access to its agents and advisers by instructing them to assist the Secretary of State (subject to any legal or confidentiality restrictions), in each case to allow the Secretary of State to assess whether or not to exercise the Partial Closure Option.

Any routine operational analysis or discussion by the Board in connection with the Partial Closure of a Station shall not trigger the obligation of the relevant BEG Entity to notify the Secretary of State pursuant to this clause 9.6 and nothing in this clause 9.6 shall require any member of the Group to provide the Secretary of State with any information or analysis in addition to that provided for, or assessed in connection with, such economic assessment.

Formal Notice of Early Partial Closure

9.7	Upon the Board passing a resolution for a Partial Closure of a Station the relevant BEG Entity shall promptly notify the Secretary of State of the relevant date of Partial Closure (the “Early Partial Closure Date”). Such notice shall be referred to as the “Formal Notice of Early Partial Closure”.

****	indicates information which has been omitted and filed separately with the Commission

Accuracy of information

9.8	Each BE Party shall take all reasonable care to ensure that to the best of its knowledge, information and belief all information provided pursuant to clauses 9.2, 9.4.2 and 9.6.2 (in each case other than information which has been prepared or produced by third party consultants) is true and accurate in all material respects.

Duration of information obligations

9.9	Each BE Party shall continue to provide or procure the provision of the information referred to in clause 9.2 and such other information as the Secretary of State or the Station Purchaser may reasonably request on a continuing basis until Completion, except to the extent that such information or assistance has been, or is being, provided to the Secretary of State in connection with any other Station under this Agreement, the NLFA or otherwise.

Exclusions

9.10	The parties acknowledge and agree that nothing in this clause 9 (Access and Information), permits the Secretary of State or any Station Purchaser to have:

9.10.1	any access to information held on NUPER; or

9.10.2	any on-line access to SERS.

10.	COMPLETION

Time of Completion

10.1	The parties shall use their reasonable endeavours to effect Completion as soon as reasonably practicable after the Relevant Time, such Completion to take place at the time, date and location as the selling BEG Entity and the Station Purchaser shall agree.

10.2	Unless otherwise agreed by the Station Purchaser and the selling BEG Entity, Completion shall occur in any event:

10.2.1	in connection with the exercise of an Option to Decommission, on the latest to occur of the following;

(A)	the date which is 36 months after exercise of the relevant Option to Decommission; and

(B)	the Scheduled Closure Date or Early Closure Date (as the case may be) of the relevant Station; and

10.2.2	in connection with the exercise of an Option to Operate:

(A)	on the Scheduled Closure Date in relation to a Station which is scheduled to Close on its Scheduled Closure Date;

****	indicates information which has been omitted and filed separately with the Commission

(B)	on the Early Closure Date in relation to a Station for which the Early Closure Date is more than 30 months after the Early Closure Notice Date; and

(C)	by no later than the date which is 36 months after exercise of the Option to Operate in all other circumstances.

10.3	Each date on which Completion occurs pursuant to clause 10.1 or 10.2 shall be a “Completion Date” for the purposes of this Agreement.

Obligations at Completion

10.4	At Completion:

10.4.1	the selling BEG Entity shall do or procure the carrying out of those things listed in paragraph 1 of Schedule 6 (Completion Arrangements);

10.4.2	the Station Purchaser shall do or procure the carrying out of those things listed in paragraph 2 of Schedule 6 (Completion Arrangements); and

10.4.3	the Secretary of State shall do or procure the carrying out of those things listed in paragraph 3 of Schedule 6 (Completion Arrangements).

Failure to perform Completion obligations

10.5	10.5.1	The Station Purchaser shall not be obliged to complete the acquisition of any Station unless all of the requirements of clause 10.4.1 have been complied with and (except where expressly contemplated by this Agreement) all of the Station Assets relating to the Station are included in the sale.

	10.5.2	The selling BEG Entity shall not be obliged to complete the sale of any Station unless all of the requirements of clauses 10.4.2 and 10.4.3 have been complied with.

10.6	If the obligations of the selling BEG Entity under clause 10.4.1 are not complied with on the Completion Date the Station Purchaser may:

10.6.1	defer Completion (so that the provisions of this clause 10 (Completion) shall apply to Completion as so deferred); or

10.6.2	proceed to Completion as far as practicable (without limiting its rights under this Agreement); or

10.6.3	terminate the acquisition of the Station by notice to the selling BEG Entity.

Where the Station Purchaser terminates the acquisition of a Station pursuant to clause 10.6.3, the selling BEG Entity shall reimburse promptly to the order of the Station Purchaser all costs and expenses incurred by the Secretary of State and the Station Purchaser prior to Completion in connection with the exercise of the relevant Station Option.

****	indicates information which has been omitted and filed separately with the Commission

10.7	Without limiting clause 34 (Remedies and Waivers), the Station Purchaser’s right to terminate the acquisition of a Station in accordance with clause 10.6.3 is not exclusive of any rights, powers and remedies provided by law.

10.8	Any provision of this Agreement, and any other documents referred to in it, which is capable of being performed after the sale and acquisition of a Station pursuant to this Agreement but which has not been performed at or before Completion and all warranties, indemnities, covenants and other undertakings and obligations contained in or entered into in accordance with this Agreement shall remain in full force and effect notwithstanding Completion.

11.	ALLOCATION OF COSTS

Exercise of Station Option

11.1	Subject to any express provision to the contrary in this Agreement, if in respect of any Station the Secretary of State exercises a Station Option:

11.1.1	the costs and expenses incurred as a result of Operating that Station in the period up to (but excluding) the Effective Date shall be borne by the selling BEG Entity;

11.1.2	the payments and other benefits referable to the Operation of the Station in the period up to (but excluding) the Effective Date shall be for the account of the selling BEG Entity;

11.1.3	all costs and expenses incurred as a result of Operating that Station on or after the Effective Date shall be borne by the Station Purchaser. Such costs and expenses will include a commercially reasonable incentivisation margin to be agreed between the Station Purchaser and the selling BEG Entity having regard to the nature and scope of activity to be conducted by the selling BEG Entity and the allocation of liability in respect of such Operation; and

11.1.4	the payments and other benefits referable to the period after the Effective Date shall be for the account of the Station Purchaser, and any such payments and other benefits received by the selling BEG Entity or any member of the Group shall be held on trust for, and paid promptly to the order of, the Secretary of State.

Revocation of exercise of Station Option

11.2	If the Secretary of State terminates the acquisition of a Station following the exercise of a Station Option in respect of any Station pursuant to clause 2.12, the Secretary of State shall reimburse to the order of the selling BEG Entity an amount equal to all costs incurred by that BEG Entity in relation to that Station in complying with its obligations under this Agreement which it would not have incurred but for the exercise of the Station Option which has been terminated. The provisions of this clause 11.2 shall only apply in relation to the termination of a Station Option pursuant to clause 2.12 and not to the termination of the acquisition of a Station pursuant to clauses 7.5, 10.6.3 and 23.2.

****	indicates information which has been omitted and filed separately with the Commission

Non-exercise of Station Option

11.3	If in respect of any Station the Secretary of State notifies a BEG Entity in accordance with clause 2.6.2 that it does not wish to exercise the Option to Operate in respect of that Station, the costs and expenses:

11.3.1	relating to the Operation of that Station up to and including the Closure Date shall be borne by the relevant BEG Entity; and

11.3.2	relating to the Operation of the Station after the Closure Date shall be borne by the Secretary of State in accordance with and to the extent contemplated by the NLFA.

Time allocation

11.4	For the purposes of clause 11.1, any periodical receipts or payments that cannot be apportioned on the basis of production or usage shall be apportioned accordingly to the number of days to which such receipt or payment relates.

Cost reimbursement mechanic

11.5	Any costs and expenses incurred by any member of the Group which are to be borne by the Secretary of State pursuant to this clause 11 (Allocation of Costs) shall be reimbursed to the order of the selling BEG Entity as soon as practicable after receipt by the Secretary of State of evidence satisfactory to the Secretary of State (acting reasonably) that such costs and expenses have been reasonably and properly incurred.

11.6	Any costs and expenses incurred by the Secretary of State which are to be borne by any member of the Group pursuant to this clause 11 (Allocation of Costs) shall be reimbursed to the order of the Secretary of State as soon as practicable after receipt by the relevant BEG Entity of evidence satisfactory to that entity (acting reasonably) that such costs and expenses have been reasonably and properly incurred.

11.7	If the Secretary of State is not provided with at least 24 months’ notice prior to the deferral of the Scheduled Closure Date of a Station pursuant to clause 10.1 (A) of the NLFA, the relevant BEG Entity shall reimburse to the order of the Secretary of State an amount equal to all costs, expenses and losses incurred by the Secretary of State and, if applicable, the Station Purchaser as a result of such deferral.

Exercise of Option to Operate

11.8	If the Secretary of State exercises an Option to Operate in respect of any Station, the Secretary of State shall reimburse to the order of the selling BEG Entity the additional costs incurred by the relevant BEG Entity as a result of such exercise:

11.8.1	during the two years prior to the Scheduled Closure Date of that Station, in respect of a Station which Closes on its Scheduled Closure Date; and

****	indicates information which has been omitted and filed separately with the Commission

11.8.2	from the Early Closure Notice Date until the Early Closure Date of that Station or, if that Early Closure Date is more than two years after the Early Closure Notice Date, in the two years prior to that Early Closure Date.

11.9	For the purposes of clause 11.8 “additional costs” means those costs which the relevant BEG Entity incurs prior to the Effective Date in connection with the operation of the relevant Station which would not have been incurred but for the exercise of the Option to Operate by the Secretary of State less the aggregate of an amount equal to the benefits that that BEG Entity receives in connection with the operation of the relevant Station up to the Effective Date which would not have been received but for the exercise of the Option to Operate by the Secretary of State. If the amount of such benefits exceed the amount of such costs, the relevant BEG Entity shall pay an amount equal to such excess to the order of the Secretary of State promptly after the Effective Date.

Cost allocation generally

11.10	Except where expressly stated to the contrary in this Agreement, any costs or losses incurred by any member of the Group in complying with their respective obligations under this Agreement shall be borne by that person.

11.11	The Secretary of State acknowledges and agrees that the obligations of BEG and BEG(UK) to make the PWR Fuel Payments, save for any PWR Fuel Payments due and payable immediately prior to the Effective Date, shall cease with effect from Sizewell B’s Effective Date.

Costs disputes

11.12	If the Secretary of State and a BEG Entity are unable to reach agreement as to the amount of costs and expenses to be reimbursed pursuant to this clause 11 (Allocation of Costs) within 20 Business Days of the Secretary of State or the applicable BEG Entity notifying the other that she or it does not agree with the amount so claimed, the Dispute shall be referred for Expert Resolution.

Definition of “costs and expenses”

11.13	For the purposes of this clause 11 (Allocation of Costs) references to “costs and expenses” in relation to a Station means costs and expenses incurred directly at, or which are directly referable to, such Station and, for the avoidance of doubt, exclude:

11.13.1	any costs and expenses incurred by the Group which are not directly referable to the operation of the Station;

11.13.2	any costs and expenses incurred in connection with any of the Trading Contracts (except where dealt with under a separate agreement between the selling BEG Entity or any other member of the Group and the Station Purchaser); and

11.13.3	any amount paid or payable in respect of VAT to the extent that it is recoverable by any member of the Group.

****	indicates information which has been omitted and filed separately with the Commission

12.	ACTION AFTER COMPLETION

12.1	As soon as possible after Completion, in respect of the sale and acquisition of any Station, the selling BEG Entity shall:

12.1.1	notify the relevant Station Employees of the sale of the Station to the Station Purchaser; and

12.1.2	join with the Station Purchaser in sending out a notice to all of that BEG Entity’s suppliers and customers and other business contacts in respect of the business carried on at that Station informing them of the sale and acquisition of the Station.

12.2	All correspondence, enquiries, notices or orders relating to the Station and/or the relevant Station Assets which are received by the selling BEG Entity on or after Completion shall immediately be passed to the Station Purchaser.

12.3	Except for stationery which bears any business name or mark relating to the selling BEG Entity (or another member of the Group) which shall immediately be passed onto such entity, if, at Completion, any stationery (including promotional material) is delivered or supplied to a Station Purchaser under this Agreement, the Station Purchaser may sell or otherwise dispose of such stationery or use that stationery. The Station Purchaser may also use on a costs free basis any of the Station Assets and any other materials bearing any trade mark, service mark, trade name, business name or sign (each, for the purposes of this clause 12.3, a “Trade Mark”) of the selling BEG Entity (or other member of the Group) for a period of:

12.3.1	2 months after Completion, in the case of any of the marks the subject of the trade mark registrations or applications listed in Part A of Schedule 23 (Excluded Marks) or the unregistered trade marks listed in Part B of Schedule 23 (Excluded Marks); or

12.3.2	2 months after receipt of notice from that BEG Entity in the case of any of its (or any other member of the Group’s) other Trade Marks or, in the case of a bona fide dispute as to whether a Trade Mark is a Trade Mark of the selling BEG Entity (or another member of the Group), within 2 months of the resolution of such dispute in accordance with clause 30 (Dispute Resolution), including by reference of the dispute to Expert Resolution if necessary, if necessary for the proper Operation of that Station.

12.4	Subject to clause 12.3, the selling BEG Entity shall not, and BE plc shall procure that no member of the Group shall, do or omit to do anything which would prevent the Station Purchaser from obtaining the full benefit and enjoyment of the business goodwill (if any) relating to the business carried on at that Station and shall not do or omit to do anything to discourage customers and suppliers of the Station and the relevant Station Employees to deal with or work for the Station Purchaser in place of the selling BEG Entity, provided that nothing shall prejudice that BEG Entity from making factual statements to appropriate representatives of affected employees to comply with its obligations pursuant to Regulation 10 of the Regulations.

****	indicates information which has been omitted and filed separately with the Commission

12.5	The Secretary of State will not require any member of the Group following Completion to enter into any contract with, or provide any goods or services to:

12.5.1	more than one Station Purchaser in relation to any Stations in respect of which the Secretary of State has exercised an Option to Operate;

12.5.2	more than three Station Purchasers in relation to any Stations in respect of which the Secretary of State has exercised an Option to Decommission; or

12.5.3	more than two Station Purchasers in relation to any Stations in respect of which the Secretary of State has exercised an Option to Decommission and one person nominated by the Secretary of State in relation to any Station in respect of which the Secretary of State exercised an Option to Operate but which has Closed at the date of such contract or provision of goods or service.

12.6	The selling BEG Entity shall, and BE plc shall procure that each member of the Group shall, neither pending nor within 18 months after Completion directly or indirectly solicit or entice away from the employment of the Station Purchaser any employee who was at the relevant Completion Date employed at an annual salary in excess of £20,000, nor assist any other person to do the same, provided that nothing in this clause 12.6 shall prohibit any member of the Group from employing any individual who responds to a public advertisement which is not targeted at him and without further solicitation.

13.	TRANSFER OF CONTRACTS

Assignment: no Third Party Consent required

13.1	A Station Purchaser shall become entitled upon Completion of the acquisition of any Station to the benefits and rights of the selling BEG Entity under the Contracts relating to such Station and this Agreement shall constitute an assignment of the benefit of all such Contracts (save for any Scottish Contracts) to the Station Purchaser with effect from Completion. This Agreement shall not constitute an assignment or attempted assignment or assignation of any Contract if the assignment or assignation or attempted assignment or assignation would constitute a breach of such Contract.

13.2	In respect of each Scottish Contract for which no Third Party Consent is required to assignation of the same, and assignation to the Station Purchaser is not a breach of such Scottish Contract, at and with effect from Completion the selling BEG Entity and the Station Purchaser shall enter into and validly execute in accordance with the Requirements of Writing (Scotland) Act 1995 an assignation of the relevant Scottish Contract in a form to be agreed between the selling BEG Entity and the Station Purchaser (or, where another member of the Group is party to the Scottish Contract in question, the selling BEG Entity shall procure that the relevant member of the Group enters into an assignation thereof). The Station Purchaser undertakes to the selling BEG Entity validly to intimate any such assignation to the third party under the Scottish Contract in question forthwith upon such assignation being entered into between the parties and at the same time to copy such intimation to the selling BEG Entity.

****	indicates information which has been omitted and filed separately with the Commission

Assignment: Third Party Consent required

13.3	Where a Third Party Consent is required to the assignment or assignation of the benefit of any Contract to a Station Purchaser, the Station Purchaser and the selling BEG Entity shall each be responsible (both before and after Completion and at their own expense) for obtaining, and shall each use all reasonable endeavours to obtain, any such Third Party Consent. Upon whichever is the later of Completion and any such Third Party Consent being obtained, this Agreement shall constitute an assignment of the benefit of the Contract (save for any Scottish Contracts) to which that Third Party Consent relates.

13.4	In respect of each of the Scottish Contracts where a Third Party Consent is required to effect the assignation of the same and assignation to the Station Purchaser is not a breach of such Scottish Contract, upon whichever is the later of Completion and any such Third Party Consent being obtained, the selling BEG Entity and the Station Purchaser shall enter into and validly execute in accordance with the Requirements of Writing (Scotland) Act 1995, an assignation of the relevant Scottish Contract in a form to be agreed between the selling BEG Entity and the Station Purchaser (or, where another member of the Group is party to the Scottish Contract in question, the selling BEG Entity shall procure that the relevant member of the Group enters into an assignation thereof). The Station Purchaser undertakes to the selling BEG Entity validly to intimate any such assignation to the third party under the Scottish Contract in question forthwith upon such assignation being entered into between the parties and at the same time to copy such intimation to the selling BEG Entity.

Novation

13.5	The Station Purchaser and the selling BEG Entity shall each be responsible (both before and after Completion and at their own expense) for entering into and procuring that all relevant third parties enter into a novation agreement (in a form satisfactory to the Station Purchaser (acting reasonably)) in respect of any Contracts specified by that Station Purchaser with the intent that, with effect from whichever is the later of Completion and the date such novation agreement is entered into, the Station Purchaser shall perform the Contract and be bound by it as if the Station Purchaser were a party to that Contract in lieu of the selling BEG Entity as from the date of its novation and the selling BEG Entity shall be released from the further performance of such Contract and any liability under such Contract. The Station Purchaser shall, by notice to the selling BEG Entity as soon as possible following the exercise of the Station Option by the Secretary of State, specify the Contracts to be novated pursuant to this clause 13.5.

Action pending Third Party Consent

13.6	After Completion, and until any necessary Third Party Consent to the assignment or assignation of a Contract is obtained or a novation agreement has been entered into in respect of a Contract in accordance with this clause 13 (Transfer of Contracts) or the

****	indicates information which has been omitted and filed separately with the Commission

Station Purchaser makes an election pursuant to clause 13.7, the following provisions shall apply:

13.6.1	if it is permissible under the Contract, the selling BEG Entity shall be treated as holding the benefit of that Contract on trust for the Station Purchaser and any benefit received by that BEG Entity under such Contract shall be promptly paid over to the Station Purchaser; and

13.6.2	if it is permissible under the Contract, the Station Purchaser shall perform on behalf of the selling BEG Entity, in accordance with and subject to the provisions of clause 14.4, the obligations of the selling BEG Entity under that Contract arising after Completion.

Failure to assign or novate Contracts

13.7	If any Third Party Consent to the assignment or assignation of a Contract is not obtained or a novation agreement is not entered into in respect of a Contract in accordance with this clause 13 (Transfer of Contracts) in either case within two months after the Completion Date (or such longer period as the selling BEG Entity and the Station Purchaser shall agree), that Contract shall, if the Station Purchaser elects in writing, be treated as having been excluded from the sale and acquisition of the relevant Station under this Agreement so that the parties’ obligations in respect of the assignment or novation of that Contract shall end immediately after such election is made, and neither party shall have any further obligation to the other relating to such Contract.

BNFL Contracts

13.8	Clause 13.9 shall apply in respect of the BNFL Contracts if the Secretary of State exercises a Station Option.

13.9	The Station Purchaser and the selling BEG Entity shall each be responsible (at its own expense) for obtaining and shall each use all reasonable endeavours to ensure that, as at and with effect from Completion, the counterparties to each BNFL Contract consent to the accession of the Station Purchaser to that contract on terms which provide for an equitable apportionment of the rights and obligations under each such contract. Any such apportionment shall be made having regard, amongst other things, to:

13.9.1	the number of Stations in connection with which a Station Option has been exercised; and

13.9.2	whether or not those Stations are operating or in the process of being decommissioned.

Without prejudice to the generality of this clause 13.9, the requirement to ensure an equitable apportionment of the rights and obligations under the BNFL Contracts shall apply to the fuel management services being provided under, and the liability allocation specified in, each BNFL Contract. The Station Purchaser and the selling BEG Entity shall ensure that, prior to the accession of the Station Purchaser to each BNFL Contract, appropriate amendments to each such contract are made to reflect the agreement reached between the parties.

****	indicates information which has been omitted and filed separately with the Commission

Contract termination

13.10	If requested to do so by the Secretary of State or a Station Purchaser, the relevant BEG Entity shall, with effect from Completion if the Contract specified in such request relates:

13.10.1	solely to the Station being acquired, terminate the Contract specified in such request except where such termination would constitute a breach of that Contract; and

13.10.2	to a number of Stations not all of which are being acquired, ensure that the provisions of the Contract which would otherwise apply to the Station being acquired are disapplied or terminated in so far as they affect the Station being acquired, except where such disapplication or termination would constitute a breach of that Contract.

Excluded Contracts

13.11	Without prejudice to any claims which a Station Purchaser might have under clause 23 (Station Purchaser’s Remedies) or otherwise, if in connection with the sale and acquisition of a Station under this Agreement, the selling BEG Entity has omitted to give full, complete and accurate details of, or to disclose the existence of, a Contract to the relevant Station Purchaser prior to Completion, then the Station Purchaser may elect in writing, within one month after becoming aware of such details or the existence of such Contract (as the case may be), that such Contract shall:

13.11.1	be excluded from the sale and acquisition of that Station under this Agreement so that the parties’ obligations under this Agreement in respect of the assignment or novation of that Contract shall end immediately after such election is made; or

13.11.2	be treated as and deemed to be a Contract to be assigned or novated with the intent that, amongst other things, the obligations of the selling BEG Entity with regard to the assignment, assignation or novation of Contracts under this clause 13 (Transfer of Contracts) shall apply to that Contract.

Further assurance

13.12	The Station Purchaser agrees to do each act reasonably requested of it by the selling BEG Entity to enable the performance by the selling BEG Entity of each Contract in accordance with this clause 13 (Transfer of Contracts).

****	indicates information which has been omitted and filed separately with the Commission

14.	ASSUMED OBLIGATIONS

Assumption of obligations

14.1	Except as otherwise provided in this Agreement, the Station Purchaser undertakes to the selling BEG Entity that, with effect from Completion of the acquisition of a Station, it will properly assume and promptly discharge, pay and perform when due all Assumed Obligations in respect of that Station.

14.2	“Assumed Obligations” in connection with the sale and acquisition of a Station under this Agreement means:

14.2.1	subject to clause 14.4, all obligations and liabilities of the selling BEG Entity under the Contracts relating to that Station which have been assigned or novated to the Station Purchaser or which the Station Purchaser otherwise agrees to perform or assume responsibility for, in each case pursuant to clause 13 (Transfer of Contracts);

14.2.2	if clause 13.9 applies, those obligations and liabilities in respect of the BNFL Contracts which the Station Purchaser accedes to, or agrees to be bound by, under clause 13.9; and

14.2.3	all business rates, rents, expenses and other periodic outgoings in respect of the Station Site for any period of time after Completion.

Assumed Obligations do not include, subject to clause 15 (Environmental Matters) and clause 28.4, any Excluded Liabilities or any other liabilities of any member of the Group, or obligations for which any member of the Group is responsible under any provision of any Liabilities Document (subject to the terms and conditions set out in the relevant Liabilities Document).

Increased Excluded Liabilities

14.3	The Secretary of State shall be responsible for any Increased Excluded Liabilities and shall reimburse each BE Party in respect of any Increased Excluded Liabilities incurred by it.

Contract obligations

14.4	Except as otherwise provided in this Agreement, the Station Purchaser undertakes that from Completion of the acquisition of a Station it will perform the outstanding obligations and liabilities under the Contracts relating to that Station to the extent that they arise in respect of the operation of the Station by the Station Purchaser, provided that this undertaking shall cease to apply in relation to any Contract in respect of which the Station Purchaser makes an election pursuant to clause 13.7 or 13.11. Notwithstanding this undertaking, nothing in this Agreement shall:

14.4.1	require the Station Purchaser to perform any such obligation falling due for performance, or which should have been performed, before Completion, or to pay for services or products supplied or delivered to the selling BEG Entity before Completion;

****	indicates information which has been omitted and filed separately with the Commission

14.4.2	make a Station Purchaser liable for any act, default, neglect or omission in respect of any of the Contracts committed by the selling BEG Entity and occurring before Completion;

14.4.3	impose any obligation on a Station Purchaser for, or in respect of, any service performed by, or any product supplied by, the selling BEG Entity before Completion; or

14.4.4	require the Station Purchaser to perform any obligation under any of the contracts falling within paragraphs (A) to (H) of the definition of Contracts (except where dealt with under a separate agreement between the selling BEG Entity or any other member of the Group and the Station Purchaser) or is otherwise dealt with specifically under this Agreement, and the BE Parties jointly and severally indemnify the Secretary of State and the Station Purchaser against all charges, claims, costs, demands, liabilities or losses whatsoever arising from any such matters under this clause 14.4 except to the extent that the Secretary of State or the Station Purchaser explicitly assumes responsibility (whether through express, or clear implication of, the provisions of this Agreement) for such charges, claims, costs, demands, liabilities or losses under this Agreement or, in respect of Contracts, under the terms of an agreed form assignment or novation agreement.

Selling BEG Entity’s continued obligations

14.5	Subject to the preceding provisions of this clause 14 (Assumed Obligations), the selling BEG Entity, in respect of each Station, shall continue to be responsible for and shall promptly discharge all debts, liabilities and obligations in connection with the Station which are not expressly the responsibility of the Station Purchaser under the terms of this Agreement (even if assumed by the Station Purchaser by operation of law).

Allocation of costs and benefits

14.6	The parties acknowledge and agree that at any time during which a party bears the costs and expenses relating to the Operation of a Station, that party shall be entitled to receive the rights and benefits of the Operation of that Station.

15.	ENVIRONMENTAL MATTERS

15.1	The provisions of:

15.1.1	the NLFA insofar as it relates to Environmental Matters, including without limitation the provisions of clause 6 of the NLFA in relation to Excluded Liabilities; and

15.1.2	clause 28.3.2 of this Agreement insofar as it relates to Environmental Matters, (together the “BE Environmental Indemnification”) shall apply following the exercise of a Station Option, subject to the provisions of this clause 15 (Environmental Matters).

****	indicates information which has been omitted and filed separately with the Commission

15.2	If the Option to Operate is exercised in relation to a Station, the BE Environmental Indemnification shall not apply to any Environmental Matter in relation to that Station which is first caused, arises or comes into existence after the Effective Date, except to the extent resulting from a failure by any member of the Group to comply with the Minimum Performance Standard after the Effective Date but prior to Completion. For the purposes of this clause 15.2 “failure” does not include failures due to the instruction of the Secretary of State or Station Purchaser.

15.3	If the Option to Decommission is exercised in relation to a Station, the BE Environmental Indemnification shall not apply to any Environmental Matter in relation to that Station which is first caused, arises or comes into existence after the Effective Date.

15.4	If the Option to Operate or the Option to Decommission is exercised in relation to a Station:

15.4.1	the BE Environmental Indemnification shall not apply to any contamination or pollution of soil, surface water, sub-surface water or groundwater in relation to that Station which is not discovered and notified by the Secretary of State to the selling BEG Entity prior to the Station being placed into safestore and entering a quiescent and stable period of care and maintenance with no substantial ongoing active Decommissioning taking place in relation to that Station;

15.4.2	the BE Environmental Indemnification shall not apply to the extent that the relevant liability, loss, charge, cost or expense is created or increased as the result of receptors being introduced onto the Station Site following Decommissioning which are of increased sensitivity compared to those reasonably foreseeable in connection with general industrial use;

15.4.3	the BE Environmental Indemnification shall not apply to the costs of carrying out Environmental Works which are not required by the relevant regulatory authorities and bodies to be carried out, provided that the relevant person shall be entitled to establish the requirements of the relevant regulatory authorities and bodies by dealing with them in a reasonable manner consistent with the conduct of a reasonable and prudent operator of the Station who did not have the benefit of the BE Environmental Indemnification; and

15.4.4	the Secretary of State and any Station Purchaser making a claim under the BE Environmental Indemnification shall ensure that all reasonable steps are taken to mitigate any claim under the BE Environmental Indemnification in respect of Environmental Matters, provided that this obligation shall not prevent any person from carrying out investigations, making reports and otherwise dealing with the relevant regulatory authorities and bodies and third parties in a reasonable manner consistent with the conduct of a reasonable and prudent operator of the Station who did not have the benefit of the BE Environmental Indemnification.

****	indicates information which has been omitted and filed separately with the Commission

15.5	For the avoidance of doubt, the BE Environmental Indemnification does not apply to Decommissioning Only Environmental Works (as defined in Schedule 4 of the NLFA).

16.	RISK AND INSURANCE

16.1	Risk in Station Assets shall pass to the Station Purchaser on the Effective Date of the sale and acquisition of those Station Assets.

16.2	The selling BEG Entity, in relation to the sale and acquisition of any Station, shall use reasonable endeavours to make arrangements with the insurers of that Station for the Station Purchaser to be substituted for the selling BEG Entity on Completion as the insured under all the insurance policies relating to that Station and will, if the Station Purchaser has been so substituted for the selling BEG Entity, at Completion, deliver a letter or letters from the relevant insurers confirming that the Station Purchaser is covered by the relevant policies in place of the selling BEG Entity until the next renewal date of the relevant policies.

17.	EMPLOYEES

17.1	The parties envisage that the Regulations may apply as a consequence of the terms of this Agreement in a number of circumstances including, but not limited to, some or all of the following:

17.1.1	the sale and acquisition of any Station under this Agreement (unless the Station Purchaser enters into an M&O Contract);

17.1.2	the termination of an M&O Contract (unless the Station Purchaser enters into a Defuelling Contract);

17.1.3	the termination of a Partial Closure M&O Contract;

17.1.4	the termination of a Defuelling Contract;

17.1.5	the termination of an Ancillary Services Contract; and

17.1.6	the termination of the provision by a BE Party of any Ancillary Service.

Where the Regulations apply, the contracts of employment of the relevant Transferring Employees and any collective agreement made by or governing the relevant member of the Group and any Transferring Employee will have effect from the Transfer Time as if originally made between the relevant Station Purchaser or Third Party Service Provider and those Transferring Employees (subject to the provisions of the Regulations from time to time) unless any potential Transferring Employee objects to being transferred in accordance with Regulation 5(4A) of the Regulations. For the avoidance of doubt, nothing in this clause 17 (Employees) shall impose on the Station Purchaser any duties or obligations in respect of contracts of employment or collective agreements which do not transfer to it in accordance with the provisions of the Regulations or other applicable laws as in force at the relevant time.

****	indicates information which has been omitted and filed separately with the Commission

17.2	All wages, salaries (including but not limited to overtime payments, “standby” payments and other ancillary payments), liabilities in respect of the Pay As You Earn system and National Insurance contributions, car allowances, employer pension contributions, bonus payments insurance premiums payable, and all other periodic outgoings in respect of the Transferring Employees which relate to a period:

17.2.1	on or after the Transfer Time shall be borne by the relevant Station Purchaser; and

17.2.2	before the Transfer Time shall be borne by the relevant BE Party,

and any necessary apportionments shall be made as at the Transfer Time (save in relation to bonus payments which shall be dealt with in accordance with clause 17.3 below), and clauses 11.5, 11.6 and 11.12 shall apply in respect of any necessary reimbursements.

17.3	The Station Purchaser shall, at the end of the financial year in which the Transfer Date occurs, determine the bonus payable in respect of the Transferring Employees to the extent that relevant performance targets have been satisfied. The Station Purchaser shall notify the relevant BE Party of the total amounts of bonus payable and the proportion payable by the relevant BE Party pro-rated on a time basis in accordance with clause 17.2 above. Following such notification, clauses 11.5, 11.6 and 11.12 shall apply in respect of any necessary reimbursement.

17.4	The relevant BE Party shall comply with its obligations to inform and/or consult with the relevant Station Employees and/or their representatives pursuant to Regulations 10 and 10A of the Regulations and the Station Purchaser shall provide that BE Party in writing with all such information as may be necessary to enable that BE Party to comply with such obligations.

17.5	As soon as reasonably practicable prior to any Transfer Date the parties shall seek to agree the identity of the Transferring Employees and the relevant BE Party shall disclose a list of such Transferring Employees to the Station Purchaser.

17.6	Where any Transferring Employee becomes employed by the Station Purchaser or any Third Party Service Provider but is based at the premises of a member of the Group, then the BE Parties will negotiate with the Station Purchaser or Third Party Service Provider with a view to agreeing the terms of a licence for such employees to continue to be based at such premises on reasonable commercial terms having regard to the amount of space and services required.

17.7	Notwithstanding any contrary provision of this Agreement, the provisions of clause 28.4 shall be directly enforceable by the Third Party Service Provider referred to therein although the clause may be amended by the parties without the consent of such Third Party Service Providers.

****	indicates information which has been omitted and filed separately with the Commission

17.8	If it comes to the parties’ attention that the Regulations will shortly operate to transfer the contracts of employment of any employee employed by a member of the Group to a Third Party Service Provider, as a result of actions taken by a Station Purchaser, then the relevant BE Party and the Station Purchaser will negotiate with the Third Party Service Provider so that the rights and obligations of the Station Purchaser under clauses 17.1, 17.2, 17.3, 17.4, 17.5, 17.6, 28.1 (as applicable), 28.2 and 28.3 (as applicable) become the rights and obligations of the Third Party Service Provider.

17.9	If requested by a BE Party following the Transfer Time in respect of any Transferring Employee, the Station Purchaser shall provide or procure the provision of the services of any Essential Transferring Employee to the relevant BE Party on terms which shall be negotiated by the parties in good faith at the appropriate time on the basis of the terms of the relevant Ancillary Services Contract. For the purposes of this clause 17 (Employees), an “Essential Transferring Employee” shall mean any Transferring Employee who was engaged prior to the Transfer Time in the provision of services essential to the Operation of a Station which a BEG Entity continues to Operate, including but not limited to those services which are required by any Regulator to be provided in respect of such Station.

18.	INTELLECTUAL PROPERTY

18.1	The selling BEG Entity hereby grants the Station Purchaser, or shall (as appropriate) procure the grant by the relevant member of the Group to the Station Purchaser, to come into effect at the Completion Date for each Station, a non-exclusive, royalty-free, perpetual, irrevocable licence under all Station Intellectual Property (excluding any Station Intellectual Property that is a Station Asset) related to that Station for the duration of the Operation of that Station (to the extent that such Station Intellectual Property is not already licensed to the Station Purchaser in connection with any other Station or otherwise on terms as favourable to the Station Purchaser as those of the licence described herein and the scope of which existing licence includes the relevant Station). Each such licence shall include the right to grant sub-licences to the extent necessary for the Operation of the relevant Station, and shall be freely assignable to any purchaser of such Station from the Station Purchaser (but not otherwise assignable).

18.2 18.2.1	Subject to clauses 18.2.2 and 18.2.3, during the continuation of each licence granted in clause 18.1, the selling BEG Entity shall, or shall procure that the relevant member of the Group shall:

(A)	pay all renewal or other maintenance fees in respect of all Station Intellectual Property which is registered or is an application for registration;

(B)	use its reasonable endeavours to prosecute to grant all Station Intellectual Property which is an application for registration; and

(C)	use its reasonable endeavours to enforce against infringers and defend against challengers all Station Intellectual Property (save where the selling BEG Entity, in its sole but reasonable discretion, considers that such

****	indicates information which has been omitted and filed separately with the Commission enforcement or defence is not reasonably likely to succeed or is not justified by the costs and expenses expected to be incurred therein), to the extent that such Station Intellectual Property is the subject of any such licence.

18.2.2	The Station Purchaser hereby indemnifies the selling BEG Entity on demand against all out-of-pocket costs and expenses (including all renewal and maintenance fees or other registry fees and all legal and agency charges) reasonably (having regard to the commercial interests of the selling BEG Entity and the Station Purchaser) incurred by the selling BEG Entity or any other member of the Group in complying with clause 18.2.1, provided, in the case of clause 18.2.1(C) that: (i) the selling BEG Entity consults with the Station Purchaser on a case-by-case basis in advance of taking enforcement or defence action and reasonably regularly throughout the course of such action; and (ii) if the Station Purchaser, in its sole but reasonable discretion, considers that such enforcement or defence is not reasonably likely to succeed or is not in the commercial interests of the Station Purchaser or is not justified by the costs and expenses expected to be incurred therein, it may refuse to indemnify the selling BEG Entity in which case the selling BEG Entity shall have no obligation to take any such action under clause 18.2.1(C), subject to invoicing by the selling BEG Entity on 30 day payment terms, save in the proportion representing the extent to which any such Station Intellectual Property is, at the time the cost or expense is incurred, also used in the Operation of any Station Operated by the selling BEG Entity or is otherwise used by the selling BEG Entity or any member of the Group or any licensees (other than the Station Purchaser) thereof. If the Station Purchaser reasonably considers that any material amount invoiced to it by the selling BEG Entity pursuant to this clause 18.2.2 is not payable by the Station Purchaser in accordance with this clause 18.2.2, the parties shall agree in good faith within 20 Business Days of the production of any such invoice what amount of such invoice is payable by the Station Purchaser in accordance with this clause 18.2.2. If the parties cannot reach agreement as aforesaid, the matter shall be referred for Expert Resolution. The selling BEG Entity shall pay over to the Station Purchaser such proportion of the financial benefits of any enforcement action taken pursuant to clause 18.2.1(C) in the proportion in which the Station Purchaser indemnifies the selling BEG Entity pursuant to this clause 18.2.2 against the costs and expenses incurred by the selling BEG Entity in connection with such enforcement.

18.2.3	If, during the continuation of each licence granted in clause 18.1, the selling BEG Entity or other relevant member of the Group, wishes to cease payment of renewal or other maintenance fees in respect of any Station Intellectual Property which is registered, or cease prosecution of any Station Intellectual Property which is an application for registration, in each case to the extent that such Station Intellectual Property is the subject of any such licence, the selling BEG Entity shall first notify the Station Purchaser and offer to assign such Station Intellectual Property to the Station Purchaser for a nominal consideration. Any such assignment shall be at the sole expense of the Station Purchaser.

****	indicates information which has been omitted and filed separately with the Commission

18.2.4	If, during the continuation of each licence granted in clause 18.1, the selling BEG Entity or other relevant member of the Group declines to enforce against infringers and defend against challengers any Station Intellectual Property that is the subject of such a licence, the Station Purchaser shall be entitled (but not obliged) to take such action, at its own cost and for its own benefit, as it sees fit to enforce or defend such Station Intellectual Property and the selling BEG Entity shall, subject to the Station Purchaser indemnifying the selling BEG Entity on demand against all reasonably incurred out-of-pocket costs and expenses (including costs orders), lend all reasonable assistance to the Station Purchaser as the Station Purchaser shall reasonably request including by joining or lending its name to any proceedings.

18.2.5	The Station Purchaser grants to the selling BEG Entity a non-exclusive, royalty-free, perpetual, irrevocable, non-transferable licence (with the right to sub-licence) under: (i) any Station Intellectual Property which is registered or which is an application for registration and which the Station Purchaser acquires from the selling BEG Entity pursuant to clause 18.2.3; and (ii) any Station Intellectual Property which is a Station Asset, in each case only: (a) for the Operation of all Stations in respect of which a Station Option has not been exercised; and (b) provided that the selling BEG Entity shall indemnify the Station Purchaser on demand against all out-of-pocket costs and expenses (including all renewal and maintenance fees or other registry fees and all legal and agency charges) reasonably (having regard to the commercial interests of the selling BEG Entity and the Station Purchaser) incurred by the Station Purchaser in relation to:

(A)	the payment of renewal or other maintenance fees in respect of all such Station Intellectual Property which is registered or is an application for registration;

(B)	the prosecution to grant all such Station Intellectual Property which is an application for registration; and

(C)	the enforcement against infringers and defence against challengers of all such Station Intellectual Property,

(provided, in the case of clause 18.2.5(C) that: (i) the Station Purchaser consults with the selling BEG Entity on a case-by-case basis in advance of taking enforcement or defence action and reasonably regularly throughout the course of such action; and (ii) such action is reasonable taking into account the commercial interests of the selling BEG Entity) subject to invoicing by the Station Purchaser on 30 day payment terms, save in the proportion representing the extent to which any such Station Intellectual Property is, at the time the cost or expense is incurred, also used in the Operation of the Station Operated by the Station Purchaser or is otherwise used by the Station Purchaser any licensees (other than the selling BEG Entity) thereof. If the selling BEG Entity

****	indicates information which has been omitted and filed separately with the Commission reasonably considers that any material amount invoiced to it by the Station Purchaser pursuant to this clause 18.2.5 is not payable by the selling BEG Entity in accordance with this clause 18.2.5, the parties shall agree in good faith within 20 Business Days of the production of any such invoice what amount of such invoice is payable by the selling BEG Entity in accordance with this clause 18.2.5. If the parties cannot reach agreement as aforesaid, the matter shall be referred for Expert Resolution. The Station Purchaser shall pay over to the selling BEG Entity such proportion of the financial benefits of any enforcement action taken pursuant to clause 18.2.1(C) above in the proportion in which the selling BEG Entity indemnifies the Station Purchaser pursuant to this clause 18.2.5 against the costs and expenses incurred by the Station Purchaser in connection with such enforcement.

18.3	To the extent that a Station Intellectual Property Licence relevant to a Station can be sub-licensed to the Station Purchaser without the need to obtain any Station Third Party Licence Consent, the selling BEG Entity hereby grants to the Station Purchaser, or shall (as appropriate) procure the grant by the relevant member of the Group to the Station Purchaser, to come into effect on the relevant Completion Date, a non-exclusive sub-licence under such Station Intellectual Property Licence for (to the extent permitted by the terms of such Station Intellectual Property Licence) the duration of the Operation of that Station.

18.4	If any Station Third Party Licence Consent is required for the grant of a sub-licence to the Station Purchaser under a Station Intellectual Property Licence, the selling BEG Entity shall, at its own cost, use its reasonable endeavours to procure as soon as reasonably practicable after the relevant Completion Date such Station Third Party Licence Consent free from all conditions, restrictions and charges (to the extent possible) for the grant by the selling BEG Entity, or (as appropriate) the relevant member of the Group, of a non-exclusive sub-licence to the Station Purchaser under such Station Intellectual Property Licence for (to the extent permitted by the terms of such Station Intellectual Property Licence) the duration of the Operation of that Station, such sub-licence also (without prejudice to the obligations on the selling BEG Entity in this clause 18.4) being subject to any terms imposed by the Station Third Party Licence Consent. Any fee or charge levied by a relevant third party as a condition to the Station Third Party Licence Consent shall be for the sole account of the Station Purchaser.

18.5	Each sub-licence granted pursuant to clause 18.3 or 18.4 shall be on the same terms mutatis mutandis as the relevant Station Intellectual Property Licence (including as to payment), and shall (to the extent permitted by the terms of the relevant Station Intellectual Property Licence or the terms of the relevant Station Third Party Licence Consent (if applicable)) include the right to grant further sub-licences to the extent necessary for the Operation of the relevant Station, and shall be freely assignable to any purchaser of such Station from the Station Purchaser (but not otherwise assignable).

18.6	The selling BEG Entity shall have no obligation under clause 18.3 or 18.4 to the extent that a Station Intellectual Property Licence is already sub-licensed to the Station Purchaser in connection with any other Station or otherwise on terms as favourable to the Station Purchaser as those of the licence described in clause 18.1 and the scope of which existing sub-licence includes the relevant Station.

****	indicates information which has been omitted and filed separately with the Commission

18.7	For the avoidance of any doubt, this Agreement shall not constitute a sub-licence or attempted sub-licence under any Station Intellectual Property Licence if the grant thereof would constitute a breach of such Station Intellectual Property Licence.

18.8	The selling BEG Entity shall at its own cost, from time to time at the request of the Station Purchaser, do or procure the doing of all such acts and execute or procure the execution of all such documents, in a form satisfactory to the Station Purchaser, which the Station Purchaser may reasonably consider necessary to give full effect to the rights granted to the Station Purchaser under this Agreement in respect of Station Intellectual Property and Station Intellectual Property Licences and to secure to the Station Purchaser the full benefit of the rights, powers and remedies conferred upon it in this Agreement in respect of Station Intellectual Property and Station Intellectual Property Licences. Without prejudice to the generality of the foregoing, the selling BEG Entity shall forthwith (but no earlier than Completion) on receipt of appropriate documents from the Station Purchaser execute or procure the execution of assignments of all Station Intellectual Property that is a Station Asset to be transferred to the Station Purchaser pursuant to this Agreement and registered or an application for registration and shall furthermore take such steps or procure the taking of such steps, as soon as reasonably practicable, as are reasonably necessary to enable the Station Purchaser to effect the registration of a change of proprietor of all such Station Intellectual Property. For the avoidance of doubt, nothing in this clause 18.8 shall in any way prejudice the dispute resolution procedure in clause 30 (Dispute Resolution).

18.9	The selling BEG Entity shall indemnify the Station Purchaser against all claims, damages, losses, costs and expenses to the extent caused by any whole or partial termination or variation of any Station Intellectual Property Licence sub-licensed to the Station Purchaser under clause 18.3 or 18.4 arising from any breach thereof or Insolvency Event or wilful termination or variation, in each case on the part of the selling BEG Entity or any member of the Group. If any Station Intellectual Property Licence is due to be wholly or partially terminated for any reason (except by reason of natural expiry), the selling BEG Entity shall, reasonably promptly upon becoming aware of the same, use its reasonable endeavours (at its own cost and expense) to procure that such whole or part of the Station Intellectual Property Licence affected is instead novated or assigned to the Station Purchaser. If it is not possible for the selling BEG Entity to procure such a novation or assignment (whether due to the Station Intellectual Property Licence having been terminated without the selling BEG Entity’s knowledge or otherwise), the selling BEG Entity shall use its reasonable endeavours to procure that the counterparty to the licence grants a licence to the Station Purchaser on terms equivalent to those of the terminated licence.

19.	RECORDS AND INFORMATION

19.1	The selling BEG Entity shall, at Completion of the sale and acquisition of any Station, deliver to the Station Purchaser all the Records relating to that Station.

****	indicates information which has been omitted and filed separately with the Commission

19.2	Each Station Purchaser acknowledges that the selling BEG Entity may wish to inspect and/or copy any Records delivered to them under this Agreement for the purpose of dealing with its Tax affairs and, accordingly, each Station Purchaser shall, upon being given reasonable notice by the selling BEG Entity and subject to the selling BEG Entity giving such undertaking as to confidentiality as the Station Purchaser shall reasonably require, make such Records available to the selling BEG Entity for inspection (during Working Hours) and copying (at the selling BEG Entity’s expense) in each case for and only to the extent necessary for such purpose and for a period of two years from Completion.

19.3	In respect of any Records not delivered to a Station Purchaser following the sale and acquisition of a Station pursuant to this Agreement or any accounting or Tax records which contain information which relates in part (but not exclusively) to the Station, the selling BEG Entity shall, upon being given reasonable notice by the Station Purchaser and subject to the Station Purchaser or its agents giving such undertaking as to confidentiality as the selling BEG Entity shall reasonably require, make that part of such Records including accounting or Tax records which do relate to the Station available to the Station Purchaser or its agents for inspection (during Working Hours) and copying (at the Station Purchaser’s expense) in each case for a period of two years from Completion.

20.	COSTS AND EXPENSES

Except as otherwise agreed in writing or as stated in this Agreement, each party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement and other documents referred to in it.

21.	ADJUSTMENT FOR INFLATION

21.1	The amounts specified in clause 12.6, and in paragraphs (A), B and (F) of Schedule 5 (Conduct of Business before Completion) and Schedule 11 (Representations and Warranties) are expressed in 1 March 2003 money values and shall be adjusted for inflation in accordance with the formula set out in clause 21.2.

21.2	The formula for adjusting the figures detailed in clause 21.1 is as follows:

Am	=	Ao x Rm
Ro

where:

Am	is the relevant amount as adjusted;

Ao	is the relevant amount in March 2003 money values;

Ro	is the Retail Price Index for the month of March 2003, and is 179.9;

Rm	is the Retail Price Index for the month in which (i) payment is due, (ii) the event occurs which gives rise to the relevant amount, or (iii) calculation of the relevant amount is required (in each case the “relevant month”) and shall be estimated as follows if the Retail Price Index is not available:

****	indicates information which has been omitted and filed separately with the Commission where:

m	is the month for which the index number is to be estimated;

n	is the number of months between the relevant month and the month in which the index number has been most recently published;

Rm-n	is the Retail Price Index for the month in which the index has been most recently published; and

Rm-n-3	is the Retail Price Index for the month three months prior to Rm-n.

22.	BE PARTY WARRANTIES AND UNDERTAKINGS

Capacity Warranties

22.1	Each BE Party represents and warrants to the Secretary of State that each Warranty in paragraph 1 of Schedule 11 (Representations and Warranties) (“Capacity Warranties”) is true and accurate in all respects and not misleading at the Execution Date.

Acquisition Warranties

22.2	Following the exercise by the Secretary of State of a Station Option, BE plc, Holdings and the relevant selling BEG Entity (the “Warrantors”) shall represent and warrant to the Station Purchaser in respect of the relevant Station that the Capacity Warranties and each of the Warranties in paragraphs 2 to 16 of Schedule 11 (Representations and Warranties) (the “Acquisition Warranties”) are true and accurate in all respects and not misleading at the relevant Effective Date by reference to the facts and circumstances subsisting at that date.

22.3	In relation to the sale and acquisition of any Station pursuant to this Agreement, the selling BEG Entity will deliver to the Station Purchaser immediately before the Completion Date (if such date is not the same as the Effective Date) a letter confirming that the Capacity Warranties and the Acquisition Warranties have continued, and continue to be, accurate in all respects and not misleading from the Effective Date up to and as at the Completion Date (by reference to the facts and circumstances subsisting at that date), except as regards any matter or event occurring between the Effective Date in respect of that Station and the Completion Date, which are fully and fairly set out in such letter. Such confirmation shall confer the same rights on the Station Purchaser as if it were set out in this Agreement as an Acquisition Warranty.

****	indicates information which has been omitted and filed separately with the Commission

Disclosure

22.4	A Station Purchaser shall not be entitled to claim that any matter or event causes any of the Acquisition Warranties or the Capacity Warranty detailed in paragraph 1.4 of Schedule 11 (Representations and Warranties) (together, the “Disclosure Warranties”) in relation to a Station to be breached or renders any Disclosure Warranty misleading if it has been fully and fairly disclosed to that Station Purchaser in a Disclosure Letter delivered to the Station Purchaser at least 40 Business Days prior to the Effective Date (“Disclosure Date”).

22.5	Notwithstanding clause 22.4, where any matter or event occurs after the Disclosure Date that will or is likely to render any Disclosure Warranty inaccurate or misleading, the Station Purchaser shall not be entitled to claim that such matter or event causes the Disclosure Warranty to be breached or renders that Disclosure Warranty misleading if it has been fully and fairly disclosed in writing to the Station Purchaser at least 5 Business Days before the Completion Date.

22.6	In relation to the sale and acquisition of any Station pursuant to this Agreement the selling BEG Entity undertakes to disclose in writing to the Station Purchaser anything which is or may constitute a breach of or be inconsistent with any of the Disclosure Warranties immediately it comes to its notice at any time during the period from the Relevant Time in respect of that Station until the date which is 18 months after the relevant Completion Date.

Acknowledgement of reliance

22.7	Each BE Party acknowledges that the Secretary of State is entering into this Agreement in reliance upon representation in terms of the Capacity Warranties, made or to be made by each of them with the intention of inducing and actually inducing the Secretary of State to enter into this Agreement.

Warranties separate

22.8	Each of the Warranties shall be construed as being separate and independent and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Warranty or any other term of this Agreement.

23.	STATION PURCHASER’S REMEDIES

23.1	In relation to the sale and acquisition of any Station pursuant to this Agreement, a Station Purchaser shall be entitled to claim both before and, subject to clause 29 (Limitation on Liability), after Completion, that any of the Warranties has or had been breached or is or was untrue, inaccurate or misleading and, without limitation, to claim under any indemnity or covenant even if the Station Purchaser knew or could have discovered on or before Completion that the Warranty in question had been breached or was inaccurate or misleading, save where such knowledge or discovery arises by reason of full and fair disclosure under clause 22.3, 22.4 or 22.5.

****	indicates information which has been omitted and filed separately with the Commission

23.2	If, between the exercise of a Station Option and Completion, the Station Purchaser or the Secretary of State becomes aware (whether it does so by reason of any disclosure made under clause 22 (BE Party Warranties and Undertakings) or not) that any of the Warranties is or was materially inaccurate or misleading or that there has been any material breach or breaches of any of the Warranties or any other material term of this Agreement, the Secretary of State or Station Purchaser may terminate the acquisition of the Station by notice in writing to the selling BEG Entity. The provisions of this clause 23.2 are without prejudice to the Secretary of State’s right to re-exercise a Station Option in accordance with clause 2.2 in respect of that Station.

23.3	Without limiting clause 34 (Remedies and Waivers) the Secretary of State and Station Purchaser’s right to terminate the acquisition of a Station in accordance with clause 23.2 is not exclusive of any right, power and remedies provided by law.

23.4	Each of BE plc, Holdings and the selling BEG Entity undertakes that if any claim is made against either of them in connection with the sale of a Station to a Station Purchaser, neither it nor any member of the Group will make any claim against any Station Employee or Ancillary Employee on whom it may have relied before agreeing to any terms of this Agreement.

24.	ACKNOWLEDGEMENTS

The parties agree and acknowledge that the provisions of this Agreement shall be without prejudice to the ability of each BEG Entity to extend the Scheduled Closure Date of any Station it Operates pursuant to the terms of the NLFA.

25.	CONDUCT OF PROCEEDINGS

25.1	If following the exercise of a Station Option by the Secretary of State any member of the Group becomes aware of a matter which might give rise to any claim, action or demand (each, a “Claim”) by a third party against any member of the Group in relation to a Station which has transferred to the Station Purchaser under this Agreement or will be transferred to the Station Purchaser following the exercise of a Station Option by the Secretary of State, the selling BEG Entity or BE plc shall:

25.1.1	notify the Secretary of State and the Station Purchaser of the Claim; and

25.1.2	take such action and give such information and access to personnel, premises, documents and records to the Secretary of State and use reasonable endeavours to procure access to its professional advisers (by instructing them to assist the Secretary of State and Station Purchaser) as the Secretary of State may reasonably request, and the Secretary of State shall be entitled to require BE plc to take, or procure the relevant member of the Group to take, such action and give such information and assistance in relation to the Claim as the Secretary of State, acting reasonably, deems fit.

25.2	In any event, the Secretary of State shall be entitled at any stage to settle any Claim provided that she first consults with BE plc and, if applicable, the relevant member of the Group prior to settling such Claim and such consultation shall include a reasonable

****	indicates information which has been omitted and filed separately with the Commission opportunity for BE plc and/or the relevant member of the Group to make representations to the Secretary of State in respect of the settlement of such Claim. The Secretary of State shall take reasonable account of such representations in making her decision to settle any Claim.

25.3	If the Secretary of State or Station Purchaser becomes aware of a matter which might give rise to a Claim by a third party against the Secretary of State or the Station Purchaser in relation to any matter in respect of which the Secretary of State or Station Purchaser may seek indemnification from BE plc or the selling BEG Entity under this Agreement, the Secretary of State and Station Purchaser shall:

25.3.1	notify BE plc or the selling BEG Entity of the Claim; and

25.3.2	take such action and give such information and access to personnel, premises, documents and records to BE plc or the selling BEG Entity and use reasonable endeavours to procure access to its professional advisers (by instructing them to assist the Secretary of State and Station Purchaser) as BE plc or the selling BEG Entity may reasonably request and BE plc or the selling BEG Entity shall be entitled to require Secretary of State or Station Purchaser to take such action and give such information and assistance in relation to the Claim as BE plc or the selling BEG Entity, acting reasonably, deems fit.

25.4	In any event, each of BE plc and the selling BEG Entity shall be entitled at any stage to settle any such Claim provided that it first consults with the Secretary of State and the Station Purchaser prior to settling such Claim and such consultation shall include a reasonable opportunity for the Secretary of State and the Station Purchaser to make representations to BE plc and the selling BEG Entity in respect of the settlement of such Claim. BE plc and the selling BEG Entity shall take reasonable account of such representations in making their decision to settle any Claim. This clause 25.4 shall operate without prejudice to the indemnity obligations set out in clause 28.3.

26.	INTEREST

26.1	If a party fails to pay any sum payable by it under this Agreement on the due date for payment, it shall pay interest at the Agreed Rate on that sum for the period from and including the date up to (but excluding) the date of actual payment (after as well as before judgement).

26.2	Interest on each sum shall accrue from day to day and shall be compounded on each anniversary of the due date for payment.

26.3	Without limiting clause 34, (Remedies and Waivers), the right to receive interest under this clause 26 (Interest) in respect of any unpaid sum is not exclusive of any rights, powers and remedies provided by law in respect of the failure to pay the relevant sum on the due dates for payment or at all.

26.4	For the purposes of any calculation of interest payable under this Agreement, “LIBOR” shall be deemed to refer to LIBOR prevailing on the due date for payment (“Due Date”). If the relevant amount remains unpaid on the twentieth Business Day after the Due Date,

****	indicates information which has been omitted and filed separately with the Commission subsequent interest shall be calculated by reference to the LIBOR prevailing on such date and thereafter, LIBOR shall be recalculated on the last business date of each subsequent twenty Business Day period until the date of actual payment of the amount due.

27.	COMPLIANCE WITH APPLICABLE LAW

Notwithstanding any other provision of this Agreement, the parties acknowledge and agree that:

(A)	nothing in this Agreement shall prevent each BEG Entity from taking such action as is necessary:

(i)	in an emergency to prevent, mitigate or remedy any event that may prejudice the safety of employees or the public or may harm the environment; or

(ii)	to comply with any Applicable Law including, without limitation, any breach of a limitation or condition of a licence or of an authorisation issued under the Radioactive Substances Act 1993,

and the responsibility for any costs and expenses arising in connection with action taken under this clause 27 (Compliance with Applicable Law) shall be determined in accordance with the provisions of clause 11 (Allocation of Costs); and

(B)	neither of the BEG Entities are required, pursuant to this Agreement, to do any act or omit from doing any act if:

(i)	any Regulator would consider such act or omission unacceptable; or

(ii)	the act or omission would cause it to be in breach of Applicable Law.

28.	INDEMNITIES

Secretary of State indemnities

28.1	Without restricting the rights of each BE Party from time to time or its ability to claim damages on any basis the Secretary of State shall indemnify and keep indemnified each BE Party, in relation to the transactions contemplated by this Agreement, in respect of all liabilities, losses, charges or costs properly and reasonably incurred, claims or demands (together, “Losses”) arising:

28.1.1	in connection with the employment of any Transferring Employee during the period on or after the Transfer Time including any changes to terms and conditions of employment by the Station Purchaser;

28.1.2	except in respect of redundancy costs as provided in clause 28.4, in connection with the termination of the employment of any Transferring Employee by the Station Purchaser on or after the Transfer Time;

****	indicates information which has been omitted and filed separately with the Commission

28.1.3	from any failure by the Station Purchaser to comply with its obligations under Regulation 10(3) of the Regulations in accordance with clause 17.4;

28.1.4	from any breach by the Station Purchaser of clause 17.2; and

28.1.5	except in respect of redundancy costs as provided in clause 28.4 from any other act or omission done by the Station Purchaser or Third Party Service Provider in relation to any Transferring Employee on or after the Transfer Time.

28.1A	Without restricting the rights of the selling BEG Entity from time to time or its ability to claim damages on any basis, the Secretary of State shall indemnify and keep indemnified the selling BEG Entity, in relation to the transactions contemplated by this Agreement, in respect of all Losses arising:

28.1A.1	from the waiver in whole or in part of all or any of the Completion Conditions pursuant to clause 7.3;

28.1A.2	from Increased Excluded Liabilities, other than in relation to Environmental Matters; and

28.1A.3	relating to any Environmental Matter to which clause 15.2 or 15.3 applies.

Station Purchaser indemnities

28.2	The Station Purchaser shall indemnify the relevant BE Party in respect of all Losses arising in relation to any Station Employee (including but not limited to any liability arising out of the termination through resignation of any of the Station Employees) as a consequence of the Station Purchaser’s communications with any employee of the relevant BE Party regarding the acquisition of the relevant Station and/or terms or conditions of it or the Station Purchaser’s proposed changes to the relevant Station Employees’ terms and conditions of employment constituting an anticipatory repudiatory breach of any Station Employee’s employment contract.

BE Party indemnities

28.3	Without restricting the rights of the Secretary of State or any Station Purchaser or their ability to claim damages on any basis, each BE Party jointly and severally undertakes to indemnify each of the Secretary of State and the Station Purchaser in respect of all Losses incurred by the Secretary of State, or the Station Purchaser from time to time arising from:

28.3.1	save in respect of liabilities relating to Transferring Employees, any debts, liabilities and obligations in connection with any Station which are not expressly the responsibility of the relevant Station Purchaser under the terms of this Agreement or the other Liabilities Documents (even if assumed by the Station Purchaser by operation of law);

28.3.2	save in respect of liabilities relating to Transferring Employees, the Secretary of State or the Station Purchaser being or becoming liable for some or all of the Excluded Liabilities (by reason of law or otherwise) except where expressly stated otherwise in this Agreement;

****	indicates information which has been omitted and filed separately with the Commission

28.3.3	the employment of any Transferring Employee at any time prior to the Transfer Time by a BE Party or any member of the Group;

28.3.4	termination of the employment of any Transferring Employee prior to the Transfer Time or of any other person who was formerly assigned to any undertaking (as defined in the Regulations) carried on by a BE Party immediately prior to the transfer of that undertaking to the relevant Station Purchaser or Third Party Service Provider;

28.3.5	subject to clause 28.1.3, any failure by a BE Party to comply with its obligations under Regulation 10 of the Regulations;

28.3.6	any breach of clause 17.2 by a BE Party;

28.3.7	any other act or omission done by a BE Party in relation to any Transferring Employee on or before the Transfer Time.

Redundancy Costs indemnity

28.4	If any Transferring Employees are dismissed on the grounds of redundancy (as defined under section 139 of the Employment Rights Act 1996), the relevant BE Party shall indemnify the Station Purchaser or Third Party Service Provider for any Redundancy Costs incurred by it in the provided that the relevant BE Party’s liability shall be limited to the following fraction of the Redundancy Costs:

where:

A	is the period of the redundant Transferring Employee’s continuous employment less any proportion of that Transferring Employee’s continuous employment which exists as a consequence of the Station Purchaser exercising an Option to Decommission or an Option to Operate under this Agreement (having regard to the date upon which the relevant BE Party expected to Close the Station and the actual Closure Date of the Station); and

B	is the redundant Transferring Employee’s period of continuous employment with the BE Party and the Station Purchaser.

For the avoidance of doubt, A will include the period of employment after the Transfer Time during which the Transferring Employee would have continued in employment had he remained an employee of the relevant BE Party and shall exclude any period of employment after the date upon which a Transferring Employee would have been made redundant had the BE Party Closed the Station on its Scheduled Closure Date and shall exclude any period of employment after the date upon which a Transferring Employee would have been made redundant had the BE Party Closed the Station on its Scheduled Closure Date.

****	indicates information which has been omitted and filed separately with the Commission

28.5	For the purposes of clause 28.4, the term “Redundancy Costs” shall mean all payments that the Station Purchaser or Third Party Service Provider is obliged to pay to any Transferring Employee on the termination of their employment on the grounds of redundancy, whether under (i) section 135 of the Employment Rights Act 1996, (ii) the Transferring Employee’s contractual entitlement in place at the relevant Transfer Time or (iii) in accordance with a discretionary policy applied by BE in respect of the last set of redundancies prior to that Transfer Time which would have applied to the transferring Employee as of the Transfer Time. For the avoidance of doubt, Redundancy Costs:

28.5.1	shall be calculated by reference to the lesser of (i) the individual’s actual salary at the date of termination of employment and (ii) his notional salary being his actual salary at the Transfer Time increased on each anniversary thereof by the then current figure for the Retail Price Index plus 2% per annum, compounded;

28.5.2	shall exclude any compensation payable for the manner in which the dismissal is carried out (including but not limited to unfair dismissal and/or breach of the Sex Discrimination Act 1975, the Race Relations Act 1976 and the Disability Discrimination Act 1975);

28.5.3	shall exclude any ex gratia or non-contractual payment that the Station Purchaser or Third Party Service Provider agrees to provide to the Transferring Employee or any of its dependants or relatives except where covered by paragraph (iii) above; and

28.5.4	shall include any additional cost that is calculated by an actuary nominated by the Station Purchaser (and agreed by the actuary to the British Energy Generation Group of the Electricity Supply Pension Scheme (the “British Energy Scheme”) or in default of agreement determined by the scheme actuary to the Electricity Supply Pension Scheme (the “ESPS”)) as being payable by the Station Purchaser or Third Party Service Provider in the provision of an enhancement to the Transferring Employee’s pension entitlement to the extent that his entitlement to such enhancement arises consequent on his redundancy in accordance with the provisions of the pension scheme provided by the Station Purchaser or Third Party Service Provider; provided that if, but for this proviso, the additional cost would exceed the additional cost that would have been payable by the Transferring Employee’s employer under the rules of the British Energy Scheme consequent on redundancy if the Transferring Employee had remained in contributing membership of the British Energy Scheme on and after Completion and until being made redundant by the Station Purchaser or Third Party Service Provider (the “Notional British Energy Contribution”) (without taking account of the funding position of the British Energy Scheme), then the additional contribution for the purposes of this indemnity shall be limited to the amount of the Notional British Energy Contribution, which shall be determined by the actuary to the British Energy Scheme as a lump sum (and agreed by an

****	indicates information which has been omitted and filed separately with the Commission actuary nominated by the Station Purchaser) (or in default of agreement determined by the scheme actuary to the ESPS) but provided further that the Transferring Employee’s salary for the purposes of the additional contribution shall be determined in accordance with clause 28.5.1.

Payment mechanics for indemnities

28.6	Any payment made under clause 28.1 or 28.2 shall be payable to the relevant BEG Entity or at that BEG Entity’s direction, whether or not it has attempted to enforce any rights against the Secretary of State or the Station Purchaser or any other person or otherwise.

28.7	Any payment under clause 28.3 shall be payable to the Secretary of State or the Station Purchaser (as the case may be) at her or its direction whether or not the Secretary of State or the Station Purchaser (as the case may be) has attempted to enforce any rights against a BE Party or any other person or otherwise.

28.8	Any payment under clause 28.4 shall be payable to the Station Purchaser or the Third Party Service Provider (as the case may be) at the direction of the Station Purchaser or the Third Party Service Provider (as the case may be) whether or not it has attempted to enforce any rights against a BE Party or any other person or otherwise.

29.	LIMITATION ON LIABILITY

No claim shall be brought against a BE Party by the Secretary of State or the Station Purchaser (the “Claimant”) in respect of any of the Warranties unless the Claimant has given to that BE Party written notice (“Claim Notice”) of such claim specifying (in reasonable detail):

29.1.1	the matter which gives rise to the claim;

29.1.2	the nature of the claim; and

29.1.3	the amount claimed in respect thereof,

on or prior to the second anniversary of the relevant Completion Date. The liability of that BE Party in respect of such claim shall absolutely determine (if such claim has not been previously satisfied, settled or withdrawn) if legal proceedings in respect of such claim have not been commenced within six months of the service of such Claim Notice and, for this purpose, proceedings shall not be deemed to have been commenced unless they shall have been properly issued and validly served upon the relevant BE Party.

30.	DISPUTE RESOLUTION

Negotiation

30.1	If a party becomes aware of a disagreement, dispute or controversy (a “Dispute”) arising out of or in connection with this Agreement, including any Dispute regarding the existence, validity or termination of this Agreement, it shall provide the other parties to the Dispute with a notice (a “Notice of Dispute”) including full particulars of the Dispute and any proposal for resolution of the Dispute.

****	indicates information which has been omitted and filed separately with the Commission

30.2	Upon delivery of a Notice of Dispute, the relevant parties (the “Disputing Parties”) shall promptly meet and in good faith use their reasonable endeavours to resolve that Dispute.

30.3	If the Disputing Parties are unable to reach agreement under clause 30.2 within 20 Business Days of delivery of a Notice of Dispute (the “Initial Resolution Period”), the Dispute shall be referred for resolution:

30.3.1	by an Expert in circumstances in which this Agreement expressly provides for reference of the Dispute to an Expert; and

30.3.2	by arbitration in all other circumstances.

Expert Resolution

30.4	If, pursuant to the terms of this Agreement, a Dispute requires resolution by an Expert, the Disputing Parties shall use their reasonable endeavours to agree the type and identity of the Expert to be appointed.

30.5	If the Disputing Parties do not agree, within 10 Business Days of the expiry of the Initial Resolution Period:

30.5.1	as to the type of Expert to be appointed, the matter shall be referred to the Chairman of the City Disputes Panel (“CDP”) who shall be requested to determine, as soon as practicable after such referral, the appropriate type of Expert to resolve the Dispute; or

30.5.2	as to the identity of the Expert to be appointed, the matter shall be referred to the President, Chairman or other senior representative of the appropriate professional body who shall be requested to determine, as soon as practicable after such referral, the identity of the Expert to resolve the Dispute.

If clause 30.5.1 applies, the Disputing Parties shall use their reasonable endeavours to agree the identity of the Expert within 10 Business Days of the CDP’s determination. If agreement on the identity of the Expert is not reached within such period, clause 30.5.2 shall apply. Any Expert selected pursuant to this clause 30.5 shall be an “Expert” for the purposes of the remaining provisions of this clause 30 (Dispute Resolution).

30.6	The procedure to be followed in order to resolve the Dispute shall be decided by the Expert, save that such procedure shall include the taking of submissions from each of the Disputing Parties.

30.7	Each Disputing Party shall provide or procure the provision to the Expert of all such information as the Expert shall reasonably require, including provision of such information by its advisers, and shall give all such assistance to the Expert as the Expert shall reasonably require and as shall be required to allow the Expert to reach a decision as soon as reasonably practicable.

30.8	The Expert shall be instructed to make a determination in respect of the Dispute within the shortest practical time from his appointment and to deliver a report to the Disputing Parties stating his opinion as to the matters under dispute.

****	indicates information which has been omitted and filed separately with the Commission

30.9	Any Expert shall act as an expert and not as an arbitrator.

30.10	The decision of the Expert shall, in the absence of fraud or manifest error, be final and binding on the parties in dispute.

30.11	The costs of the Expert shall be paid by the parties in dispute equally or as otherwise determined by the Expert.

Arbitration

30.12	If a Dispute arises which is not expressly required by this Agreement to be referred to Expert Resolution and it is not resolved by the Disputing Parties within the Initial Resolution Period (or such longer period as the parties may mutually agree), the Dispute shall be referred to arbitration in accordance with clause 30.13.

30.13	Any dispute to be referred to arbitration under this Agreement shall be referred to and finally resolved by arbitration under the Rules of the London Court of International Arbitration, which rules are deemed to be incorporated into this clause 30.13. The tribunal shall consist of one arbitrator. The seat of arbitration shall be London. The language of arbitration shall be English.

Interlocutory relief

30.14	Nothing in this Agreement shall prevent a party from applying to the court for interlocutory relief to preserve the position of the parties pending the resolution of a Dispute in accordance with the provisions of this Agreement unless the application for such relief is intended to impede the procedures detailed in this clause 30 (Dispute Resolution).

31.	VARIATION

Subject to any other provisions of this Agreement, this Agreement shall not be varied unless such variation shall have been expressly agreed in writing by each of the parties to this Agreement (or one of its duly authorised representatives). For the avoidance of doubt, variations are not required to be agreed by the Station Purchaser (where the Station Purchaser is not the Secretary of State).

32.	NO PARTNERSHIP

Nothing in this Agreement and no action taken by the parties shall constitute a partnership, association, joint venture or other co-operative entity between any of the parties.

33.	DUTIES AND TAXES

33.1	In respect of the exercise of a Station Option, the Station Purchaser shall pay all present and future stamp, documentary and other like duties and taxes, including stamp duty reserve tax, if any, to which this Agreement or the grant or exercise of any Station Option may be subject or give rise.

****	indicates information which has been omitted and filed separately with the Commission

33.2	Any sums payable under this Agreement to:

33.2.1	a BE Party by the Secretary of State or a Station Purchaser; or

33.2.2	the Secretary of State or a Station Purchaser by a BE Party,

shall, if applicable, be deemed to be exclusive of VAT.

33.3	Where, notwithstanding the provisions of clause 33.3, a BE Party makes a supply to the Secretary of State or the Station Purchaser of a Station (or any part thereof) for VAT purposes and VAT is or becomes chargeable on such supply, the Secretary of State or the Station Purchaser shall pay to the BE Party (in addition to providing any other consideration specified in this Agreement for such supply) a sum equal to the amount of such VAT on the production of a valid VAT invoice in respect of such transfer in accordance with any instructions issued by the Secretary of State (including, without limitation, concerning the addressee of the invoice).

33.4	The BE Parties and the Secretary of State intend that the transfer of any Station or any part thereof is outside the scope of VAT either because article 5 of the Value Added Tax (Special Provisions) Order 1995 shall apply to the transfer of the Station or part thereof pursuant to this Agreement or because the transfer of the Station or part thereof is not deemed to be a supply in the course or furtherance of a business, and each BE Party and the Secretary of State agrees to use all reasonable endeavours to secure that such transfer is treated as being outside the scope of VAT. Such endeavours shall include the selling BEG Entity requesting a VAT ruling from HM Customs & Excise. If the relevant selling BEG Entity receives a ruling stating that VAT is due on the transfer of a Station (or any part thereof), each BE Party will provide reasonable assistance to the Secretary of State in contesting the ruling where in all the circumstances it is reasonable to contest such ruling.

33.5	The Secretary of State or the Station Purchaser, as applicable, warrants and undertakes that it will by no later than the Completion Date be registered for VAT and agrees that it will notify the selling BEG Entity if it will not after the Completion Date use the Station to carry on the same kind of business for VAT purposes as that carried on by the selling BEG Entity.

34.	REMEDIES AND WAIVERS

34.1	No delay or omission by any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement or any other document referred to in it shall affect that right, power or remedy or operate as a waiver of it.

34.2	The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

34.3	The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

****	indicates information which has been omitted and filed separately with the Commission

35.	ASSIGNMENT

Prohibition on assignment

35.1	Subject to the following provisions of this clause 35 (Assignment), no party may at any time:

35.1.1	assign all or any part of the benefit of, or its rights or benefits under, this Agreement;

35.1.2	make a declaration of trust in respect of or enter into any arrangement whereby it agrees to hold in trust for any other person all or any part of the benefit of, or its rights or benefits under, this Agreement; or

35.1.3	sub-contract or enter into any arrangement whereby another person is to perform any or all of its obligations under this Agreement.

Intra-Group assignment

35.2	Each BE Party may assign and transfer all or any part of its rights, benefits and obligations under this Agreement to a wholly-owned Subsidiary of the Group or to the Ultimate Parent Company if:

35.2.1	the assignee has a Station transferred to it by that BE Party;

35.2.2	the assignee holds all necessary Licences and other regulatory consents, authorisations and approvals for (a) undertaking the Operation of the Station, and (b) Decommissioning and Discharging Uncontracted Liabilities in relation to that Station (if the nuclear reactors at the Station have Closed);

35.2.3	the assignee delivers to the Secretary of State a duly completed and executed Deed of Adherence;

35.2.4	the Secretary of State has received all of the documents and other evidence listed in Part 2 of Schedule 3 (Documents to be provided by an assignee) in relation to that assignee;

35.2.5	the assignee has entered into a deed of adherence in respect of, and in accordance with the terms of, the NLFA, the Contribution Agreement and the Historic Liabilities Funding Agreement;

35.2.6	the assignee has become an Additional Guarantor in accordance with the Guarantee and has delivered all documents required in connection therewith; and

35.2.7	the parties have applied to the Chief Land Registrar for a restriction in the following form (or such other form to the same intent to be agreed between the Secretary of State and the Chief Land Registrar) to be entered in the proprietorship registers of the registered titles referred to in Schedule 16 (Dungeness B) to Schedule 20 (Sizewell B) inclusive: “No disposition of the Station Site by the proprietor of the Station Site is to be registered without a

****	indicates information which has been omitted and filed separately with the Commission certificate signed on behalf of the Secretary of State for Trade and Industry confirming compliance with clause 35 of the Option Agreement dated January, 2005 between the Secretary of State for Trade and Industry, British Energy Generation (UK) Limited, British Energy Generation Limited, BE plc and Holdings.”

35.3	The transferring BE Party hereby undertakes to the Secretary of State to procure that any assignee referred to in clause 35.2 shall hold all the necessary licences and other regulatory consents, authorisations and approvals referred to in clause 35.2.2.

35.4	Each BEG Entity, at the date of any Deed of Adherence, accepts and agrees that any assignee executing a Deed of Adherence shall thereafter be treated for all purposes as if the assignee had executed this Agreement subject only to the provisions of the Deed of Adherence.

35.5	If a BEG Entity ceases to own any Station (save as a result of a breach of the disposal or assignment provisions in any of the Liabilities Documents), the Secretary of State accepts and agrees that:

35.5.1	any obligations arising under this Agreement after the date of such cessation shall cease immediately following the satisfaction of the conditions detailed in clause 35.2 and 35.3 in relation to all of the Stations disposed of by that BEG Entity; and

35.5.2	if required by that BEG Entity, the parties shall execute a Deed of Release.

Assignment to Third Parties

35.6	Each BE Party may assign and transfer all or any part of its rights, benefits and obligations under this Agreement to any person which is not a wholly-owned Subsidiary of the Group or the Ultimate Parent Company. Any such assignment or transfer must be effected pursuant to, and in accordance with, the provisions of clause 33.3 of the NLFA, such provisions to apply mutatis mutandis to an assignment or transfer under this Agreement.

Successor Government Entity

35.7 35.7.1	If the Secretary of State considers that it is expedient in order to facilitate the public sector’s administration and performance of this Agreement, the Secretary of State may notify the other parties to this Agreement that such of the Secretary of State’s rights and obligations under this Agreement as are specified in the notice (the “Substituted Rights and Obligations”) are to be assumed by another Government Entity (the “Successor Government Entity”).

35.7.2	If the Secretary of State issues a notice under clause 35.7.1, the Secretary of State shall, except where the Successor Government Entity is a Minister of the Crown or a government department, unconditionally and irrevocably guarantee the due and punctual performance by any Successor Government Entity of such obligations as are assumed by it.

****	indicates information which has been omitted and filed separately with the Commission

35.7.3	If a notification complying with the foregoing requirements is given by the Secretary of State, the parties to this Agreement shall enter into such further agreements as the Secretary of State may reasonably consider necessary in order to substitute the Successor Government Entity for the Secretary of State in respect of the Substituted Rights and Obligations and to make any consequential modifications to the Liabilities Documents that are necessary to give effect to the substitution.

35.7.4	The Secretary of State may not require any assumption of Substituted Rights and Obligations or the making of any consequential modifications to the Liabilities Documents under this clause 35.7 that will adversely affect any rights of any other party to this Agreement or that will impose any additional obligations on any other party to this Agreement.

35.7.5	In this clause 35.7, “Government Entity” means:

(A)	a Minister of the Crown;

(B)	a government department;

(C)	a non-departmental government body;

(D)	a body exercising functions on behalf of the Crown; or

(E)	a body corporate established by statute some or all of the members of which are appointed by a Minister of the Crown.

Information to assignees

35.8	Each BEG Entity may disclose to a proposed assignee or Third Party Purchaser information in its possession relating to the provisions of this Agreement and the other parties which it is necessary to disclose for the purposes of the proposed assignment or disposal. Such disclosure is subject to the prior approval in writing of the other parties where the information is not publicly available.

Consequential Agreement amendments

35.9	The obligations of each BEG Entity to make the PWR Fuel Payments under the Contribution Agreement shall cease where Sizewell B has been disposed of, in accordance with the requirements of this clause 35 (Assignment), to a person which is not a member of the Group, provided that this clause 35.9 shall not affect the obligations of each BEG Entity in respect of any PWR Fuel Payment due and payable on or prior to the date of such disposal.

35.10	Where an assignee becomes a party in accordance with this clause 35 (Assignment), Schedule 1 (Power Stations) shall be amended to reflect the new ownership of the Stations.

****	indicates information which has been omitted and filed separately with the Commission

36.	ENTIRE AGREEMENT

36.1	This Agreement and the other Liabilities Documents constitute the whole and only agreement between the parties relating to the subject matter of this Agreement and the other Liabilities Documents.

36.2	Each party acknowledges that in entering into this Agreement and the other Liabilities Documents it is not relying upon any pre-contractual statement which is not set out in one or more of the Liabilities Documents.

36.3	Except in the case of fraud, no party shall have any right of action against any other party to this Agreement arising out of or in connection with any pre-contractual statement except to the extent that it is repeated in one or more of the Liabilities Documents.

36.4	For the purposes of this clause 36 (Entire Agreement), “pre-contractual statement” means any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of one or more of the Liabilities Documents made or given by any person at any time prior to the Execution Date.

37.	NOTICES

37.1	A notice under this Agreement shall only be effective if it is in writing. Telexes and e-mail notices are not permitted but faxes are permitted.

37.2	Notices under this Agreement shall be sent to a party at its address or facsimile number and for the attention of the individual set out below:

Party	Address	Facsimile No.	Attention
The Secretary of State	One Victoria Street London SW 1H OET	020 7215 0138	Head of BE Team, Energy Group, DTI

BEG	c/o the Company Secretary, British Energy Group plc, Systems House, Alba Campus, Livingston EH54 7EG	******	c/o Company Secretary, British Energy Group plc

BEG(UK)	c/o the Company Secretary, British Energy Group plc, Systems House, Alba Campus, Livingston EH54 7EG	******	c/o Company Secretary, British Energy Group plc

****	indicates information which has been omitted and filed separately with the Commission

Party	Address	Facsimile No.	Attention
BE plc	c/o the Company Secretary, British Energy Group plc, Systems House, Alba Campus, Livingston EH54 7EG	******	c/o Company Secretary, British Energy Group plc

Holdings	c/o the Company Secretary, British Energy Group plc, Systems House, Alba Campus, Livingston EH54 7EG	******	c/o Company Secretary, British Energy Group plc

provided that a party may change its notice details on giving notice to the other parties of the change in accordance with this clause 37 (Notices). That notice shall only be effective on the day falling five clear Business Days after the notification has been received or such later date as may be specified in the notice.

37.3	Any notice given under this Agreement shall, in the absence of earlier receipt, be deemed to have been duly given as follows:

37.3.1	if delivered personally, on delivery;

37.3.2	if sent by first class post from the UK to a UK address, two clear Business Days after the date of posting;

37.3.3	if sent by first class airmail from the UK to an address outside the UK, five clear Business Days after the date of posting; and

37.3.4	if sent by facsimile, when clearly received in full.

37.4	Any notice given under this Agreement outside Working Hours in the place to which it is addressed shall be deemed not to have been given until the start of the next period of Working Hours in such place.

37.5	The provisions of this clause 37 (Notices) shall not apply in relation to the service of Service Documents.

****	indicates information which has been omitted and filed separately with the Commission

38.	ANNOUNCEMENTS

38.1	Subject to clause 38.2 and 38.3, no announcement concerning the subject matter of this Agreement or any ancillary matter shall be made by any party without the prior written approval of the others, that approval not to be unreasonably withheld or delayed.

38.2	A party may, after consultation with the other parties, make an announcement concerning the subject matter of this Agreement or any ancillary matter if required by:

38.2.1	law (including but not limited to the selling BEG Entity’s information and consultation obligations under the Regulations); or

38.2.2	any securities exchange or regulatory or governmental body to which that party is subject or submits, wherever situated, including (amongst other bodies) the London Stock Exchange, the UK Listing Authority, the Financial Services Authority or The UK Panel on Takeovers and Mergers, whether or not the requirement has the force of law.

38.3	The Secretary of State may make an announcement to Parliament concerning the subject matter of this Agreement or any ancillary matter if she considers that it is appropriate to do so pursuant to her duty to Parliament but, when reasonably practicable, shall consult with BE plc prior to such announcement.

38.4	The restrictions contained in this clause 38 (Announcements) shall continue to apply without limit in time.

39.	CONFIDENTIALITY

39.1	Each party shall treat as confidential all information obtained as a result of entering into or performing this Agreement which relates to:

39.1.1	the provisions of this Agreement;

39.1.2	the negotiations relating to this Agreement;

39.1.3	the subject matter of this Agreement;

39.1.4	the business and operations, assets, liabilities and financial position of the Group; or

39.1.5	another party.

39.2	Each party shall:

39.2.1	not disclose any such confidential information to any person other than any of its directors or employees of those of any of the Group who needs to know such information in order to discharge his duties; and

39.2.2	procure that any person to whom any such confidential information is disclosed by it complies with the restrictions contained in this clause 39 (Confidentiality) as if such person were a party to this Agreement.

****	indicates information which has been omitted and filed separately with the Commission

39.3	Notwithstanding the other provisions of this clause 39 (Confidentiality), a party may disclose any such confidential information:

39.3.1	if and to the extent required by law (including, for the purposes of this clause 39.3.1, applicable accounting standards) or for the purpose of any judicial proceedings;

39.3.2	if and to the extent required by any securities exchange or regulatory or governmental body to which that party is subject or submits, wherever situated, including (amongst other bodies) the UK Listing Authority, the London Stock Exchange, the Financial Services Authority or The UK Panel on Takeovers and Mergers, whether or not the requirement for information has the force of law;

39.3.3	if and to the extent required to vest the full benefit of this Agreement in that party;

39.3.4	if and to the extent required for the purpose of any dispute resolution pursuant to clause 30 (Dispute Resolution);

39.3.5	to its professional advisers, auditors and bankers;

39.3.6	if and to the extent the information has come into the public domain through no fault of that party;

39.3.7	if and to the extent required to perform its obligations under this Agreement;

39.3.8	if and to the extent the other parties have given prior written consent to the disclosure, such consent not to be unreasonably withheld or delayed; or

39.3.9	pursuant to clause 35.8;

39.3.10 to any of the following:

(A)	the Bondholders and the Consenting Bondholders (each as defined in the Creditor Restructuring Agreement);

(B)	Enron Capital and Trade Resources International Corporation, Total Gas & Power Limited, Teesside Power Limited;

(C)	the EPL Lenders (as defined in the Creditor Restructuring Agreement).

and their respective actual or potential transferees, their respective professional advisers, auditors and bankers, and, if and to the extent required by any regulatory body or governmental body to which any of the entities referred to above respectively is subject or submits, whether or not the requirement for information has the force of law.

39.4	Any information to be disclosed pursuant to clauses 39.3.1, 39.3.2 and 39.3.3 shall be disclosed only after notice to the other parties.

****	indicates information which has been omitted and filed separately with the Commission

39.5	Notwithstanding any other provisions of this clause 39 (Confidentiality), the Secretary of State may disclose information to Parliament to the extent that she considers that it is appropriate to do so pursuant to her duty to Parliament but, where reasonably practicable, shall consult with BE plc prior to such disclosure.

39.6	The restrictions contained in this clause 39 (Confidentiality) shall continue to apply without limit in time.

40.	COUNTERPARTS

40.1	This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

40.2	Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

41.	INVALIDITY

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

(A)	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(B)	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

42.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

The parties do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement save that the Station Purchaser shall be entitled to enforce the provisions of this Agreement.

43.	CHOICE OF GOVERNING LAW

This Agreement is to be governed by and construed in accordance with English law.

44.	JURISDICTION

44.1	The courts of England are to have jurisdiction to settle any dispute arising out of or in connection with this Agreement. Any Proceedings may be brought in the English courts.

44.2	Any Proceedings may also be brought in the courts of Scotland.

44.3	Any party may bring Proceedings in any court which has jurisdiction other than by virtue of clause 46 (Agent for Service).

44.4	This clause 44 (Jurisdiction) shall not limit the right of any party to bring Proceedings, to the extent permitted by law, in the courts of more than one jurisdiction at the same time.

****	indicates information which has been omitted and filed separately with the Commission

44.5	Each party waives (and agrees not to raise) any objection, on the ground of forum non conveniens or on any like ground, to the taking of Proceedings by another party in any court in accordance with this clause. Each party also agrees that a judgement against it in Proceedings brought in any jurisdiction in accordance with this clause 44 (Jurisdiction) shall be conclusive and binding upon it and may be enforced in any other jurisdiction.

44.6	Each party irrevocably submits and agrees to submit to the jurisdiction of the English courts and of any other court in which Proceedings may be brought in accordance with this clause 44 (Jurisdiction).

44.7	This clause 44 (Jurisdiction) takes effect subject to clause 30 (Dispute Resolution)

45.	CHANGE OF LAW

45.1	If, by reason of a change to Applicable Law (a “Change”), the effect intended by the parties in respect of any provision of this Agreement is materially altered, the party affected by that Change (the “Affected Party”) may give a notice to the other parties detailing the particulars of that Change, its effect on the Affected Party and any measures proposed in relation thereto (the “Notice”).

45.2	Within 20 Business Days following the receipt of the Notice, the parties shall meet at the offices of the Affected Party to discuss the matters detailed in the Notice and each party shall co-operate in good faith to determine the measures (if any) which are desirable to ensure that the provisions of the Agreement affected by the Change continue to have the effect intended by the parties. If any such measures are agreed, each party will use all reasonable endeavours to implement those measures and shall agree with the other parties any consequential amendments to the Agreement.

45.3	For the avoidance of doubt:

45.3.1	subject to clause 41 (Invalidity) each party’s obligations under this Agreement shall remain in full force and effect notwithstanding any Change; and

45.3.2	each party may withhold its consent in respect of any measures detailed in any Notice or proposed changes to this Agreement in its sole and absolute discretion.

46.	AGENT FOR SERVICE

46.1	Each of BEG(UK), BE plc and Holdings (the “Appointing Parties”) irrevocably appoints BEG to be its agent for the receipt of Service Documents and each agrees that any Service Document may be effectively served on it in connection with Proceedings in England and Wales by service on its agent effected in any manner permitted by the Civil Procedure Rules 1998 (as amended).

46.2	If the agent at any time ceases for any reason to act as such for some or all of the Appointing Parties, those Appointing Parties shall appoint a replacement agent having an address for service in England and Wales and shall notify the other parties of the name and address of the replacement agent. Failing such appointment and notification, the Secretary of State shall be entitled by notice to appoint a replacement agent to act on behalf of the Appointing Parties. The provisions of this clause 46 (Agent for Service) applying to service on an agent apply equally to service on a replacement agent.

****	indicates information which has been omitted and filed separately with the Commission

46.3	A copy of any Service Document served on an agent shall be sent by post to the relevant Appointing Parties. Failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document.

****	indicates information which has been omitted and filed separately with the Commission

Schedule 1

Power Stations

Part 1: Power Stations

1.	The land described in Part 1 of and the nuclear installations described in Part II of Schedule 1 to Nuclear Site Licence No. 61 dated on or after 25 March 1996 and known as Dungeness “B” station.

2.	The land described in Part 1 of and the nuclear installations described in Part II of Schedule 1 to Nuclear Site Licence No. 59 dated on or after 25 March 1996 and known as Hartlepool nuclear power station.

3.	The land described in Part 1 of and the nuclear installations described in Part II of Schedule 1 to Nuclear Site Licence No. 60 dated on or after 25 March 1996 and known as Heysham 1 station.

4.	The land described in Part 1 of and the nuclear installations described in Part II of Schedule 1 to Nuclear Site Licence No. 60 dated on or after 25 March 1996 and known as Heysham 2 station.

5.	The land described in Part 1 of and the nuclear installations described in Part II of Schedule 1 to Nuclear Site Licence No. 62 dated on or after 25 March 1996 and known as Hinkley Point “B” station.

6.	The land described in Part 1 of and the nuclear installations described in Part II of Schedule 1 to Nuclear Site Licence No. 63 dated on or after 25 March 1996 and known as Sizewell “B” station.

7.	The land described in Part 1 of and the nuclear installations described in Part II of Schedule 1 to Nuclear Site Licence No. Sc 11 dated on or after 25 March 1996 and known as Hunterston “B” station.

8.	The land described in Part 1 of and the nuclear installations described in Part II of Schedule 1 to Nuclear Site Licence No. Sc 10 dated on or after 25 March 1996 and known as Torness nuclear power station.

****	indicates information which has been omitted and filed separately with the Commission

Part 2: Scheduled Closure Dates

Station	Scheduled Closure Date
Dungeness B:	31 March, 2008
Reactor No. R21:	31 March, 2008
Reactor No. R22:	31 March, 2008
Hartlepool:	31 March, 2014
Reactor No. R1:	31 March, 2014
Reactor No. R2:	31 March, 2014
Heysham 1:	31 March, 2014
Reactor No. R1:	31 March, 2014
Reactor No. R2:	31 March, 2014
Heysham 2:	31 March, 2023
Reactor No. R7:	31 March, 2023
Reactor No. R8:	31 March, 2023
Hinkley Point B:	31 March, 2011
Reactor No. R3:	31 March, 2011
Reactor No. R4:	31 March, 2011
Sizewell B:	31 March, 2035
Hunterston B:	31 March, 2011
Reactor No. R3:	31 March, 2011
Reactor No. R4:	31 March, 2011
Torness:	31 March, 2023
Reactor No. R1:	31 March, 2023
Reactor No. R2:	31 March, 2023

****	indicates information which has been omitted and filed separately with the Commission

Schedule 2

Option Notice

To:	[Selling BEG Entity]
FAO: The Board of Directors

[Date]

Dear Sirs,

Option Agreement dated                  January, 2005 (the “Option Agreement”) between The

Secretary of State for Trade and Industry, British Energy Generation (UK) Limited,

British Energy Generation Limited, British Energy Group plc

and British Energy Holdings plc

We refer to the Option Agreement. This is an Option Notice issued pursuant to clause 2.3 of the Option Agreement.

We hereby give notice that we are exercising the Option to [Operate/Decommission] (as defined in the Option Agreement) Option for the purchase by [Station Purchaser] of the Station known as [name of Station] on and subject to the terms of the Option Agreement.

Yours faithfully,

For and on behalf of

The Secretary of State for Trade and Industry

****	indicates information which has been omitted and filed separately with the Commission

Schedule 3

Disposal of Stations

Part 1: Form of Deed of Adherence

THIS DEED POLL is made on [            ] by [            ], a company incorporated [in/under the laws of] [            ] registered number [            ], whose registered office is at [            ] (the “Acceding Party”).

WHEREAS:

(A)	By an agreement dated [ ], [name of selling BEG Entity] (the “Seller”) agreed to transfer to the Acceding Party the nuclear power generating station[s] at [ ] (the “Station”) and the electricity generating business relating thereto.

(B)	This Deed Poll is entered into in compliance with the terms of clause 35 (Assignment) of the Option Agreement dated January, 2005 between (1) the Secretary of State for Trade and Industry, (2) British Energy Generation (UK) Limited, (3) British Energy Generation Limited (4) British Energy Holdings plc and (5) British Energy Group plc (as such agreement shall have been or may be amended, supplemented or novated from time to time) (the “Option Agreement”).

THIS DEED POLL WITNESSES as follows:

1.	Words and expressions defined in the Option Agreement shall have the same meanings in this Deed Poll unless given a different meaning in this Deed Poll.

2.	The Acceding Party, in relation to the Station[s] undertakes to adhere to and be bound by the provisions of the Option Agreement, and to perform the obligations imposed by the Option Agreement in relation to the Station[s], which are to be performed on or after the date of this Deed Poll, in all respects as if the Acceding Party were a party to the Option Agreement and named therein as the Seller, except to the extent that the Option Agreement requires any Acceding Party which is not a member of the Group to warrant in respect of, or procure the performance of the obligations of, any member of the Group.

3.	The Acceding Party represents and warrants to the Secretary of State that as at the date hereof:

3.1	it has all necessary regulatory consents and approvals for undertaking (i) the Operation of [the]/[each] Station[s] (but only to the extent that the nuclear reactors at each such Station[s] have not Closed), and (ii) the Decommissioning of [the]/[each] Station[s] and the Discharge of Uncontracted Liabilities in relation to [the]/[each] Station[s] (if the nuclear reactors at [the][each] Station[s] have Closed);

3.2	it is the [owner/operator] of the Station[s].

The Acceding Party also represents, warrants and covenants on the terms set out in clauses 20 and 21 of the NLFA.

****	indicates information which has been omitted and filed separately with the Commission

4.	This Deed Poll is made for the benefit of (a) the original parties to the Option Agreement and (b) any other person or persons who after the date of the Option Agreement (and whether or not prior to or after the date of this Deed) undertakes to adhere to and be bound by the Option Agreement.

5.	References in Schedule 1 (Power Stations) of the NLFA and Schedule 1 (Power Stations) of the Option Agreement to a Power Station being licensed to the Licensee shall be construed as a reference to the Power Station being licensed to the Acceding Party and each of those schedules shall be amended to show the Acceding Party as licensee of the Power Station.

6.	The address and facsimile number of the Acceding Party for the purposes of clause 37 (Notices) of the Option Agreement are as follows:

Party and title of individual	Address	Facsimile No.	Attention
[•]	[•]	[•]	[•]

7.	This Deed Poll is governed by and shall be construed in accordance with English law.

8.	The provisions of clause 44 (Jurisdiction) of the Option Agreement shall apply equally to this Deed Poll.

9.	[The agent for receipt of Service Documents on behalf of the Acceding Party for the purposes of clause 46 (Agent for Service) of the Option Agreement is [•] of [•]][1]

10.	Except in relation to the Scottish Stations the Acceding Party shall apply to the Chief Land Registrar for a restriction in the following form (or such other form to the same intent to be agreed between the Secretary of State and the Chief Land Registrar) to be made in the proprietorship register of the registered title number of the Station Site or part of the Station Site:

“No disposition by the registered proprietor of the Station Site or any part thereof is to be registered unless a certificate is supplied for the Secretary of State for Trade and Industry confirming compliance with clause 35 of the Option 1 Agreement dated January, 2005 between The Secretary of State for Trade and Industry, British Energy Generation (UK) Limited, British Energy Generation Limited, British Energy Group plc and British Energy Holdings plc.”

IN WITNESS of which this Deed Poll has been executed and delivered by the Acceding Party on the date which first appears above.

[Appropriate execution clause.]

[1]	Delete if Acceding Party is incorporated in England and Wales.

****	indicates information which has been omitted and filed separately with the Commission

Part 2: Documents to be provided by an assignee

The documents required to be provided in accordance with clause 35.2.4 are as follows.

1.	A certified copy of the constitutional documents of the assignee.

2.	A certified copy of a resolution of the board of directors of the assignee:

(A)	approving the terms of, and the transactions contemplated by, the Deed of Adherence and resolving that it execute the Deed of Adherence; and

(B)	authorising a specified person or persons to execute the Deed of Adherence on its behalf.

3.	A guarantee (on terms satisfactory to the Secretary of State) from one or more members of the assignee’s group (as the Secretary of State in her reasonable discretion shall nominate) and “group” for the purposes of this paragraph 3 shall mean any direct or indirect holding company of the assignee and any subsidiary of such holding company or holding companies.

4.	A copy of any other authorisation or other document, opinion or assurance which the Secretary of State considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Deed of Adherence or for the validity or enforceability of the Deed of Adherence.

5.	Evidence, satisfactory to the Secretary of State, of the assignee’s credit rating, or appropriate documentation evidencing perfected security, satisfactory to the Secretary of State, in favour of the Secretary of State for performance by the assignee of its obligations under this Agreement.

****	indicates information which has been omitted and filed separately with the Commission

Part 3: Form of Deed of Release

THIS DEED is made on [            ] by:

(1)	THE SECRETARY OF STATE FOR TRADE AND INDUSTRY, of One Victoria Street, London SW1H OET (the “Secretary of State”);

(2)	BRITISH ENERGY GENERATION (UK) LIMITED, of Systems House, Alba Campus, Livingston EH54 7EG (registered in Scotland No. SC117121) (“BEG(UK)”);

(3)	BRITISH ENERGY GENERATION LIMITED, of Barnett Way, Barnwood, Gloucester GL4 3RS (registered in England No. 03076445) (“BEG”);

(4)	BRITISH ENERGY GROUP PLC, of Systems House, Alba Campus, Livingston EH54 7EG (registered in Scotland No. SC270184) (“BE plc”);

(5)	BRITISH ENERGY HOLDINGS PLC, of Systems House, Alba Campus, Livingston EH54 7EG (registered in Scotland No. SC270186) (“Holdings”); and

(6)	[Acceding Party] of [*] (registered in [ ] no. [ ]) (“Acceding Party”).

WHEREAS:

(A)	By an agreement dated [ ] [name of selling BEG Entity] (the “Seller”) transferred to the Acceding Party the nuclear power generating station[s] at [ ] (the “Station[s]”) and the electricity generating business relating thereto.

(B)	The Seller wishes to be released and discharged from the Option Agreement (as defined below) and the Secretary of State, [BEG/BEG(UK)], BE plc and Holdings have agreed to release and discharge the Seller from the Option Agreement upon the terms of this Deed.

(C)	This Deed is entered into in compliance with the terms of clause 35 (Assignment) of the option agreement dated January, 2005 between (1) the Secretary of State, (2) BEG, (3) BEG(UK), (4) BE plc and (5) Holdings (as such agreement shall have been or may be amended, supplemented or novated from time to time) (the “Option Agreement”).

THIS DEED WITNESSES as follows:

1.	Words and expressions defined in the Option Agreement shall have the same meanings in this Deed unless given a different meaning in this Deed.

2.	With effect from the date hereof and in consideration of the Acceding Party entering into a deed of adherence on the date hereof by which it agrees to be bound by the terms of the Option Agreement, the parties to this Deed (other than the Seller) hereby release and discharge the Seller from its obligations under the Option Agreement, other than clauses 38 (Announcements) and 39 (Confidentiality).

3.	Notwithstanding the provisions of paragraph 2, nothing in this Deed shall affect or prejudice any claim or demand whatsoever which the Secretary of State or a Station Purchaser may have against the Seller in relation to the Option Agreement and arising out of matters prior to the date hereof.

****	indicates information which has been omitted and filed separately with the Commission

4.	With effect from the date hereof and in consideration of the undertakings given by the Secretary of State and each Station Purchaser in paragraph 2, the Seller hereby releases and discharges the Secretary of State and each Station Purchaser from all obligations to observe, perform, discharge and be bound by the Option Agreement. Notwithstanding this undertaking and release, nothing in this Deed shall affect or prejudice any claim or demand whatsoever which the Seller may have against the Secretary of State or any Station Purchaser in relation to the Option Agreement and arising out of matters prior to the date hereof.

5.	This Deed may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Deed, but all the counterparts shall together constitute but one and the same instrument.

6.	This Deed shall be governed by and construed in accordance with English law.

7.	The provisions of clause 44 (Jurisdiction) of the Option Agreement shall apply equally to this Deed.

8.	[The agent for receipt of Service Documents on behalf of the Acceding Party for the purposes of clause 46 (Agent for Service) of the Option Agreement is [•] of [•]][2]

IN WITNESS of which this Deed has been executed and delivered by the parties on the date which first appears above.

[Appropriate Execution clauses]

[2]	Delete if Acceding Party is incorporated in England and Wales.

****	indicates information which has been omitted and filed separately with the Commission

Schedule 4

Completion Conditions

1.	Receipt of all such clearances as the Station Purchaser, acting reasonably, considers necessary or appropriate, from any court or government, statutory or regulatory body having jurisdiction to investigate the sale and acquisition of the Station or any of the Station Assets.

2.	Receipt by the selling BEG Entity or the Station Purchaser (as the case may be), on terms reasonably satisfactory to the Station Purchaser (acting reasonably) of all consents and permissions required from all other relevant regulatory authorities and bodies in respect of the sale and acquisition of the Station or any of the Station Assets including:

(A)	the consent of the Secretary of State in her capacity as Special Shareholder of BEG or BEG(UK) (as the case may be);

(B)	in relation to the Licence issued to the selling BEG Entity the consent of the Health and Safety Executive to the transfer of the Station Site under Condition 3 of the relevant Nuclear Site Licence Conditions;

(C)	the grant to the Station Purchaser (or such person as the Station Purchaser nominates as operator of the Station) of a nuclear site licence pursuant to section 3 of the Nuclear Installations Act 1965;

(D)	all authorisations and site registrations required under the Radioactive Substances Act 1993 in respect of the Station Purchaser; and

(E)	in respect of the exercise of an Option to Operate, the grant to the Station Purchaser of an Electricity Generation Licence.

3.	The accession by the Station Purchaser to:

(A)	the Balancing and Settlement Code;

(B)	the Grid Code;

(C)	the Scottish Grid Code;

(D)	the Connection and Use of System Code;

(E)	the Settlement Agreement for Scotland (in the capacity of a Generator Party (as defined therein)); and

(F)	any other documents, code or agreement which the Station Purchaser is (or will on acquisition of the Station be) required to accede to pursuant to the Electricity Generation Licence or any of the foregoing documents.

4.1	The transfer to the Station Purchaser of the consent to discharge into controlled waters issued pursuant to Part III of the Water Resources Act 1991.

****	indicates information which has been omitted and filed separately with the Commission

4.2	The transfer to the Station Purchaser of the consent to discharge into controlled waters issued pursuant to Section 34 of the Control of Pollution Act 1974 or Part 1 of the Water Environment and Water Services (Scotland) Act 2003.

5.1	The transfer to, or succession of, the Station Purchaser of the licence to abstract issued pursuant to Part II of the Water Resources Act 1991.

5.2	The transfer to, or succession of, the Station Purchaser of a licence to abstract issued pursuant to Part 2 of the Water Environment and Water Services (Scotland) Act 2003.

6.1	The grant of the Environment Protection Act 1990 “IPC” authorisation and notice of transfer to the Environment Agency and transfer of “PPC” authorisation to the Station Purchaser.

6.2	The grant of the Environment Protection Act 1990 “IPC” authorisation and notice of transfer to the Scottish Environment Protection Agency and transfer of “PPC” authorisation to the Station Purchaser.

7.1	The grant of the section 17 Planning (Hazardous Substances) Act 1990 consent.

7.2	The grant of the section 15 Planning (Hazardous Substances) (Scotland) Act 1997 consent.

8.1	The certificates required by any restrictions on the registered titles to any Station Site being obtained.

8.2	In relation to Hunterston B, receipt by the selling BEG Entity from the Station Purchaser of a completed agreement in writing between the Station Purchaser (or such person as the Station Purchaser nominates as operator of the Station) and Magnox or its successor under and in terms of the Nuclear Site Licensees Co-operation Agreement between Scottish Nuclear Limited and Nuclear Electric plc entered into on or around 31st March 1996 (the “Co-operation Agreement’) mutatis mutandis in the same terms as the Co-operation Agreement, which agreement shall have been validly executed in self-proving manner in accordance with the provisions of the Requirements of Writing (Scotland) Act 1995 by the Station Purchaser (or such person as the Station Purchaser nominates as operator of the Station) and Magnox or its said successor.

9.	Agreement by the parties of the terms of the relevant Ancillary Services Contract, Defuelling Contract or M&O Contract.

10.	If clause 13.8 applies, accession by the Station Purchaser to each of the BNFL Contracts in accordance with the requirements of clause 13.9.

11.	The allocation to the Station Purchaser of the allowances agreed pursuant to Schedule 14 (Station Assets).

****	indicates information which has been omitted and filed separately with the Commission

Schedule 5

Conduct of Business before Completion

The matters referred to in clause 8.1 are:

(A)	except in respect of such contracts or variations to Contracts which have been approved pursuant to, and in accordance with the terms of, the NLFA, entering into any contract (which includes, amongst other things, any agreement, arrangement or commitment) or varying materially the terms of any Contract, the term of which will extend more than 12 months beyond the relevant Completion Date and has a total value exceeding £100,000;

(B)	save in respect of any commitments which have been approved pursuant to, and in accordance with the terms of, the Contribution Agreement, making any capital commitment which will extend beyond the Completion Date with an individual contract value of £100,000 or more, including, for this purpose, the acquisition of any capital asset under a financial lease;

(C)	creating, granting or issuing, or agreeing to create, grant or issue, any mortgages, charges (other than liens or charges arising by operation of law), debenture or other security interest over any of the Station Assets or Station Intellectual Property;

(D)	failing to take any action required to maintain any insurance policies relating to the Station or the Station Assets in force or knowingly doing anything to make any such policy of insurance void or voidable;

(E)	taking any steps to terminate (except on the grounds of gross misconduct, redundancy and capability) the contract of employment of any Station Employee before the Effective Date, and thereafter before Completion taking any such steps to terminate (except for redundancy) or giving or making or permitting to be given or made to any Station Employee any notice, communication, statement or representation which concerns the sale and acquisition of the Station or which may concern or affect his employment after Completion otherwise than in relation to making factual statements to appropriate representatives of the affected employees to the extent necessary to comply with the selling BEG Entity’s obligations under the Regulations;

(F)	engaging any person earning a salary in excess of £50,000 or making any material variation to the terms and conditions of employment of the Station Employees or any of them other than salary increases in the ordinary course and at normal market rates;

(G)	breaching the terms of, or failing to comply with, any Station Intellectual Property Licence;

(H)	(i)	entering into any agreement, tenancy or licence in respect of or affecting any part of the Station Site;

(ii)	parting with possession, disposing of or agreeing to dispose of, or granting or agreeing to grant any option right of pre-emption or first refusal in respect of, any part of the Station Site or any interest therein; or

(iii)	granting or agreeing to grant any rights over or creating any restriction, covenant or encumbrance affecting any part of the Station Site,

except (in the case of paragraphs (i), (ii) and (iii) above) the grant of grazing licences for less than one year not conferring security of tenure of land outside the security fence;

(I)	in relation to the Agricultural Tenancies (except insofar as they are already secured tenancies), taking any actions which would result in the tenancies created by the Agricultural Tenancies being constituted as secured tenancies under or in terms of the Agricultural (Holdings) Scotland Acts;

(J)	disposing of, allowing to lapse or granting any option, charge, mortgage, debenture, lien, right to acquire, pledge or exclusive or sole licence in respect of any material Station Intellectual Property or Station Intellectual Property Licence, or terminating any Station Intellectual Property Licence, or agreeing to do any such thing, in each case, to the extent that the same is likely to have a material adverse effect on the ability of the Station Purchaser to Operate the Station; or

(K)	terminating any Contract, save where termination:

(i)	results from a material breach of a Contract by any counterparty thereto;

(ii)	is of a Contract no longer necessary or desirable for the Operation of the relevant Station; or

(iii)	has been requested by the Secretary of State pursuant to clause 13.10.

Schedule 6

Completion Arrangements

1.	At Completion of the sale and acquisition of a Station, the selling BEG Entity shall:

(A)	deliver to the Station Purchaser all the Station Assets which are capable of transfer by delivery with the intent that legal and beneficial title to such Station Assets shall pass by and upon delivery;

(B)	deliver to the Station Purchaser a Site Transfer duly executed by the selling BEG Entity together with all (if any) land certificates or charge certificates and all other title deeds and documents within the possession or control of the selling BEG Entity relating to that Station Site and duly executed releases in respect of any charges;

(C)	deliver to the Station Purchaser:

(i)	agreements duly executed by the relevant member of the Group for the assignment or novation of the benefit of the Contracts (subject to the requirement as to Third Party Consents);

(ii)	if clause 13.8 applies, duly executed counterparts of any agreed form documents relating to the accession of the Station Purchaser to the BNFL Contracts or the amendment of such contracts;

(iii)	all National Insurance and PAYE records in relation to the Station Employees fully completed and showing that payments are up-to-date;

(iv)	those Records transferred under clause 5 (Sale and Acquisition of a Station) and required to be delivered under clause 19 (Records and Information);

(v)	if the Station Purchaser has been substituted for the selling BEG Entity under clause 16, (Risk and Insurance) a copy of the relevant letter from insurers as referred to in that clause;

(vi)	release or certificate of non-crystallisation duly executed by the chargee of any charge subsisting over any of the Station Assets;

(vii)	all vehicle registration documents issued by the Department of Transport in respect of any motor vehicles comprising Station Assets, together with all current test certificates and all current road fund licences; and

(viii)	all Property Consents which the selling BEG Entity has received;

(D)	give or procure the grant of vacant possession of such of the Station Assets as are capable of possession to the Station Purchaser;

(E)	in the event of Completion of the sale and acquisition of a Station pursuant to the exercise of an Option to Operate, ensure that the Station Assets at the

****	indicates information which has been omitted and filed separately with the Commission

Station comprise appropriate levels of Stock and Plant and Machinery, having regard to the date of Completion, the normal operating cycles of the business carried on at the Station and levels of Stock and Plant and Machinery in the two years prior to Completion;

(F)	in the event of Completion of the sale and acquisition of a Station pursuant to the exercise of an Option to Decommission, ensure that the Station Assets at the Station comprise appropriate levels of Stock and Plant and Machinery having regard to the date of Completion, the stage of Decommissioning and the levels of Stock and Plant and Machinery in the two years preceding Completion;

(G)	if required to do so by the Secretary of State, enter, or procure that the relevant BE Parties enter, into an Ancillary Services Contract pursuant to, and as referred to in, clause 8.7.1;

(H)	if required to do so by the Secretary of State, enter, or procure that the relevant BE Parties enter, into an M&O Contract pursuant to, and as referred to in, clause 8.7.2; and

(I)	if required to do so by the Secretary of State, enter, or procure that the relevant BE Parties enter, into a Defuelling Contract pursuant to, and as referred to in, clause 8.7.3.

2.	At Completion, the Station Purchaser shall:

(A)	pay the £1 consideration pursuant to, and as referred to in, clause 4 (Consideration);

(B)	pay the purchase price of any assets agreed to be sold and purchased under clause 6 (Excluded Assets and Re-use of Existing Equipment) pursuant to that clause;

(C)	if clause 13.8 applies, deliver to the selling BEG Entity duly executed counterparts of any agreed form documents relating to the accession of the Station Purchaser to the BNFL Contracts or the amendment of such contracts;

(D)	enter into any Ancillary Services Contract, M&O Contract or Defuelling Contract required pursuant to, and as referred to in clause 8.7.1, 8.7.2 or 8.7.3 respectively; and

(E)	validly intimate to the counterparty to each Scottish Contract any assignation of such contract assigned under paragraph 1(C)(i) of this Schedule 6 (Completion Arrangements).

3.	At Completion, the Secretary of State shall deliver to the selling BEG Entity a duly executed release or certificate of non-crystallisation of any charge subsisting over any of the Station Assets of which she is the chargee unless such charge has crystallised on or before the Completion Date.

****	indicates information which has been omitted and filed separately with the Commission

Schedule 7

General Principles for Ancillary Services Contract

1.	Definitions

For the purposes of this Schedule 7 (General Principles for Ancillary Services Contract):

“Initial Term”	has the meaning given in paragraph 4.1;

“Performance Standards”	has the meaning given in paragraph 6.1;

“Service Customer”	has the meaning given in paragraph 3.3;

“Service Provider”	has the meaning given in paragraph 3.1; and

“Services”	has the meaning given in paragraph 5.

2.	Bases of Negotiation

Each Ancillary Services Contract will be negotiated by the parties to it on an arm’s length basis and in good faith in accordance with the principles set out in this Schedule 7 (General Principles for Ancillary Services Contract).

3.	Parties

3.1	The relevant BEG Entity (the “Service Provider”);

3.2	Other BE Parties to the extent necessary or desirable for implementing the terms of each Ancillary Services Contract; and

3.3	The Secretary of State or the Station Purchaser (as the case may be) (the “Service Customer”).

4.	Duration

Each Ancillary Services Contract will continue until the earlier of:

4.1	five years after the relevant Completion Date (the “Initial Term”); and

4.2	its termination by the Service Provider or Service Customer in accordance with the termination rights referred to in paragraph 11.

After the Initial Term, the Ancillary Services Contract will continue in effect until either the Service Customer or the Service Provider gives the other 6 months’ written notice in writing.

****	indicates information which has been omitted and filed separately with the Commission

5.	Services

Each Ancillary Services Contract will require the Service Provider to provide those services and facilities which the Service Customer requests in connection with its (or a Third Party Service Provider’s) Operation of a Station, including payroll, human resources, legal, security, information technology and engineering support services (together the “Services”).

6.	Performance Standards and Method of Performance

6.1	The Services will be provided in accordance with a method of delivery to be agreed, including programmes detailing projections relating to budgetary, operational and maintenance matters over a period to be agreed and procedures to be adopted in the provision of the Services. Notwithstanding the foregoing, the Services must comply with applicable law (including legal and regulatory licences and authorisations) and other appropriate standards to be agreed between the Service Customer and the Service Provider (together the “Performance Standards”) having regard to the nature and scope of the Services and the allocation of risk and liability between each party.

6.2	Each Ancillary Services Contract will specify the consequences of a failure of the Service Provider to perform any of the Services in accordance with the terms of such contract and include appropriate carve-outs such as where a failure arises because of express instructions from the Service Customer, force majeure or compliance with applicable law. Any liability of the Service Provider for costs incurred in connection with this obligation shall be limited to a monetary amount to be agreed.

7.	Personnel

7.1	Each Ancillary Services Contract will require the Service Provider to provide appropriate staff in order to provide the Services. Such requirements will include provisions relating to personnel planning, key personnel, standards applicable to personnel and selection, appointment and removal mechanisms for personnel and sub-contractors.

7.2	The provision of personnel under each Ancillary Services Contract will be subject to the provisions of clauses 17 and 28 of the Agreement.

8.	Information, Records and Access

Each Ancillary Services Contract will include obligations on the Service Provider in respect of records (including as to maintenance and reporting) relating to Service provision and access rights to such records in favour of the Service Customer with a view to ensuring that the Service Customer can, amongst other things, confirm that the Services are complying with the Performance Standards.

9.	Fees, Station Revenue and Costs and Expenses

9.1	The fees to be paid to the Service Provider for the provision of the Services under each Ancillary Services Contract shall be negotiated in good faith on an arm’s length basis, such fees to be reasonable having regard to the nature and scope of the Services and the allocation of liability and risk between the parties to each contract. The Service Customer shall pay an amount equal to any VAT payable in respect of the Services.

****	indicates information which has been omitted and filed separately with the Commission

9.2	The Service Customer shall reimburse the Service Provider for costs and expenses incurred in the provision of the Services which are forecast in the budget for the applicable financial period. This right of reimbursement shall not apply to a list of excluded costs and expenses to be agreed for each Ancillary Services Contract.

9.3	The Ancillary Services Contract will also include a mechanism for the parties to such contract to determine responsibility for costs and expenses which have not been provided for in the budget for the applicable financial period.

10.	Insurance

10.1	The Service Provider shall effect and maintain in full force and effect an insurance programme to be agreed with the Service Customer, including policies which a prudent service provider would effect and maintain and policies required by law.

10.2	The Service Customer may procure such insurances at the expense of the Service Provider and take such steps in respect of such insurances as the Service Customer may consider expedient or necessary if the Service Provider fails to take out and maintain insurance policies as referred to above.

11.	Termination

11.1	Each Ancillary Services Contract will include termination rights in favour of the Service Customer and the Service Provider. Such rights will, where appropriate, include notice periods in connection with the exercise of any termination right and provide a grace period to allow for the defaulting party to remedy any breach before the termination becomes effective.

11.2	The circumstances in which termination rights which may be exercised by the Service Provider will include the following:

11.2.1	failure by the Service Customer to pay any fees due for the provision by the Service Provider of the Services; and

11.2.2	the occurrence of an insolvency event in respect of the Service Customer.

11.3	The circumstances in which termination rights which may be exercised by the Service Customer will include the following:

11.3.1	the occurrence of an insolvency event in respect of the Service Provider;

11.3.2	material breaches in respect of the Service Provider’s compliance with the Ancillary Services Contract (including in respect of the Services and compliance with the Performance Standards); and

11.3.3	where the Service Provider is prevented from or delayed in performing a substantial part of the Services for a prolonged period as a result of force majeure (which is continuing at the time the notice of termination is delivered) and as a result the Operation of the Station is materially adversely affected.

****	indicates information which has been omitted and filed separately with the Commission

11.4	Each Ancillary Services Contract may be terminated in respect of one or more Ancillary Services by giving at least 6 months’ notice in writing. The Service Customer may only serve such a notice after the first nine months of the Initial Term has expired. The Service Provider may only serve such a notice within the last six months of the Initial Term after the Initial Term has expired.

12.	Consequences of Termination

12.1	If an Ancillary Services Contract is terminated, the Service Provider will transfer the provision of the Ancillary Services to the Service Customer or another nominated person over an agreed period in accordance with an agreed protocol.

12.2	The Ancillary Services Contract will also detail each party’s entitlements in respect of payments or compensation for any liability or loss actually incurred and arising as a result of or in connection with such termination.

13.	Remedies

Each Ancillary Services Contract will:

13.1.1	provide that neither party is liable to the other for indirect or consequential loss;

13.1.2	include appropriate indemnities by the Service Provider which are consistent with the rights and obligations of the parties under the contract, including in respect of losses arising as a result of negligence and material breach; and

13.1.3	include an appropriate liquidated damage regime.

14.	Other Provisions

Each Ancillary Services Contract will contain provisions which are standard for an agreement of its type and, to the extent appropriate, will be consistent with the approach taken in the equivalent provisions (if any) in the Liabilities Documents. These provisions will include the following:

14.1.1	allocation of losses in respect of environmental matters;

14.1.2	intellectual property provisions;

14.1.3	covenants;

14.1.4	representations and warranties;

14.1.5	assignment and sub-contracting rights and obligations;

14.1.6	contract management and change control mechanisms;

14.1.7	disaster recovery requirements;

****	indicates information which has been omitted and filed separately with the Commission

14.1.8	confidentiality;

14.1.9	force majeure, including entitlements of each party to the Ancillary Services Contract to terminate such contract if the force majeure event is prolonged in duration;

14.1.10	dispute resolution; and

14.1.11	governing law and jurisdiction.

****	indicates information which has been omitted and filed separately with the Commission

Schedule 8

General Principles for M&O Contract

1.	Definitions

For the purposes of this Schedule 8 (General Principles for M&O Contract):

“Operator”	has the meaning given in paragraph 3.1;

“Performance Standards”	has the meaning given in paragraph 6.3;

“Service Customer”	has the meaning given in paragraph 3.3; and

“Services”	has the meaning given in paragraph 5.

2.	Basis of Negotiation

Each M&O Contract will be negotiated by the parties to it on an arm’s length basis and in good faith in accordance with the principles set out in this Schedule 8 (General Principles for M&O Contract).

3.	Parties

3.1	The relevant BEG Entity (the “Operator”);

3.2	Other BE Parties to the extent necessary or desirable for implementing the terms of each M&O Contract; and

3.3	The Secretary of State or the Station Purchaser (as the case may be) (the “Service Customer”).

4.	Duration

Each M&O Contract will continue until the earlier of:

4.1	five years after the applicable Station’s Scheduled Closure Date or Early Closure Date (as the case may be); and

4.2	its termination by the Operator or Service Customer in accordance with the termination rights referred to in paragraph 14.

5.	Services

Each M&O Contract will require the Operator to manage, operate and maintain the Station for the primary purpose of generating electricity in bulk for delivery to the National Grid or the Scottish System (in respect of the Scottish Stations) (together the “Services”).

6.	Performance Standards and Method of Performance

6.1	The basis of Service provision will be that all operational and maintenance matters will be the responsibility of the Operator.

****	indicates information which has been omitted and filed separately with the Commission

6.2	The Services will be provided in accordance with a method of delivery to be agreed, including programmes detailing projections relating to budgetary, operational and maintenance matters over a period to be agreed and procedures to be adopted in the provision of the Services.

6.3	The Operator shall provide the Services on a basis to be agreed with the Service Customer with a view to ensuring that the Station is operated and maintained safely and efficiently. Notwithstanding the foregoing, the Services must comply with applicable law (including legal and regulatory licences and authorisations) and other appropriate standards to be agreed between the Service Customer and the Operator (together the “Performance Standards”) having regard to the nature and scope of the Services and the allocation of risk and liability between each party.

6.4	Each M&O Contract will specify the consequences of a failure of the Operator to perform any of the Services in accordance with the terms of such contract and include appropriate carve-outs such as where a failure arises because of express instructions from the Service Customer, force majeure or results from compliance with applicable law. Any liability of the Operator for costs incurred in connection with this obligation shall be limited to a monetary amount to be agreed.

7.	Improvements

Improvements shall be subject to Service Customer approval, unless expressly stated to the contrary in the relevant M&O Contract. For the purposes of this paragraph 7, an “Improvement” means any change in, addition to, or modification of the Station (other than maintenance or repair) which is required by applicable law or which has the effect of extending the useful life of the Station or its components, lowering the operating costs of the Station or increasing the efficiency or reliability of the Station or otherwise improving the Station.

8.	Procurement

The Operator will be responsible for procuring all spares and consumables normally required to provide the Services, including, where appropriate, implementing competitive tendering procedures for the procurements of those spares and consumables.

9.	Title to Spares

Title to all parts and spares shall be vested in the Service Customer following acquisition by the Operator.

10.	Personnel

10.1	Each M&O Contract will require the Operator to provide appropriate staff in order to provide the Services. Such requirements will include provisions relating to personnel planning, key personnel, standards applicable to personnel and selection, appointment and removal mechanisms for personnel and sub-contractors.

****	indicates information which has been omitted and filed separately with the Commission

10.2	The provision of personnel under each M&O Contract will be subject to the provisions of clauses 17 and 28 of the Agreement.

11.	Information, Records and Access

Each M&O Contract will include obligations on the Operator in respect of records (including as to maintenance and reporting) relating to Service provision and access rights to such records in favour of the Service Customer with a view to ensuring that the Service Customer can, amongst other things, confirm that the Services are complying with the Performance Standards.

12.	Fees, Station Revenue and Costs and Expenses

12.1	The fees to be paid to the Operator for the provision of the Services under each M&O Contract shall be negotiated in good faith on an arm’s length basis, such fees to be reasonable having regard to the nature and scope of the Services and the allocation of liability and risk between the parties to each contract. The Service Customer shall pay an amount equal to any VAT payable in respect of the Services.

12.2	All revenue raised from the Operation of the Station shall be for the account of the Service Customer, except to the extent agreed by the parties to the M&O Contract pursuant to the terms of any incentivisation regime detailed in such contract.

12.3	The Service Customer shall reimburse the Operator for costs and expenses incurred in the provision of the Services which are forecast in the budget for the applicable financial period. This right of reimbursement shall not apply to a list of excluded costs and expenses to be agreed for each M&O Contract.

12.4	The M&O Contract will also include a mechanism for the parties to such contract to determine responsibility for costs and expenses which have not been provided for in the budget for the applicable financial period.

13.	Insurance

13.1	The Operator shall effect and maintain in full force and effect an insurance programme to be agreed with the Service Customer, including policies which a prudent operator of a Station would effect and maintain and policies required by law.

13.2	The Service Customer may procure such insurances at the expense of the Operator and take such steps in respect of such insurances as the Service Customer may consider expedient or necessary if the Operator fails to take out and maintain insurance policies as referred to above.

14.	Termination

14.1	Each M&O Contract will include termination rights in favour of the Service Customer and the Operator. Such rights will, where appropriate, include notice periods in connection with the exercise of any termination right and provide a grace period to allow for the defaulting party to remedy any breach before the termination becomes effective.

****	indicates information which has been omitted and filed separately with the Commission

14.2	The circumstances in which termination rights which may be exercised by the Operator will include the following:

14.2.1	failure by the Service Customer to pay any fees due for the provision by the Operator of the Services; and

14.2.2	the occurrence of an insolvency event in respect of the Service Customer.

14.3	The circumstances in which termination rights which may be exercised by the Service Customer will include the following:

14.3.1	the occurrence of an insolvency event in respect of the Operator;

14.3.2	material breaches in respect of the Operator’s compliance with the M&O Contract (including in respect of the Services and compliance with the Performance Standards); and

14.3.3	where the Operator is prevented from or delayed in performing a substantial part of the Services for a prolonged period as a result of force majeure (which is continuing at the time the notice of termination is delivered) and as a result the Operation of the Station is materially adversely affected.

14.4	Each M&O Contract may, subject to agreement on detailed terms and conditions, contain provisions relating to partial termination by the Service Customer.

15.	Consequences of Termination

15.1	If an M&O Contract is terminated, the Operator will transfer operations to the Service Customer or another nominated operator (including by the provision of transitional services) over an agreed period in accordance with an agreed protocol.

15.2	The M&O Contract will also detail each party’s entitlements in respect of payments or compensation for any liability or loss actually incurred and arising as a result of or in connection with such termination.

16.	Remedies

Each M&O Contract will:

16.1.1	provide that neither party is liable to the other for indirect or consequential loss;

16.1.2	include appropriate indemnities by the Operator which are consistent with the rights and obligations of the parties under the contract, including in respect of losses arising as a result of negligence and material breach; and

16.1.3	include an appropriate liquidated damage regime.

17.	Other Provisions

Each M&O Contract will contain provisions which are standard for an agreement of its type and, to the extent appropriate, will be consistent with the approach taken in the equivalent provisions (if any) in the Liabilities Documents. These provisions will include the following:

17.1.1	allocation of losses in respect of environmental matters;

****	indicates information which has been omitted and filed separately with the Commission

17.1.2	intellectual property provisions;

17.1.3	covenants;

17.1.4	representations and warranties;

17.1.5	assignment and sub-contracting rights and obligations;

17.1.6	contract management and change control mechanisms;

17.1.7	disaster recovery requirements;

17.1.8	confidentiality;

17.1.9	force majeure, including entitlements of each party to the M&O Contract to terminate such contract if the force majeure event is prolonged in duration;

17.1.10	dispute resolution; and

17.1.11	governing law and jurisdiction.

****	indicates information which has been omitted and filed separately with the Commission

Schedule 9

General Principles for Defuelling Agreement

1.	Definitions

For the purposes of this Schedule 9 (General Principles for Defuelling Contract):

“Performance Standards”	has the meaning given in paragraph 6.3;

“Service Customer”	has the meaning given in paragraph 3.3;

“Service Provider”	has the meaning given in paragraph 3.1; and

“Services”	has the meaning given in paragraph 5.

2.	Basis of Negotiation

Each Defuelling Contract will be negotiated by the parties to it on an arm’s length basis and in good faith in accordance with the principles set out in this Schedule 9 (General Principles for Defuelling Contract).

3.	Parties

3.1	The relevant BEG Entity (the “Service Provider”);

3.2	Other BE Parties to the extent necessary or desirable for implementing the terms of each Defuelling Contract; and

3.3	The Secretary of State or the Station Purchaser (as the case may be) (the “Service Customer”).

4.	Duration

Each Defuelling Contract will continue until the earlier of:

4.1	the date on which the defuelling of the reactors as the relevant Station is complete; and

4.2	its termination by the Service Provider or Service Customer in accordance with the termination rights referred to in paragraph 14.

5.	Services

Each Defuelling Contract will require the Service Provider to provide all services which are necessary for, or which a prudent Service Provider would undertake in connection with, the defuelling of the relevant Station (the “Defuelling”) in respect of which a Station Option has been exercised (the “Services”).

****	indicates information which has been omitted and filed separately with the Commission

6.	Performance Standards and Method of Performance

6.1	The basis of Service provision will be that all operational and maintenance matters relating to the Defuelling will be the responsibility of the Service Provider.

6.2	The Services will be provided in accordance with a method of delivery to be agreed, including programmes detailing projections relating to budgetary, operational and maintenance matters over a period to be agreed and procedures to be adopted in the provision of the Services.

6.3	The Service Provider shall provide the Services on a basis to be agreed with Service Customer with a view to ensuring that the Defuelling is carried out safely and efficiently. Notwithstanding the foregoing, the Services must comply with applicable law (including legal and regulatory licences and authorisations) and other appropriate standards to be agreed between the Service Customer and the Service Provider (together the “Performance Standards”) having regard to the nature and scope of the Services and the allocation of risk and liability between each party.

6.4	Each Defuelling Contract will specify the consequences of a failure of the Service Provider to perform any of the Services in accordance with the terms of such contract and include appropriate carve-outs such as where a failure arises because of express instructions from the Service Customer, force majeure or compliance with applicable law. Any liability of the Service Provider for costs incurred in connection with this obligation shall be limited to a monetary amount to be agreed.

7.	Improvements

Improvements shall be subject to Service Customer approval, unless expressly stated to the contract in the relevant Defuelling Contract. For the purposes of this paragraph 7, an “Improvement” means any change in, addition to, or modification of the Station (other than maintenance or repair) which is required by applicable law or which has the effect of lowering the Defuelling or decommissioning costs.

8.	Procurement

The Service Provider will be responsible for procuring all spares and consumables normally required to provide the Services, including, where appropriate, implementing competitive tendering procedures for the procurements of those spares and consumables.

9.	Title to Spares

Title to all parts and spares shall be vested in the Service Customer following acquisition by the Service Provider.

10.	Personnel

10.1	Each Defuelling Contract will require the Service Provider to provide appropriate staff in order to provide the Services. Such requirements will include provisions relating to personnel planning, key personnel, standards applicable to personnel and selection, appointment and removal mechanisms for personnel and sub-contractors.

****	indicates information which has been omitted and filed separately with the Commission

10.2	The provision of personnel under each Defuelling Contract will be subject to the provisions of clauses 17 and 28 of the Agreement.

11.	Information, Records And Access

Each Defuelling Contract will include obligations on the Service Provider in respect of records (including as to maintenance and reporting) relating to Service provision and access rights to such records in favour of the Service Customer with a view to ensuring that the Service Customer can, amongst other things, confirm that the Services are complying with the Performance Standards.

12.	Fees, Station Revenue and Costs and Expenses

12.1	The fees to be paid to the Service Provider for the provision of the Services under each Defuelling Contract shall be negotiated in good faith on an arm’s length basis, such fees to be reasonable having regard to the nature and scope of the Services and the allocation of liability and risk between the parties to each contract. The Service Customer shall pay an amount equal to any VAT payable in respect of the Services.

12.2	The Service Customer shall reimburse the Service Provider for costs and expenses incurred in the provision of the Services which are forecast in the budget for the applicable financial period. This right of reimbursement shall not apply to a list of excluded costs and expenses to be agreed for each Defuelling Contract.

12.3	The Defuelling Contract will also include a mechanism for the parties to such contract to determine responsibility for costs and expenses which have not been provided for in the budget for the applicable financial period.

13.	Insurance

13.1	The Service Provider shall effect and maintain in full force and effect an insurance programme to be agreed with the Service Customer, including policies which a prudent Service Provider of a Station would effect and maintain and policies required by law.

13.2	The Service Customer may procure such insurances at the expense of the Service Provider and take such steps in respect of such insurances as the Service Customer may consider expedient or necessary if the Service Provider fails to take out and maintain insurance policies as referred to above.

14.	Termination

14.1	Each Defuelling Contract will include termination rights in favour of the Service Customer and the Service Provider. Such rights will, where appropriate, include notice periods in connection with the exercise of any termination right and provide a grace period to allow for the defaulting party to remedy any breach before the termination becomes effective.

14.2	The circumstances in which termination rights which may be exercised by the Service Provider will include the following:

14.2.1	failure by the Service Customer to pay any fees due for the provision by the Service Provider of the Services; and

****	indicates information which has been omitted and filed separately with the Commission

14.2.2	the occurrence of an insolvency event in respect of the Service Customer.

14.3	The circumstances in which termination rights which may be exercised by the Service Customer will include the following:

14.3.1	the occurrence of an insolvency event in respect of the Service Provider;

14.3.2	material breaches in respect of the Service Provider’s compliance with the Defuelling Contract (including in respect of the Services and compliance with the Performance Standards); and

14.3.3	where the Service Provider is prevented from or delayed in performing a substantial part of the Services for a prolonged period as a result of force majeure (which is continuing at the time the notice of termination is delivered) and as a result the Operation of the Station is materially adversely affected.

14.4	Each Defuelling Contract may, subject to agreement on detailed terms and conditions, contain provisions relating to partial termination by the Service Customer.

15.	Consequences of Termination

15.1	If a Defuelling Contract is terminated, the Service Provider will transfer operations to the Service Customer or another nominated Service Provider (including by the provision of transitional services) over an agreed period in accordance with an agreed protocol.

15.2	The Defuelling Contract will also detail each party’s entitlements in respect of payments or compensation for any liability or loss actually incurred and arising as a result of or in connection with such termination.

16.	Remedies

Each Defuelling Contract will:

16.1.1	provide that neither party is liable to the other for indirect or consequential loss;

16.1.2	include appropriate indemnities by the Service Provider which are consistent with the rights and obligations of the parties under the contract, including in respect of losses arising as a result of negligence and material breach; and

16.1.3	include an appropriate liquidated damage regime.

17.	Other Provisions

Each Defuelling Contract will contain provisions which are standard for an agreement of its type and, to the extent appropriate, will be consistent with the approach taken in the equivalent provisions (if any) in the Liabilities Documents. These provisions will include the following:

17.1.1	allocation of losses in respect of environmental matters;

****	indicates information which has been omitted and filed separately with the Commission

17.1.2	intellectual property provisions;

17.1.3	covenants;

17.1.4	representations and warranties;

17.1.5	assignment and sub-contracting rights and obligations;

17.1.6	contract management and change control mechanisms;

17.1.7	disaster recovery requirements;

17.1.8	confidentiality;

17.1.9	force majeure, including entitlements of each party to the Defuelling Contract to terminate such contract if the force majeure event is prolonged in duration;

17.1.10	dispute resolution; and

17.1.11	governing law and jurisdiction.

****	indicates information which has been omitted and filed separately with the Commission

Schedule 10

General Principles for Partial Closure M&O Contract

1.	Definitions

For the purposes of this Schedule 10 (General Principles for Partial Closure M&O Contract):

“Performance Standards”	has the meaning given in paragraph 6.3;

“Service Customer”	has the meaning given in paragraph 3.3;

“Service Provider”	has the meaning given in paragraph 3.1; and

“Services”	has the meaning given in paragraph 5.

2.	Basis of Negotiation

Each Partial Closure M&O Contract will be negotiated by the parties to it on an arm’s length basis and in good faith in accordance with the principles set out in this Schedule 10 (General Principles for Partial Closure M&O Contract).

3.	Parties

3.1	The relevant BEG Entity (the “Service Provider”);

3.2	Other BE Parties to the extent necessary or desirable for implementing the terms of each Partial Closure M&O Contract; and

3.3	The Secretary of State or the Station Purchaser (as the case may be) (the “Service Customer”).

4.	Duration

Each Partial Closure M&O Contract will continue until the earlier of:

4.1	five years after the relevant Station’s Scheduled Closure Date or Early Closure Date (as the case may be); and

4.2	its termination by the Service Provider or Service Customer in accordance with the termination rights referred to in paragraph 14.

5.	Services

Each Partial Closure M&O Contract will require the Service Provider to manage, operate and maintain the Closed Reactor for the primary purpose of generating electricity in bulk for delivery to the National Grid or the Scottish System (in respect of the Scottish Stations) (together, the “Services”).

****	indicates information which has been omitted and filed separately with the Commission

6.	Performance Standards and Method of Performance

6.1	The basis of Service provision will be that all operational and maintenance matters will be the responsibility of the Service Provider.

6.2	The Services will be provided in accordance with a method of delivery to be agreed, including programmes detailing projections relating to budgetary, operational and maintenance matters over a period to be agreed and procedures to be adopted in the provision of the Services.

6.3	The Service Provider shall provide the Services on a basis to be agreed with the Service Customer with a view to ensuring that the Closed Reactor is operated and maintained safely and efficiently. Notwithstanding the foregoing, the Services must comply with applicable law (including legal and regulatory licences and authorisations) and other appropriate standards to be agreed between the Service Customer and the Service Provider (together the “Performance Standards”) having regard to the nature and scope of the Services and the allocation of risk and liability between each party.

6.4	Each Partial Closure M&O Contract will specify the consequences of a failure of the Service Provider to perform any of the Services in accordance with the terms of such contract and include appropriate carve-outs such as where a failure arises because of express instructions from the Service Customer, force majeure or compliance with applicable law. Any liability of the Service Provider for costs incurred in connection with this obligation shall be limited to a monetary amount to be agreed.

7.	Improvements

Improvements shall be subject to Service Customer approval, unless expressly stated to the contract in the relevant Partial Closure M&O Contract. For the purposes of this paragraph 7, an “Improvement” means any change in, addition to, or modification of the Station (other than maintenance or repair) which is required by applicable law or which has the effect of extending the useful life of the Station or its components, lowering the operating costs or increasing the efficiency or reliability of the Station or otherwise improving the Station.

8.	Procurement

The Service Provider will be responsible for procuring all spares and consumables normally required to provide the Services, including, where appropriate, implementing competitive tendering procedures for the procurements of those spares and consumables.

9.	Title to Spares

Title to all parts and spares shall be vested in the Service Customer following acquisition by the Service Provider.

10.	Personnel

10.1	Each Partial Closure M&O Contract will require the Service Provider to provide appropriate staff in order to provide the Services. Such requirements will include

****	indicates information which has been omitted and filed separately with the Commission provisions relating to personnel planning, key personnel, standards applicable to personnel and selection, appointment and removal mechanisms for personnel and sub-contractors.

10.2	The provision of personnel under each Partial Closure M&O Contract will be subject to the provisions of clauses 17 and 28 of the Agreement.

11.	Information, Records and Access

Each Partial Closure M&O Contract will include obligations on the Service Provider in respect of records (including as to maintenance and reporting) relating to Service provision and access rights to such records in favour of the Service Customer with a view to ensuring that the Service Customer can, amongst other things, confirm that the Services are complying with the Performance Standards.

12.	Fees, Station Revenue and Costs and Expenses

12.1	The fees to be paid to the Service Provider for the provision of the Services under each Partial Closure M&O Contract shall be negotiated in good faith on an arm’s length basis, such fees to be reasonable having regard to the nature and scope of the Services and the allocation of liability and risk between the parties to each contract. The Service Customer shall pay an amount equal to any VAT payable in respect of the Services.

12.2	The Service Customer shall reimburse the Service Provider for costs and expenses incurred in the provision of the Services which are forecast in the budget for the applicable financial period. This right of reimbursement shall not apply to a list of excluded costs and expenses to be agreed for each Partial Closure M&O Contract.

12.3	The Ancillary Services Contract will also include a mechanism for the parties to such contract to determine responsibility for costs and expenses which have not been provided for in the budget for the applicable financial period.

13.	Insurance

13.1	The Service Provider shall effect and maintain in full force and effect an insurance programme to be agreed with the Service Customer, including policies which a prudent operator of a Station would effect and maintain and policies required by law.

13.2	The Service Customer may procure such insurances at the expense of the Service Provider and take such steps in respect of such insurances as the Service Customer may consider expedient or necessary if the Service Provider fails to take out and maintain insurance policies as referred to above.

14.	Termination

14.1	Each Partial Closure M&O Contract will include termination rights in favour of the Service Customer and the Service Provider. Such rights will, where appropriate, include notice periods in connection with the exercise of any termination right and provide a grace period to allow for the defaulting party to remedy any breach before the termination becomes effective.

****	indicates information which has been omitted and filed separately with the Commission

14.2	The circumstances in which termination rights which may be exercised by the Service Provider will include the following:

14.2.1	failure by the Service Customer to pay any fees due for the provision by the Service Provider of the Services; and

14.2.2	the occurrence of an insolvency event in respect of the Service Customer.

14.3	The circumstances in which termination rights which may be exercised by the Service Customer will include the following:

14.3.1	the occurrence of an insolvency event in respect of the Service Provider;

14.3.2	material breaches in respect of the Service Provider’s compliance with the Partial Closure M&O Contract (including in respect of the Services and compliance with the Performance Standards); and

14.3.3	where the Service Provider is prevented from or delayed in performing a substantial part of the Services for a prolonged period as a result of force majeure (which is continuing at the time the notice of termination is delivered) and as a result the Operation of the Station is materially adversely affected.

14.4	Each Partial Closure M&O Contract may, subject to agreement on detailed terms and conditions, contain provisions relating to partial termination by the Service Customer.

15.	Consequences of Termination

15.1	If a Partial Closure M&O Contract is terminated, the Service Provider will transfer operations to the Service Customer or another nominated Service Provider (including by the provision of transitional services) over an agreed period in accordance with an agreed protocol.

15.2	The Partial Closure M&O Contract will also detail each party’s entitlements in respect of payments or compensation for any liability or loss actually incurred and arising as a result of or in connection with such termination.

16.	Remedies

Each Partial Closure M&O Contract will:

16.1.1	provide that neither party is liable to the other for indirect or consequential loss;

16.1.2	include appropriate indemnities by the Service Provider which are consistent with the rights and obligations of the parties under the contract, including in respect of losses arising as a result of negligence and material breach; and

16.1.3	include an appropriate liquidated damage regime.

****	indicates information which has been omitted and filed separately with the Commission

17.	Other Provisions

Each Partial Closure M&O Contract will contain provisions which are standard for an agreement of its type and, to the extent appropriate, will be consistent with the approach taken in the equivalent provisions (if any) in the Liabilities Documents. These provisions will include the following:

17.1.1	allocation of losses in respect of environmental matters;

17.1.2	intellectual property provisions;

17.1.3	covenants;

17.1.4	representations and warranties;

17.1.5	assignment and sub-contracting rights and obligations;

17.1.6	contract management and change control mechanisms;

17.1.7	disaster recovery requirements;

17.1.8	confidentiality;

17.1.9	force majeure, including entitlements of each party to the Partial Closure M&O Contract to terminate such contract if the force majeure event is prolonged in duration;

17.1.10	dispute resolution; and

17.1.11	governing law and jurisdiction.

****	indicates information which has been omitted and filed separately with the Commission

Schedule 11

Representations and Warranties

1.	Capacity

1.1	It is a company duly incorporated and validly existing under the laws of England and Wales or Scotland.

1.2	It has the requisite capacity, power and authority to enter into and perform this Agreement.

1.3	This Agreement constitutes valid and binding obligations of it in accordance with its terms.

1.4	The execution and delivery of this Agreement (and, in respect of any repetition of this representation and warranty on an Effective Date, the performance of its obligations in respect of the Completion under this Agreement) will not:

1.4.1	result in a breach of, or constitute a default under, any instrument by which it is bound; or

1.4.2	result in a breach of any order, judgment or decree of any court, governmental agency or regulatory body by which it is bound; or

1.4.3	require the consent of any person (except as set out in this Agreement),

other than (in the case of paragraphs 1.4.1 and 1.4.2) a breach or default that will not result in a Material Adverse Change (as defined in the Creditors Restructuring Agreement) or (in the case of paragraph 1.4.3) a consent the failure to obtain which will not result in a Material Adverse Change.

2.	Effect of Sale

2.1	There is no provision of, or matter in respect of any material contract, agreement, arrangement, commitment, license or other instrument relating to the Station to which any member of the Group is a party or the benefit of which is held in trust for or has been assigned to any such person including any:

2.1.1	Contracts;

2.1.2	contract relating to the Station Site (or any part thereof);

2.1.3	contract relating to any Transferring Employee; or

2.1.4	consent, permission or approval which, in consequence of the change of ownership of that Station will or may result in any such instrument, or the rights, liabilities, obligations or interests of any member of the Group under any such instrument or any consent, permission or approval being terminated, modified, revoked or not renewed, the result of which, in any such case, is material to the Station or its Operation.

****	indicates information which has been omitted and filed separately with the Commission

2.2	There is no provision of, or matter in respect of, any material contract, agreement, arrangement, commitment, licence or other instrument which, in consequence of the change of ownership of that Station will or may require any member of the Group with an interest in the Station being required to sell any Station Asset or any person being entitled to buy any Station Asset, the result of which in any such case is material to the Operation of the Station.

2.3	Save for those set out in Schedule 4 (Completion Conditions), there are no other material consents, permissions or approvals required from any person in connection with Completion.

3.	Ownership of Station Assets

3.1	Each of the Station Assets is owned solely both legally and beneficially by the selling BEG Entity and, where capable of possession, is in the possession of the selling BEG Entity and situated in the United Kingdom.

3.2	No option, right to acquire, mortgage, charge, pledge, lien (other than a lien arising by operation of law in the ordinary course of business) or other right exercisable by third parties or other form of security or encumbrance or equity on, over or affecting the whole or any part of the Station Assets is outstanding and there is no agreement or commitment to give or create any and, so far as the Warrantors are aware, no claim has been made by any person to be entitled to any.

3.3	Save for the Guarantee, no member of the Group is a party to or has any liability (present or future) under, any material guarantee or indemnity or letter of credit or any leasing, hiring, hire purchase, credit sale or conditional sale agreement relating to any of the Station Assets.

3.4	No member of the Group has agreed to acquire any of the Station Assets on terms that property in or title to it does not pass until full payment is made.

3.5	All consents, approvals, authorisations and waivers of third parties which are required for the transfer of the Station Assets to the Station Purchaser, including Third Party Consents, have been or will be obtained in writing and will be supplied to the Station Purchaser prior to Completion.

3.6	The selling BEG Entity confirms it has the right to transfer or to procure the transfer of legal and beneficial title to the Station (and in the case of the Scottish Stations, heritable title) and sell or procure the sale of the Station Assets relating thereto free from all liens, charges and encumbrances and from all other rights exercisable by, or claims by, third parties.

4.	Operation

Save to the extent expressly provided to the contrary in this Agreement, the Station Assets comprise all the assets used in and which are material to the Operation of the Station and all the assets which are necessary for the continuation of the Operation of the Station as it is carried on by the selling BEG Entity.

****	indicates information which has been omitted and filed separately with the Commission

5.	Litigation

No BE Party is, in respect of the Station to be acquired by the Station Purchaser, involved in any litigation, arbitration or other dispute resolution process, or administrative or criminal proceedings, or regulatory agency action whether as claimant, defendant or otherwise, and, so far as each BE Party is aware, no litigation, arbitration or other dispute resolution process, administrative or criminal proceedings by or against any BE Party in each case in respect of that Station is pending or threatened.

6.	Contracts and Commitments

6.1	Full, complete and accurate details of each material Contract have been supplied to the Purchaser.

6.2	No Contract is an agency, distributorship, franchise, purchaser, licensing, management or joint venture agreement or arrangement affecting the Operation of the Station.

6.3	No Contract has a value which has material consequences in terms of expenditure or revenue expectations.

6.4	Each Contract relates to matters within the ordinary and usual course of the selling BEG Entity’s business.

6.5	No BE Party is under an obligation in relation to the Operation of a Station, and is not a party to any Contract, which cannot readily be fulfilled or performed by it on time and without undue or unusual expenditure of money or effort, save in the ordinary and usual course of the selling BEG Entity’s business.

6.6	No Contract restricts any BE Party’s freedom to carry on the whole or any part of the Operation of the Station or to use or exploit any of the Station Assets.

6.7	No BE Party is in material breach of any of the Contracts nor, so far as any BE Party is aware, is any other party to any Contract.

6.8	None of the Contracts is invalid, nor are there any grounds for determination, rescission, avoidance or repudiation of any Contract, and, so far as each BE Party is aware, there are no facts or circumstances likely to provide such grounds.

7.	Intellectual Property

7.1	Nothing prevents the selling BEG Entity or any other relevant member of the Group from granting or would conflict with the grant of the licences and sub-licences provided for in clauses 18.1 to 18.5. For the purposes of this Warranty, if any Station Third Party Licence Consent is required as described in clause 18.4, such requirement shall be regarded as preventing the selling BEG Entity or other relevant member of the Group from granting a sub-licence under the relevant Station Intellectual Property Licence.

7.2	To the best of each BE Party’s knowledge, information and belief, the selling BEG Entity or another member of the Group either legally and beneficially owns free from all charges, options, mortgages, debentures, rights to acquire, pledges, liens, exclusive or

****	indicates information which has been omitted and filed separately with the Commission sole licences, or challenges, or has a licence to use all Intellectual Property and Information necessary to Operate the Station materially in the manner currently carried on and to fulfil any existing agreements for the Station.

7.3	Details of all registered Station Intellectual Property (and applications for any such right) used or developed for use in connection with the Station have been provided to the Station Purchaser.

7.4	All renewal, application and other official registry fees due prior to the Completion Date for the maintenance of the material Station Intellectual Property have been paid or taken.

7.5	Details of all Station Intellectual Property Licences and all other material licences and agreements relating to any Station Intellectual Property that is a Station Asset granted by any member of the Group have been provided to the Station Purchaser and no member of the Group is, and to the best of the knowledge, information and belief of each BE Party, no third party is, in material breach (or breach that may give rise to a termination right) of any of the same. Notwithstanding the foregoing, to the extent that any BE Party is prohibited from disclosing such details by the terms of any applicable non-disclosure restrictions, it shall only be required to inform the Station Purchaser of the existence of such restrictions and the general impact such restricted details would have on the Operation of the Station and to discuss with the Station Purchaser means (and, where possible, effect such means), if any, for disclosing such restricted details without breaching such restrictions. For the purpose of this Warranty only, the definition of “Station Intellectual Property Licences” under clause 1.1 shall be read as if “Intellectual Property” included all trade marks, service marks and other rights in trade names, business names and signs whether they relate exclusively to the relevant Station or not.

7.6	To the best of the knowledge, information and belief of each BE Party, no person is or has been in the year prior to Completion infringing or making unauthorised use of any material Station Intellectual Property.

7.7	To the best of the knowledge, information and belief of each BE Party, the Operation of the Station has not in the year prior to Completion infringed or made any unauthorised use of any Intellectual Property owned by any third party.

8.	Information Technology

8.1	Details of all material agreements and arrangements relating to Information Technology entered into by, or pursuant to which any benefit is obtained by, any member of the Group in relation to the Station have been provided to the Station Purchaser, and no member of the Group is and, to the best of the knowledge, information and belief of each BE Party, no other party is, in material breach (or a breach that may give rise to a termination right) of any such agreement or arrangement.

8.2	The selling BEG Entity or another BE Party either legally and beneficially owns or has a contractual right to use all Information Technology required for the Operation of the Station in the manner carried on currently and to fulfil any existing agreements.

****	indicates information which has been omitted and filed separately with the Commission

8.3	The Station has not within the last 12 months experienced any material disruption in its Operations as a result of (a) any security breach in relation to any Information Technology, (b) any failure (whether arising from any bug, virus, defect or otherwise), lack of capacity or other sub-standard performance of any Information Technology, or (c) any failure, interruption or defective operation of any Information Technology caused by the occurrence or processing of any date or dates.

9.	Data Protection

9.1	The selling BEG Entity is (either by itself or part of a registration of the Group):

9.1.1	duly registered as a data controller under the Data Protection Act 1998 (or is deemed to be so registered by notification regulations made by virtue of section 19(3) of that Act) for all purposes for which registration is required in respect of the Station; or

9.1.2	exempt from section 17(1) of the Data Protection Act 1998 under paragraph 2 of schedule 14 to that Act and is duly registered as a data user under the Data Protection Act 1984 for all purposes for which registration is required in respect of the Station.

9.2	The selling BEG Entity has complied with all relevant requirements of the Data Protection Act 1984 at all times while that Act was in force and with all relevant requirements of the Data Protection Act 1998 (including the data protection principles set out in each of those Acts respectively).

10.	Employees

10.1	The selling BEG Entity has maintained up-to-date, complete and accurate records regarding the employment of each Station Employee including, without limitation, income tax and social security contributions, health and safety matters and terminations of employment.

10.2	The contract of employment of each Station Employee may be terminated by the employer without damages or compensation (other than that payable by statute) by giving at any time three months’ or less notice.

10.3	No Station Employee with a salary in excess of £50,000 per annum has given notice terminating his contract of employment nor is under notice of dismissal.

10.4	No Station Employee has made or threatened (or is expected to make or threaten) any litigation, arbitration or mediation, administration or criminal proceeding in connection with or arising from his employment.

11.	Grants and Allowances

Neither the sale of the Station nor anything else known to any BE Party will or is likely to result in all or any part of any grants, allowances, aids, subsidies, loans or guarantees paid or made available in relation to the Station during the last six years by, and all outstanding claims for any such grant, allowance, aid, subsidy, loan or guarantee directly or indirectly from, any supranational, national or local authority or government agency becoming repayable, forfeited or invalidated.

****	indicates information which has been omitted and filed separately with the Commission

12.	Consents and Licences

12.1	All material licences, consents, permissions and approvals required for or in connection with the carrying on of the Operation of the Station in the manner currently carried on:

12.1.1	have been obtained;

12.1.2	are not limited to duration or subject to onerous conditions; and

12.1.3	are in full force and effect.

12.2	All reports, returns and information required by law or as a condition of any such licence, consent, permission or approval to be made or given to any person or authority in connection with the Operation of the Station have been made or given to the appropriate person or authority.

12.3	So far as each BE Party is aware, there are no facts or circumstances which might be expected to cause any such licence, consent, permission or approval to be revoked or not renewed.

13.	Environmental Matters

All permits, licences, consents or authorisations required by Environmental Law relating to the Operation of the Station and/or in relation to the Station Sites have been obtained and are in full force and effect.

14.	Accuracy and Adequacy of Information

14.1	Except for the information detailed in paragraph 14.2, each BE Party has taken all reasonable care to ensure that, to the best of its knowledge and belief, written information provided pursuant to:

14.1.1	clause 9.2 and Schedule 12 (Provision of Information) (other than any information provided pursuant to paragraph 5 of that Schedule); and

14.1.2	clauses 9.4.2 and 9.6.2 (in each case other than information which has been prepared or produced by third party consultants), is in every material particular true, accurate and not misleading.

14.2	Information which is a forecast or forward looking in nature or is an intention or opinion of any member of the Group (or any director or senior employee of the same) is honestly held and based on a reasonable analysis of the facts and circumstances on which such information is based.

14.3	No BE Party is aware of any other facts in relation to the information described in paragraphs 14.1 and 14.2, the omission of which would make any such information misleading in any material respect or would be likely to affect materially the import of such information.

****	indicates information which has been omitted and filed separately with the Commission

15.	Station Sites

15.1	Title

15.1.1	The boundaries of the Station Site which is being acquired (the “relevant Station Sites”), each principal means of access and egress to the relevant Station Sites, the location of the relevant Station Site’s security fence and the extent of the selling BEG Entity’s ownership of adjacent land is accurately shown on the relevant Plan (except for the leases referred to in paragraph 8 of Part 1 of Schedule 15 (Station Sites)).

15.1.2	The selling BEG Entity is solely legally and beneficially entitled to each relevant Station Site (and in the case of any relevant Station Site relative to the Scottish Stations is heritable proprietor thereof).

15.1.3	The selling BEG Entity holds each relevant Station Site subject to the Leases and Occupational Leases, particulars of which are set out in the relevant Property Schedules for such Station Site, but is otherwise in physical possession and actual occupation of the whole of each relevant Station Site on an exclusive basis (and except as set out in the relevant Property Schedules for each relevant Station Site, no third party has or is entitled to have any right to possession, occupation or use of such Station Site).

15.1.4	Each relevant Station Site is held free from any mortgage or charge, whether legal or equitable, fixed or floating, (with the exception of the floating charges dated 26 September 2002 and 28 September 2002, the fixed charge dated 3 December 2002 in favour of the Secretary of State, the Standard Security dated 28 November 2002 and recorded in the General Register of Sasines applicable to the County of Ayr on 4 December 2002 in favour of the Secretary of State over Hunterston B and the Standard Security dated 28 November 2002 and recorded in the Division of the General Register of Sasines applicable to the County of East Lothian on 4 December 2002 in favour of the Secretary of State over Torness) and no person has or claims to have any lien on any of the relevant Station Sites or the documents of title.

15.1.5	Each Station Site has the use of all rights, quasi-rights and services (including, without limitation, electricity, water supply, sewerage plant, and telecommunications) which are necessary for the purposes of Operating such Station Site as it is currently Operated by the selling BEG Entity.

15.1.6	The Retained Land and each relevant Station Site together comprise all of the land required for Decommissioning that Station Site.

15.2	Matters affecting the Station Sites

15.2.1	None of the relevant Station Sites or any part thereof is affected by, or is to the knowledge of the selling BEG Entity likely to become so affected by any outstanding dispute, notice or complaint which affects or might in the future affect, in either case to a material extent, the use of any Station Site for the purposes of Operating or, as the case may be, Decommissioning such Station Site.

****	indicates information which has been omitted and filed separately with the Commission

15.2.2	No notice of any material breach of any of the restrictions, conditions and covenants (including any imposed by or pursuant to any Lease or Occupational Lease or agreement for any of the same and whether the selling BEG Entity is the landlord or the tenant thereunder) affecting any of the Station Sites which would have a material adverse effect on the Operation or Decommissioning of a Station Site has been received or is to the knowledge of the selling BEG Entity likely to be received.

15.2.3	There are no restrictive covenants or provisions, charges, restrictions, agreements, conditions or other contractual matters which preclude or limit the Operation of each relevant Station Site as it is carried on by the selling BEG Entity save as may be referred to in any of the documents mentioned in the Property Schedules.

15.3	Other

15.3.1	In relation to each Station Site, the current Decommissioning Plans and the Annual Liability Reports together with any updates required in accordance with clause 12 of the NLFA have been prepared in compliance with the obligations of the selling BEG Entity in the NLFA and contain adequate information to allow the Secretary of State to determine the extent of the Retained Land reasonably required from time to time for the purposes of Decommissioning such Station Site.

15.3.2	The selling BEG Entity warrants that the plans annexed at Part A of the applicable Property Schedules relating to each relevant Station Site are complete and accurate in all material respects.

16.	Tax

16.1	All documents relating to the Station or any part thereof which are subject to stamp duty or any similar tax and by virtue of which any BE Party has any right have been duly stamped.

16.2	The selling BEG Entity has given to the Secretary of State full details of any part of the Station to which the provisions of Part XV of The Value Added Tax Regulations 1995 apply, including, in particular:

16.2.1	the identity (including in the case of leasehold property, the term of years), date of acquisition and cost of the relevant part of the Station; and

16.2.2	the proportion of the input tax for which credit has been claimed (either provisionally or finally in a tax year and stating which).

****	indicates information which has been omitted and filed separately with the Commission

16.3	No election (or application to elect) has been nor will be made before the Completion Date under paragraph 2 of Schedule 10 to the Value Added Tax Act 1994 in relation to the Station or any part thereof.

17.	Interpretation

A reference to a matter or thing being “material” shall be treated as such if it:

(a)	is material in respect of the Operation (whether in whole or in respect of a significant part) of the Station at the date on which the Warranty is being made; or

(b)	has a value in excess of £100,000.

****	indicates information which has been omitted and filed separately with the Commission

Schedule 12

Provision of Information

The information to be provided to the Secretary of State and the relevant Station Purchaser pursuant to clause 9.2 is:

1.	detailed breakdowns of the operating costs and revenues of the relevant Station for the previous 36 months together with forecasts for operating costs and revenues for the following 24 months (including details of the bases and assumptions of such forecasts but excluding price forecast information);

2.	other existing financial information (such as management accounts) for that Station for the three years preceding the date of exercise of the Station Option;

3.	environmental registers and schedules of Station Assets (including schedules of condition) in the form maintained by the relevant BE Party (if any);

4.	a description of the general economic history of the Station in the previous five years, an analysis of expected future economic performance (including a detailed summary of all assumptions on which such analysis is based); and

5.	any other information regarded by the selling BEG Entity (acting reasonably) as pertinent to the past, current and/or future Operation of that particular Station.

****	indicates information which has been omitted and filed separately with the Commission

Schedule 13

Pensions

1.	Having undertaken extensive discussions in good faith, the parties recognise that as at the Execution Date it would be premature to seek to agree terms for any pension arrangements that might apply following the exercise of a Station Option. Accordingly, no such terms are provided for in this Agreement but the parties recognise that such pension arrangements might be the subject of further discussions at a date closer to the Scheduled Closure Date for any Station.

2.	As from the Execution Date, each BEG Entity shall, following receipt thereof, provide to the Secretary of State (or to such advisers as the Secretary of State may nominate) a copy of:

(a)	each final actuarial valuation report produced after the Execution Date by the scheme actuary for each Group of the Electricity Supply Pension Scheme under which employees of any Station accrue benefits from time to time; and

(b)	each annual trustees’ report and accounts produced after the Execution Date for each such Group.

****	indicates information which has been omitted and filed separately with the Commission

Schedule 14

Station Assets

The Station Assets, in respect of any Station, means:

(A)	Plant and Machinery;

(B)	the benefit (and burden) of the Contracts (or, if clause 13.8 applies, a proportion thereof in respect of the BNFL Contracts);

(C)	such Station Intellectual Property as is exclusively used, acquired for use, held for use or developed for use in connection with the relevant Station at the Completion Date;

(D)	nuclear fuel located at that Station other than nuclear fuel which, as at the Completion Date, is Excluded Fuel;

(E)	the Station Specific Spares; and

(F)	all other property, assets (including the Stocks) and rights of the members of the Group used solely in connection with the Operation of the Station at Completion, including all the rights and property relating to the same, but excluding:

(i)	cash in hand or at the bank used in the business carried on at that Station;

(ii)	amounts recoverable in respect of Taxation relating to that Station attributable to periods ended on or before, or transactions occurring on or before, the Effective Date;

(iii)	the Station Intellectual Property, save as referred to in paragraph 1(C) above;

(iv)	the Excluded Assets; and

(v)	the Station Sites; and

(G)	all allowances which are allocated to that Station under any Emissions Trading Scheme from time to time or, where allowances are allocated under any Emissions Trading Scheme by reference to a group of Stations including the Station and not specifically to an individual Station, a fair and reasonable proportion of the allowances allocated by reference to that group of Stations.

In relation to this sub-paragraph (G):

(i)	“Emissions Trading Scheme” means the European Union Emissions Trading Scheme or other local, national or supranational schemes which seek to reduce, allocate or manage the levels of CO2, SO2, NOX, heavy metals or other pollutants or emissions using a market-based mechanism;

(ii)	the quantity of allowances which are deemed to be allocated to a Station shall be determined by reference to the quantity allocated to the Station or the relevant group of Stations under the rules of the relevant Emissions Trading Scheme; and

****	indicates information which has been omitted and filed separately with the Commission

(iii)	the selling BEG Entity shall use its best efforts to ensure that the Station Purchaser receives the full benefit of the quantity of allowances determined in accordance with sub-paragraphs (i) to (ii) above.

In respect of each Completion, the Station Assets referred to in this Schedule 14 (Station Assets) must satisfy the requirements of paragraph 1(E) or 1(F) (as the case may be) of Schedule 6 (Completion Arrangements).

****	indicates information which has been omitted and filed separately with the Commission

Schedule 15

Station Sites

Part 1

1.	Site Transfer

1.1	Where and to the extent that the boundaries of the land required in order for the Station Purchaser to obtain the nuclear site licence required by paragraph 2(C) of Schedule 4 relating to the Station Site are not identical to the boundaries more particularly detailed in Part A of the applicable Property Schedule:

1.1.1	there shall be added to the Site Transfer any additional land so required to the extent that such additional land is comprised in the Retained Land (as defined in Part 2 of this Schedule) ; and

1.1.2	subject to paragraph 1.2 of this Part of this Schedule, there shall be excluded from the Site Transfer any part of the land coloured blue on the relevant Plan which is not so required.

1.2	There shall also be added to the Site Transfer such additional land as is shown as required for the purpose of Decommissioning the Station Site on the plan annexed to or forming part of the most recent Decommissioning Plans for the Station Site delivered to the NDA from time to time (a copy of which shall be provided by the selling BEG Entity to the Secretary of State in accordance with the provisions of the NLFA).

1.3	Land added to the Site Transfer pursuant to these paragraphs 1.1.1 and 1.2 of this Part of this Schedule shall be transferred subject to and (where appropriate) with the benefit of all matters affecting it at the date of this Agreement and any matters arising after the date of this Agreement otherwise than by reason of the voluntary act of the selling BEG Entity or its successors in title.

2.	Matters to which the sale is subject

2.1	The land comprised in the Site Transfer is sold subject to and (where appropriate and subject to the provisions of paragraphs 3 and 7 of Part 2 of this Schedule) with the benefit of all matters affecting it at Completion, including (without limitation) the following:

2.1.1	all local land charges and all matters capable of registration as local land charges (including without prejudice to the generality of the foregoing, planning permissions with conditions, planning agreements, highway agreements, conservation area orders, agreements with the local authorities and smoke control orders);

2.1.2	all notices served and orders, demands, proposals or requirements made by any local or other competent authority;

****	indicates information which has been omitted and filed separately with the Commission

2.1.3	all exceptions and reservations of whatever nature, all rights of way, water, light, air or other rights, easements, servitudes and wayleaves, restrictions, burdens and conditions (whether constituted in the title deeds or otherwise) and (in addition, in relation to the Scottish Stations) all other matters stated or referred to in the title deeds in respect of the Scottish Stations (including without prejudice to the generality of the foregoing the title deeds and others specified in Part A and Part B of Schedule 24);

2.1.4	all overriding interests, as defined by Schedule 3 as varied, so far as applicable, by Schedule 12 of the Land Registration Act 2002 and, in respect of the Scottish Stations, all overriding interests as defined in the Land Registration (Scotland) Act 1979 as amended;

2.1.5	all matters recorded in registers open to public inspection; and

2.1.6	the matters referred to in the Property Schedules so far as they relate to the land comprised in the Site Transfer and are still subsisting and capable of taking effect at Completion.

3.	Vacant Possession

3.1	The land comprised in the Site Transfer will be sold with vacant possession of the whole on Completion, subject to all Occupational Leases so far as any of them are still existing and capable of taking effect and, in the case of the Scottish Stations, all rights of tenants under the Agricultural Holdings (Scotland) Acts as regards security of tenure.

4.	Title

4.1	In the case of any part of the land comprised in the Site Transfer title to which is registered at H.M. Land Registry, the selling BEG Entity shall show proof of title in accordance with rules to be made pursuant to Schedule 10 of the Land Registration Act 2002 or, in the absence of such rules, as if section 110 of the Land Registration Act 1925 continued in effect.

4.2	In the case of any part of the land comprised in the Site Transfer the title to which is freehold and is not registered at H.M. Land Registry, the selling BEG Entity shall deduce title from and commencing with a good root of title not less than fifteen years old.

4.3	In the case of any part of the land comprised in the Site Transfer the title to which is leasehold and is not registered at H.M. Land Registry, the selling BEG Entity shall deduce title from and commencing with the Lease.

4.4	The selling BEG Entity shall procure that any financial charges affecting the land comprised in the Site Transfer (with the exception of the financial charges held by the Secretary of State) are discharged on or before the Completion Date.

5.	Site Transfer

5.1	On the Completion Date, the selling BEG Entity will deliver to the Station Purchaser a duly executed Site Transfer with full title guarantee (except in relation to the Scottish

****	indicates information which has been omitted and filed separately with the Commission

Stations where the selling BEG Entity will deliver a validly executed disposition granting warrandice (excepting therefrom the Occupational Leases, servitudes, wayleaves and rights of way) to the Station Purchaser) together with a duplicate which duplicate shall be executed and unconditionally delivered by the Station Purchaser to the selling BEG Entity at Completion.

5.2	The Site Transfer shall include the matters referred to in Part 2 of this Schedule.

5.3	Without prejudice to section 162 of the Law of Property Act 1925, the perpetuity period applicable to a Site Transfer shall be eighty years from the date of the Site Transfer.

6.	Transfer of property agreements

6.1	Subject to paragraph 6.3 and 6.4 of this Part of this Schedule, a Station Purchaser shall become entitled upon Completion of the acquisition of the land comprised in the Site Transfer to the benefits and rights and shall be responsible for complying with the obligations on the part of the selling BEG Entity under the Property Agreements (insofar as they are then subsisting and relate to such Station Site) and the selling BEG Entity shall assign with full title guarantee the Property Agreements relating to the land comprised in the Site Transfer to the Station Purchaser on the Completion Date.

6.2	In the case of any Property Agreements relating to the land comprised in the Site Transfer relative to the Scottish Stations (the “Scottish Property Agreements”), subject to paragraph 6.3 of this Part of this Schedule, a Station Purchaser shall become entitled upon Completion of the acquisition of the land comprised in the Site Transfer relative to any Scottish Station to the benefits and rights and shall be responsible for complying with the obligations on the part of the selling BEG Entity under such Scottish Property Agreements (insofar as they are then subsisting and relate to such Station Site) and provided such Scottish Property Agreements are transmissible to successors or third parties, assignation would not breach any such Scottish Property Agreement and no Property Consent is required to the assignation of any such Scottish Property Agreement, at and with effect from Completion the selling BEG Entity and the Station Purchaser shall enter into and validly execute in self-proving manner in accordance with the Requirements of Writing (Scotland) Act 1995, an assignation of the relevant Scottish Property Agreements in a form to be agreed between the selling BEG Entity and the Station Purchaser (or where another member of the Group is party to the Scottish Property Agreements in question, the selling BEG Entity shall procure that the relevant member of the Group enters into an assignation thereof). The Station Purchaser undertakes to the selling BEG Entity validly to intimate any such assignation to the third party under the Scottish Property Agreements in question forthwith upon the said assignation being entered into between the parties and at the same time to copy the said intimation to the selling BEG Entity.

6.3	The selling BEG Entity shall not assign or attempt to assign any Property Agreement if the assignment or attempted assignment would constitute a breach of such Property Agreement, in which case paragraph 6.5 of this Part of this Schedule, will apply.

****	indicates information which has been omitted and filed separately with the Commission

6.4 6.4.1	Where a Property Consent is required to the assignment of any Property Agreement to a Station Purchaser, the Station Purchaser and the selling BEG Entity shall each be responsible (both before and after Completion and at their own expense) for obtaining and shall each use all reasonable endeavours to obtain any such Property Consent. Upon whichever is the later of Completion and any such Property Consent being obtained, the selling BEG Entity shall assign with full title guarantee the Property Agreement (excepting any Scottish Property Agreement) to which that Property Consent relates.

6.4.2	In respect of the Scottish Property Agreements, where a Property Consent is required to assignation of any such Scottish Property Agreement and assignation to the Station Purchaser is not a breach of such Scottish Property Agreement and is permissible under such Scottish Property Agreements upon whichever is the later of Completion and any such Property Consent being obtained the selling BEG Entity and the Station Purchaser shall enter into and validly execute in accordance with the Requirements of Writing (Scotland) Act 1995, an assignation of the relevant Scottish Contract (in a form to be agreed between the selling BEG Entity and the Station Purchaser) (or where another member of the Group is party to the Scottish Property Agreements in question, the selling BEG Entity shall procure that the relevant member of the Group enters into an assignation thereof). The Station Purchaser undertakes to the selling BEG Entity validly to intimate any such assignation to the third party under the Scottish Property Agreements in question forthwith upon the said assignation being entered into between the parties and at the same time to copy the said intimation to the selling BEG Entity.

6.5	Where a Property Agreement is not assignable, the Station Purchaser and selling BEG Entity shall each be responsible (both before and after Completion and at their own expense) for entering into and procuring that all relevant third parties enter into a novation agreement in a form satisfactory to the Station Purchaser (acting reasonably) in respect of that Property Agreement with the intent that, with effect from whichever is the later of Completion and the date such novation agreement is entered into, the Station Purchaser shall perform the obligations on the part of the selling BEG Entity contained in the Property Agreement and be bound by it as if the Station Purchaser were a party to that Property Agreement in lieu of the selling BEG Entity as from the date of its novation and the selling BEG Entity shall be released from the further performance of such Property Agreement and any liability under such Property Agreement.

****	indicates information which has been omitted and filed separately with the Commission

6.6	After Completion and pending an election being made by the Station Purchaser in accordance with paragraph 6.7 of this Part of this Schedule in relation to the relevant Property Agreement, until any necessary Property Consent to the assignment of a Property Agreement is obtained in accordance with paragraph 6.4 of this Part of this Schedule or a novation agreement has been entered into in respect of a Property Agreement in accordance with paragraph 6.5 of this Part of this Schedule, the following provisions shall apply:

6.6.1	the selling BEG Entity shall be treated as holding the benefit of that Property Agreement on trust for the Station Purchaser and any benefit shall be promptly paid over to the Station Purchaser; and

6.6.2	the Station Purchaser shall perform on behalf of the selling BEG Entity, in accordance with and subject to the provisions of clause 14.4 as if the Property Agreement were a Contract, the obligations of the selling BEG Entity under that Property Agreement arising after Completion.

6.7	If any Property Consent is not obtained or a novation agreement is not entered into in respect of a Property Agreement in accordance with this paragraph 6 of this Part of this Schedule in either case within twelve months after the Completion Date (or such longer period as the selling BEG Entity and the Station Purchaser shall agree), that Property Agreement shall, if the Station Purchaser elects in writing, be treated as having been excluded from the sale of the land comprised in the Site Transfer under this Agreement so that the parties’ obligations in respect of that Property Agreement shall end immediately after such election is made, and neither party shall have any further obligation to the other relating to such Property Agreement (but without prejudice to any antecedent breach of the provisions of this paragraph 6 of this Schedule).

6.8	Without prejudice to any claims which a Station Purchaser might have under clause 23 (Station Purchaser’s Remedies) or otherwise, if in connection with the sale and acquisition of the land comprised in the Site Transfer, the selling BEG Entity has omitted to give full, complete and accurate details of or to disclose the existence of a Property Agreement to the relevant Station Purchaser then the Station Purchaser may elect in writing, within one month after becoming aware of such details or the existence of such Property Agreement (as the case may be), that such Property Agreement shall:

6.8.1	be excluded from the sale and acquisition of that Station Site so that the parties’ obligations in respect of that Property Agreement shall end immediately after such election is made (but without prejudice to any antecedent breach of the provisions of this paragraph 6 of this Part of this Schedule); or

6.8.2	be treated as and deemed to be a Property Agreement to be assigned or novated with the intent that, amongst other things, the obligations of the selling BEG Entity with regard to the assignment or novation of Property Agreements under this paragraph 6 of this Part of this Schedule shall continue to apply to that Property Agreement.

****	indicates information which has been omitted and filed separately with the Commission

7.	Property Documents

The Station Purchaser shall enter into such deeds of covenant, agreements, deeds, undertakings or other arrangements in favour of third parties as such third parties may be entitled to require under any of the Property Documents in relation to the transfer of the land comprised in the Site Transfer and/or the assignment of the applicable Property Agreement.

8.	Transfer or assignment of leases

8.1	The lease of offices at the administration block at Hinkley Point Power Station which is registered at H.M. Land Registry with Title Number ST127518 shall be transferred to the Station Purchaser at the written request of the Station Purchaser on the later of the Completion Date in relation to Hinkley Point Power Station and the date on which the Station Purchaser confirms in writing to the selling BEG Entity that the Station Purchaser complies with the conditions set out in clauses 3.15 and 3.16 of that lease. Where such a request has been made, after such Completion Date, and pending completion of such transfer, the Station Purchaser shall have the unrestricted use and occupation of these offices and shall perform, on behalf of the selling BEG Entity (but at the Station Purchaser’s sole cost, risk and expense), the obligations of the selling BEG Entity under that lease and shall indemnify the selling BEG Entity and keep the selling BEG Entity fully indemnified against all liabilities, losses, actions, proceedings, costs, demands and expenses brought or made against or incurred by the selling BEG Entity arising from the fact that the conditions set out in clauses 3.15 and 3.16 of the lease have not been complied with.

8.2	The lease of Hill Wood at Sizewell A Power Station which is registered at H.M. Land Registry with Title Number SK160388 shall be transferred to the Station Purchaser at the written request of the Station Purchaser on the later of the Completion Date in relation to Sizewell A Power Station and the date on which the Station Purchaser confirms in writing to the selling BEG Entity that the Station Purchaser complies with the conditions set out in clauses 3.17 and 3.18 of that lease. Where such a request has been made, after the Completion Date, and pending completion of such transfer, the Station Purchaser shall have the unrestricted use and occupation of these offices and shall perform, on behalf of the selling BEG Entity (but at the Station Purchaser’s sole cost, risk and expense), the obligations of the selling BEG Entity under that lease and shall indemnify the selling BEG Entity and keep the selling BEG Entity fully indemnified against all liabilities, losses, actions, proceedings, costs, demands and expenses brought or made against or incurred by the selling BEG Entity arising from the fact that the conditions set out in clauses 3.17 and 3.18 of the lease have not been complied with.

8.3	The lease of part of the seabed at Sizewell B dated 18 August 2000 contains a prohibition against assignment or underletting. At the written request of the Station Purchaser, the Station Purchaser and the selling BEG Entity shall each be responsible (both before and after Completion and at their own expense) for applying for a novation of that lease to the Station Purchaser in accordance with paragraph 6.5 of this Part of this Schedule (as if the lease were a Property Agreement). Where such a request has been

****	indicates information which has been omitted and filed separately with the Commission made, after the Completion Date in relation to Sizewell and pending the novation of the lease to the Station Purchaser the Station Purchaser shall have the unrestricted use and occupation of that part of seabed (subject to the terms of the lease) and shall perform, on behalf of the selling BEG Entity (but at the Station Purchaser’s sole cost, risk and expense), the obligations of the selling BEG Entity under that lease and shall indemnify the selling BEG Entity and keep the selling BEG Entity fully indemnified against all liabilities, losses, actions, proceedings, costs, demands and expenses brought or made against or incurred by the selling BEG Entity arising from the provisions of the lease or the acts or omissions of the Station Purchaser.

8.4	Any transfer pursuant to paragraphs 8.1 or 8.2 of this Part of this Schedule shall:

8.4.1	be made with full title guarantee subject to and (where appropriate) with the benefit of:

(A)	all matters affecting the property comprised in the relevant transfer at the date of the transfer other than those arising by reason of the voluntary act of the selling BEG Entity or its successors in title after the date of this Agreement but including without limitation those referred to in paragraphs 2.1.1 to 2.1.5 of this Part of this Schedule; and

(B)	in the case of a transfer pursuant to paragraph 8.1 of this Part of this Schedule, the entries on the registers of Title Number ST127518 (except for any financial charges) and in the case of a transfer pursuant to paragraph 8.2 of this Part of this Schedule, the entries on the registers of Title Number SK160388 (except for any financial charges);

8.4.2	contain a covenant as described in paragraph 2 of Part 2 of this Schedule adapted as necessary in respect of the subject matter of the transfer;

8.4.3	contain the same provisions as are contained in paragraph 8 of Part 2 of this Schedule; and

8.4.4	with the object and intention of affording to the selling BEG Entity a full and sufficient indemnity, but not further or otherwise, contain a covenant by the Station Purchaser to comply after the date of the transfer with all matters subject to which the property comprised in the relevant transfer is transferred and are binding on the selling BEG Entity and are still subsisting and capable of taking effect.

9.	Title Restrictions

9.1	Provided that the Station Purchaser complies with its obligations under paragraph 7 of this Part of this Schedule, and that either:

9.1.1	the circumstances referred to in clause 7.2.2 of the Nuclear Site Licensees Nuclear Safety Agreement dated 22 April 1996 (the “Nuclear Site Licensees Nuclear Safety Agreement”) apply; or

****	indicates information which has been omitted and filed separately with the Commission

9.1.2	notwithstanding that the circumstances referred to in clause 7.2.2 of the Nuclear Site Licensees Nuclear Safety Agreement do not apply, Magnox (or the then counterparty to the said agreement) has granted express consent to the transfer of the land comprised in the Site Transfer to the Station Purchaser the selling BEG Entity shall provide to the Station Purchaser at Completion or as soon thereafter as such conditions are satisfied the following certificates which are required by restrictions entered on the proprietorship registers of the titles to the relevant Station Sites:

Dungeness B Power Station

(a)	a certificate that the Station Purchaser has covenanted in accordance with paragraph 4 in the Fourth Schedule to a transfer dated 31 March 1996 referred to in the Charges Register to Title Number K761827;

(b)	a certificate that the restrictions on dealings imposed by the Nuclear Site Licensees Nuclear Safety Agreement do not apply or (as appropriate) that Magnox (or the then counterparty to the said agreement) has granted express consent to the transfer of the Station Site to the Site Purchaser; and

(c)	a certificate that the restrictions on dealing imposed by a Deed of Covenant dated 2 December 2002 made between (1) The Secretary of State (2) Magnox and (3) BEG do not apply.

Hinkley Point B Power Station

(a)	a certificate that the Station Purchaser has covenanted in accordance with paragraph 5 in the Fourth Schedule to a transfer dated 31 March 1996 referred to in the Charges Register to Title Number ST127567;

(b)	a certificate that the Station Purchaser has covenanted in accordance with paragraph 4.1 of the Tenth Schedule and/or paragraph 4.2 of the Tenth Schedule to a transfer dated 31 March 1996 referred to in the Charges Register to Title Number ST127567 or that those paragraphs do not apply;

(c)	a certificate that the restrictions on dealings imposed by the Nuclear Site Licensees Nuclear Safety Agreement do not apply or (as appropriate) that Magnox (or the then counterparty to the said agreement) has granted express consent to the transfer of the Station Site to the Site Purchaser; and

(d)	a certificate that the restrictions on dealing imposed by a Deed of Covenant dated 2 December 2002 made between (1) The Secretary of State (2) Magnox and (3) BEG do not apply.

Sizewell B Power Station

(a)	a certificate that the Station Purchaser has covenanted in accordance with paragraph 5 in the Fourth Schedule to a transfer dated 31 March 1996 referred to in the Charges Register to Title Number SK160398;

****	indicates information which has been omitted and filed separately with the Commission

(b)	a certificate that the restrictions on dealings imposed by the Nuclear Site Licensees Nuclear Safety Agreement do not apply or (as appropriate) that Magnox (or the then counterparty to the said agreement) has granted express consent to the transfer of the Station Site to the Site Purchaser;

(c)	a certificate that the restrictions on dealing imposed in favour of any site licensed under the Nuclear Installations Act 1965 or any legislation amending or replacing that Act do not apply to the transfer of the Station Site to the Site Purchaser; and

(d)	a certificate that the restrictions on dealing imposed by the Deed of Covenant dated 2 December 2002 made between (1) The Secretary of State (2) Magnox and (3) BEG do not apply.

9.2	As security for the performance of its obligation to give the certificates referred to in paragraph 9.1 of this Part of this Schedule, the selling BEG Entity irrevocably appoints the Secretary of State (with power to delegate) as its attorney to execute and deliver documents containing one or more such certificates.

10.	Apportionments

10.1	All rents, rates and other outgoings in respect of the land comprised in the Site Transfer for the period up to but excluding the Effective Date shall be borne by the selling BEG Entity and for any period from and including the Effective Date shall be borne by the Station Purchaser.

10.2	All rents, licence fees and other income receivable under any Occupational Lease shall in respect of the period up to but excluding the Effective Date belong to the selling BEG Entity and in respect of the period from and including the Effective Date shall belong to the Station Purchaser.

****	indicates information which has been omitted and filed separately with the Commission

Part 2

1.	Definitions

1.1	In this Part of this Schedule the following definitions apply in relation to the land comprised in a Site Transfer:

“Access Road” means the access road coloured orange on the relevant Plan;

“Access Ways” means the principal means and emergency means of access to and egress from the land comprised in the relevant Site Transfer existing at the date of this Agreement by road (including the Access Road) and (if applicable) rail or such suitable replacement of, alternative to or variation of such means of access and egress of no less substantial construction and capacity as may be approved by the Secretary of State after the date of this Agreement and before the date of the Site Transfer;

“conduits” means pipes, wires, cables, drains, sewers, culverts and associated apparatus, installations and equipment and other similar items;

“Deed of Covenant” means the draft deed set out in Part 3 of this Schedule;

“Retained Land” means:

(a)	for the purpose of paragraph 1.1.1 of Part 1 of this Schedule, the aggregate of the land shown coloured green on the relevant Plan and the land shown coloured blue on the relevant Plan but excluding the land shown coloured pink on the relevant Plan; and

(b)	for the purpose of the Site Transfer, the aggregate of the land shown coloured green on the relevant Plan, the land shown coloured blue on the relevant Plan and the Services Corridor but excluding the land the subject of the Site Transfer;

“Selling BEG Entity’s Adjoining Land” means the land shown edged red on the relevant Plan but excluding the land comprised in the Site Transfer; and

“Services Corridor” means the Access Road and to the extent that such land forms part of the Selling BEG Entity’s Adjoining Land the strips of land measuring 5 metres wide on either side of the Access Road.

1.2	Areas are shown coloured on the Plan for the purpose of identification only.

2.	Indemnity covenant

With the object and intention of affording to the selling BEG Entity a full and sufficient indemnity, but not further or otherwise, the Station Purchaser will covenant and undertake in the Site Transfer or if the Station Purchaser or selling BEG Entity shall reasonably so require in a separate deed of covenant (or in the case of any Site Transfer relative to one of the Scottish Stations, such agreements or deeds or undertakings or Deed of Conditions as appropriate and as agreed between the selling BEG Entity and the

****	indicates information which has been omitted and filed separately with the Commission

Station Purchaser) to comply with all matters subject to which the land comprised in the relevant Site Transfer is sold, including, without limitation:

2.1.1	the matters referred to in the applicable Property Documents;

2.1.2	the obligations arising under the applicable Leases;

2.1.3	the obligations arising under the applicable Occupational Leases;

2.1.4	the obligations arising under the applicable Property Agreements; and

2.1.5	in the case of the Scottish Stations, in addition, all burdens, obligations, conditions, restrictions, servitudes, wayleaves and rights of way affecting that Scottish Station,

after the date of the Site Transfer insofar as they relate to the land comprised in the relevant Site Transfer and are binding on the selling BEG Entity and are still subsisting and capable of taking effect.

3.	Easements, servitudes and rights granted

3.1	The land comprised in the Site Transfer shall be transferred with full title guarantee (or warrandice (excepting therefrom the Occupational Leases, servitudes, wayleaves and rights of way in the case of the Scottish Stations)) together with the following easements, servitudes and rights which are to be granted to the Station Purchaser and the owners and occupiers for the time being of the land comprised in the Site Transfer for the benefit of the land comprised in the Site Transfer and any contiguous land in the ownership or occupation of the Station Purchaser at the date of the Site Transfer (including land occupied pursuant to the right to be granted pursuant to paragraph 3.1.4 of this Part of this Schedule) and are to be exercisable in common with the selling BEG Entity and its successors in title and the persons to whom the selling BEG Entity (or its successors) may (with the consent where requisite of the Secretary of State in relation to the Retained Land) grant or have granted similar rights and other persons who may be entitled to use them:

3.1.1	The right (which, in the case of the Scottish Stations insofar as the selling BEG Entity can competently grant same) is granted to pass and repass with or without vehicles and (if applicable) trains and wagons at all times for the purpose of access and egress over and along the Access Ways existing at the date of the Site Transfer or such suitable alternative or varied Access Ways of no less substantial construction and capacity as may from time to time be substituted in whole or in part for the then existing Access Ways by the selling BEG Entity or its successors in title at its or their cost as may be approved by the Station Purchaser or its successors (acting reasonably where not the Secretary of State) which shall thenceforth be known as the Access Ways;

3.1.2	the right to use all conduits existing at the date of the Site Transfer laid through, under or over the Selling BEG Entity’s Adjoining Land and serving the land comprised in the Site Transfer or laid pursuant to provisions to be included in

****	indicates information which has been omitted and filed separately with the Commission the Site Transfer by reason of paragraph 3.1.3 of this Part of this Schedule subject to the right of the selling BEG Entity and its successors in title after the date of the Site Transfer at its or their own cost to divert, relay or reposition any such conduits subject to their providing such suitable alternative or varied conduits of no less substantial construction and capacity as may be approved by the Secretary of State where those conduits are laid through, under or over the Retained Land;

3.1.3	subject to paragraph 3.2 of this Part of this Schedule, the right to enter and remain upon the Retained Land with equipment in order to lay further conduits through, under or over the Retained Land;

3.1.4	save insofar as reasonably suitable alternative land in the ownership or control of the Station Purchaser and/or the Secretary of State is available, the right to enter and remain upon and carry out works on so much of the Retained Land as the Station Purchaser may reasonably require from time to time for the purposes of the Decommissioning of the Station and subject to the terms of any agreement or rights then affecting such Retained Land, provided that where any part of the Retained Land is no longer reasonably required by the Station Purchaser for the purposes of this paragraph 3.1.4, the Station Purchaser shall give notice in writing to the selling BEG Entity to that effect and from the date of that notice the provisions of this paragraph 3.1.4 shall cease to apply to that part of the Retained Land;

3.1.5	subject to the provisions of the Occupational Leases, the right to enter and remain upon the Selling BEG Entity’s Adjoining Land with equipment in order to inspect, test, maintain, cleanse and repair (including where necessary renewal and replacement):

(A)	the Access Ways;

(B)	the conduits situated within the Selling BEG Entity’s Adjoining Land referred to in paragraph 3.1.2 of this Part of this Schedule;

(C)	to the extent reasonably required, the Station Site security fence; and

(D)	to the extent reasonably required, the buildings and structures on the land comprised in the Site Transfer; and

3.1.6	the right of support from the Selling BEG Entity’s Adjoining Land for the land comprised in the Site Transfer.

3.2	Where the Station Purchaser wishes to lay further conduits through, under or over the Retained Land (but not wholly through, under or over the Services Corridor), the selling BEG Entity may, subject to the Station Purchaser being reasonably satisfied:

3.2.1	that laying such further conduits wholly through, under or over the Services Corridor would not affect the costs or efficiency of Operating or Decommissioning the Station Site; and

****	indicates information which has been omitted and filed separately with the Commission

3.2.2	that the Station Purchaser has received a satisfactory undertaking from the selling BEG Entity to indemnify the Station Purchaser against any costs arising as a result of specifying, designing and installing such further conduits wholly through, under or over the Service Corridor which would not have arisen had the further conduits been laid in the location within the Retained Land originally selected by the Station Purchaser, require that such further conduits are laid wholly through, under or over the Services Corridor.

4.	Exceptions and reservations

The Site Transfer shall except and reserve the following exceptions and reservations in favour of the selling BEG Entity and the owners and occupiers for the time being of the Selling BEG Entity’s Adjoining Land which exceptions and reservations shall, in the case of a Site Transfer relative to any of the Scottish Stations, be created heritable and irredeemable servitude rights or wayleaves as appropriate:

4.1.1	the right (in common with others, where applicable) to use all conduits existing at the date of the Site Transfer laid through, under or over the land comprised in the Site Transfer and serving the Selling BEG Entity’s Adjoining Land subject to the right of the Station Purchaser and its successors in title after the date of the Site Transfer at its or their own cost to divert, relay or reposition any such conduits and the provisions of the relevant paragraph in the Site Transfer shall apply to such conduits in such new positions;

4.1.2	the right to lay further conduits under or through the land comprised in the Site Transfer and make such connections and install apparatus for such purpose as are reasonably necessary to enable the selling BEG Entity and its successors in title to establish a connection to the National Grid or the Scottish System;

4.1.3	to enter and remain upon the land comprised in the Site Transfer with equipment in order to inspect, test, maintain, cleanse and repair (including where necessary renewal and replacement):

(A)	the conduits situated within the land comprised in the Site Transfer referred to in paragraphs 4.1.1 and 4.1.2 of this Part of this Schedule; and

(B)	such connections and/or apparatus within the land comprised in the Site Transfer as relate to the selling BEG Entity’s connection to the National Grid; and

4.1.4	the right of support from the land comprised in the Site Transfer for the Selling BEG Entity’s Adjoining Land.

4.1.5	(where the land comprised within the Site Transfer includes the whole or part of the Access Road) the right to pass and repass with or without vehicles at all times for the purpose of access and egress over and along the Access Road (or such part) existing at the date of the Site Transfer or such suitable alternative

****	indicates information which has been omitted and filed separately with the Commission

Access Road (or such part) of no less substantial construction and capacity as may from time to time be substituted in whole or in part for the then existing Access Road (or such part) by the Station Purchaser or its successors in title at its or their cost as may be approved by the selling BEG Entity or its successors (acting reasonably).

5.	Selling BEG Entity’s Covenants and obligations

5.1	In the Site Transfer, the selling BEG Entity shall covenant with or undertake to the Station Purchaser that the selling BEG Entity and its successors in title shall observe and perform the following covenants and obligations to the intent that such covenants are taken for the benefit and protection of each and every part of the land comprised in the Site Transfer and any other contiguous land in the ownership or occupation of the Station Purchaser at the date of the Site Transfer or used pursuant to the right granted in paragraph 3.1.4 of this Part of this Schedule insofar as such parts are capable of benefiting from them and so as to bind the applicable parts of the Selling BEG Entity’s Adjoining Land and each and every part of them whoever may own them from time to time:

5.1.1	subject to the Station Purchaser paying a fair proportion of the cost incurred in so doing, to maintain, repair and renew as and when necessary the Access Ways so far as they are within the Selling BEG Entity’s Adjoining Land or the selling BEG Entity otherwise has the right to do so or to procure the same;

5.1.2	subject to the Station Purchaser paying a fair proportion of the cost incurred in so doing, to maintain, repair and renew as and when necessary the conduits on the selling BEG Entity’s Adjoining Land serving the land comprised in the Site Transfer or such other contiguous land at the date of the Site Transfer or the land used pursuant to the right granted by paragraph 3.1.4 of this Part of this Schedule in common with the Selling BEG Entity’s Adjoining Land;

5.1.3	by way of indemnity only to maintain and keep the conduits on the land comprised in the Site Transfer which exclusively serve the Selling BEG Entity’s Adjoining Land in good repair and condition;

5.1.4	except in relation to Retained Land situated in Scotland, not to make a disposal of the Retained Land or any part of it to a third party other than by way of a grazing licence for less than one year not conferring security of tenure without first delivering to the Secretary of State a deed in the form of the Deed of Covenant duly executed by the third party. For the avoidance of doubt, disposal of any Retained Land in Scotland or any part of it to a third party by way of a grazing licence for less than one year not conferring security of tenure shall be permitted;

5.1.5	not to carry out any development (as defined in section 55 of the Town and Country Planning Act 1990 and section 26 of the Town and Country Planning (Scotland) Act 1997) on the Retained Land after the date of the Site Transfer which might reasonably be expected to interfere with the prompt and efficient carrying out and completion of the Decommissioning of the Station without the consent of the Secretary of State;

****	indicates information which has been omitted and filed separately with the Commission

5.1.6	except in relation to the Scottish Stations, to supply without delay when so requested the certificates required in order to enable registration at H.M. Land Registry to occur where the conditions covered by the restrictions have been satisfied;

5.1.7	when considering or planning any matter which may involve the entry onto the land comprised in the Site Transfer pursuant to the rights to be included in the Site Transfer by reason of paragraphs 4.1.1, 4.1.2 or 4.1.3 of this Part of this Schedule or otherwise affect the land comprised in the Site Transfer and save in case of emergency, to consult in detail with the Station Purchaser or its successors at an early stage about the proposals and their possible effect on:

(A)	the present or future use of the land comprised in the Site Transfer;

(B)	its current occupiers and their rights;

(C)	the value of the land comprised in the Site Transfer;

(D)	the Decommissioning of the Station

and to take the Station Purchaser’s representations into account;

5.1.8	in exercising any rights of entry or carrying out works on the land comprised in the Site Transfer, to give advance notice of such intended entry or works which is reasonable in the circumstances (except in case of emergency when such notice as is possible shall be given) and to comply with all proper security and safety arrangements notified in writing from time to time by the Station Purchaser to the selling BEG Entity or its successors and to comply at all times with any requirements of the Station Purchaser’s nuclear site licence granted in respect of the whole or part of the land comprised in the Site Transfer under the Nuclear Installations Act 1965 and notified in writing from time to time by the Station Purchaser to the selling BEG Entity or its successors and forthwith to remedy any physical damage caused to the land comprised in the Site Transfer in the exercise of such rights; and

5.1.9	to join with the Station Purchaser in marking the boundary of the land comprised in the Site Transfer and of any land used pursuant to paragraph 3.1.4 of this Part of this Schedule.

6.	Station Purchaser’s Covenants and obligations

6.1	In the Site Transfer, the Station Purchaser shall covenant with or undertake to the selling BEG Entity that the Station Purchaser and its successors in title shall observe and perform the following covenants and obligations to the intent that such covenants and obligations are taken for the benefit and protection of each and every part of the Selling BEG Entity’s Adjoining Land insofar as such parts are capable of benefiting from them

****	indicates information which has been omitted and filed separately with the Commission and so as to bind the land comprised in the Site Transfer and each and every part of it whoever may own it from time to time:

6.1.1	to pay a fair proportion of the cost incurred in maintaining, repairing and renewing as and when necessary the Access Ways so far as they are within the Selling BEG Entity’s Adjoining Land or the selling BEG Entity is obliged to do so;

6.1.2	subject to the selling BEG Entity paying a fair proportion of the cost incurred in so doing, to maintain, repair and renew as and when necessary the conduits on the land comprised in the Site Transfer serving the Selling BEG Entity’s Adjoining Land at the date of the Site Transfer in common with the land comprised in the Site Transfer;

6.1.3	by way of indemnity only to maintain and keep the conduits on the Selling BEG Entity’s Adjoining Land which exclusively serve the land comprised in the Site Transfer in good repair and condition;

6.1.4	except in relation to the Scottish Stations, not to dispose of the land comprised in the Site Transfer or any part of it to a third party other than by way of a grazing licence for less than one year not conferring security of tenure without first delivering to the selling BEG Entity or its successors in title a deed in the form of the Deed of Covenant duly executed by the third party;

6.1.5	except in relation to the Scottish Stations, to supply without delay when so required the certificates required in order to enable registration at H.M. Land Registry to occur where the conditions covered by the restrictions shall have been satisfied;

6.1.6	when considering or planning any matter which may involve the entry onto the Selling BEG Entity’s Adjoining Land pursuant to the rights to be included in the Site Transfer by reason of paragraph 3.1.5 of this Part of this Schedule or otherwise affect the Selling BEG Entity’s Adjoining Land and save in case of emergency, to consult in detail with the selling BEG Entity or its successors at an early stage about the proposals and their possible effect on:

(A)	the present or future use of the Selling BEG Entity’s Adjoining Land;

(B)	its current occupiers and their rights;

(C)	the value of the Selling BEG Entity’s Adjoining Land so far as reasonably possible;

and where the Station Purchaser is not the Secretary of State to take the selling BEG Entity’s representations into account;

6.1.7	in exercising any rights of entry or carrying out works on the Selling BEG Entity’s Adjoining Land to give advance notice of such intended entry or works which is reasonable in the circumstances (except in case of emergency when

****	indicates information which has been omitted and filed separately with the Commission such notice as is possible shall be given) and to comply with all proper security and safety arrangements notified in writing from time to time by the selling BEG Entity or its successor to the Station Purchaser and forthwith to remedy any physical damage caused to the Retained Land in the exercise of such rights;

6.1.8	to join with the selling BEG Entity at the Station Purchaser’s cost in marking the boundary of the land comprised in the Site Transfer and of any land used pursuant to paragraph 3.1.4 of this Part of this Schedule;

6.1.9	at such time as the land used pursuant to paragraph 3.1.4 of this Part of this Schedule is no longer required for the purposes of the Decommissioning of the Station, to remove all structures erected by the Station Purchaser on such land and any concrete so laid in such land for or during such use; and

6.1.10	in the case of a Site Transfer relative to a Scottish Station, the foregoing covenants, undertakings and obligations by the Station Purchaser shall be created real burdens and obligations upon and affecting the land comprised in the Site Transfer and each and every part of it whoever may own it from time to time for the benefit and protection of the Selling BEG Entity’s Adjoining Land and each and every part thereof and the owners thereof from time to time.

7.	No Implied Rights

The Site Transfer shall include a declaration to the effect that except in relation to the rights expressly granted and such rights, easements, servitudes, wayleaves and privileges as are required for the Operating of the Station Site, all rights, easements, servitudes, wayleaves and privileges of whatever nature which would otherwise be granted in favour of the land comprised in the Site Transfer over the Selling BEG Entity’s Adjoining Land whether under the rule in Wheeldon v Burrows (1879) or section 62 of the Law of Property Act 1925 or otherwise or implied of necessity shall be excluded.

8.	Modification of implied covenants/exclusions from warrandice

8.1	In all cases where the selling BEG Entity transfers or assigns with full title guarantee:

8.1.1	for the purpose of section 6(2)(a) of the Law of Property (Miscellaneous Provisions) Act 1994:

(A)	matters recorded in registers open to public inspection (including without limitation the registers at H. M. Land Registry);

(B)	all matters evident or ascertainable from the documents of title; and

(C)	all such matters as are referred to in Schedule 15 of the Option Agreement dated the day of January, 2005 and made between (1) The Secretary of State for Trade and Industry (2) British Energy Generation (UK) Limited (3) British Energy Generation Limited (4) British Energy Group plc and (5) British Energy Holdings plc;

are deemed to be within the actual knowledge of the Transferee notwithstanding the provisions of section 6(3) of that Act;

****	indicates information which has been omitted and filed separately with the Commission

8.1.2	the covenant set out in section 4(1) of the Law of Property (Miscellaneous Provisions) Act 1994 shall not extend to any breach of the terms of a lease concerning the state, repair, decoration and condition of the property;

8.1.3	in the case of any transfer which relates to a lease, the parties shall in the transfer apply to the Chief Land Registrar to make an appropriate entry on the register of title;

8.1.4	in the case of the Scottish Stations, the Station Purchaser shall be deemed to be purchasing with full knowledge of all matters evident or contained in the recorded or registered title deeds relating to that Scottish Station or which could have been disclosed by examination of the title deeds of the Scottish Stations, all matters disclosed in the Property or Personal Register, the Register of Charges and company file of the selling BEG Entity, and in the General Register of Sasines or in the Land Register of Scotland relative to that Scottish Station and all burdens, obligations, conditions, restrictions, servitudes, wayleaves and other affecting that Scottish Station or referred to or contained in the documents listed in Parts A or B of Schedule 24 as appropriate; and

8.1.5	in the case of the Scottish Stations, there shall be excluded from warrandice all Occupational Leases, servitudes, wayleaves and rights of way.

9.	H.M. Land Registry/Land Register Of Scotland

9.1	the Site Transfer, the selling BEG Entity and the Station Purchaser shall covenant to apply (or to consent to the other’s application) to the Chief Land Registrar to:

9.1.1	note on the register of the selling BEG Entity’s title to the Selling BEG Entity’s Adjoining Land and the Station Purchaser’s title to the land comprised in the Site Transfer the relevant easements, covenants and other matters contained in the Site Transfer. In the case of the Selling BEG Entity’s Adjoining Land situated in Scotland and any land comprised in the Site Transfer relative to a Scottish Station, the parties shall enter into and deliver and record in the General Register of Sasines or register in the Land Register, as appropriate, such deeds and documents as to effect the intent of this clause;

9.1.2	enter on the selling BEG Entity’s title to the Retained Land (excepting any Retained Land in Scotland) a restriction in the following form (or as may be agreed between the Station Purchaser and the Chief Land Registrar to the same effect):-

“Except under an order of the registrar, no transfer by the registered proprietor of the Retained Land or any part thereof is to be registered unless a certificate is supplied by the proprietor for the time being of the land comprised in Title Number [    ] [the land comprised in the Site Transfer] confirming compliance with clause [clause corresponding with

****	indicates information which has been omitted and filed separately with the Commission

paragraph 5.1.41] of the transfer of the land comprised in Title Number [    ] [the land comprised in the Site Transfer] dated [    ] and made between (1) [the selling BEG Entity] and (2) [the Station Purchaser]”; and

9.1.3	enter on the Station Purchaser’s title to the land comprised in Title Number [ ] [the land comprised in the Site Transfer] a restriction in the following form (or as may be agreed between the selling BEG Entity and the Chief Land Registrar to the same effect):

“Except under an order of the registrar, no disposition by the registered proprietor of the land comprised in the Site Transfer or any part thereof is to be registered unless a certificate is supplied by the proprietor of the time being of land comprised in Title Number [    ] [the Retained Land] confirming compliance with clause [clause corresponding with paragraph 6.1.4] of the transfer of the land comprised in Title Number [    ] [the land comprised in the Site Transfer] dated [    ] and made between (1) [the selling BEG Entity] and (2) [the Station Purchaser]”.

9.2	In relation to any Site Transfer in respect of the Scottish Stations the Station Purchaser undertakes to the selling BEG Entity to record in the Register of Sasines or register in the Land Register of Scotland as appropriate the relevant Site Transfer within 10 Business Days after Completion. At Completion the Station Purchaser undertakes to the Seller to procure that the Station Purchaser’s solicitors shall deliver to the selling BEG Entity’s solicitors a letter of obligation in terms to be agreed between the parties relative to such undertaking.

10.	Registration of this Agreement

Except in relation to the Scottish Stations the parties shall apply to the Chief Land Registrar to register a notice or (if the application is made after the Land Registration Act 2002 comes into force a unilateral notice as referred to in that Act) of this Agreement against the title to each of the Station Sites, and the titles to the leases referred to in paragraphs 8.1 and 8.2 of Part 1 of this Schedule.

****	indicates information which has been omitted and filed separately with the Commission

Part 3: Deed of Covenant

THIS DEED made the      day of                      20

BETWEEN:-

(1)	THE TRANSFEREE: [ ] (whose registered office is at [ ])

AND

(2)	THE STATION SITE OWNER/[RETAINED LAND OWNER]: [ ] (whose registered office is at [ ])

SUPPLEMENTAL TO a transfer (“the Transfer”) dated [                    ] made between [the selling BEG Entity] [(“the Retained Land Owner”)] (1) and [the Station Purchaser] [(“the Station Site Owner”)] (2) and expressions defined in the Transfer have the same meanings in this Deed.

WITNESSES that the Transferee, being the transferee of the land comprised in title number [            ] covenants for itself and its successors in title with the [Station Site Owner]/[Retained Land Owner] and its successors in title to observe and perform the covenants on the part of [the selling BEG Entity] [Station Purchaser] contained in the Transfer

IN WITNESS whereof

****	indicates information which has been omitted and filed separately with the Commission

Schedule 16

Dungeness B

Part A : Property

Dungeness B Power Station, Lydd, Kent TN29 9PXP as shown edged blue on the plan annexed to this Schedule marked “Plan 1 - Dungeness B” being part of the land comprised in title number K761827

Part B : Selling BEG Entity

BEG

Part C : Encumbrances

1.	The documents contained in or referred to in the entries on the Property and Charges Registers of title number K761827 at the date of this Agreement save for any charges to secure money.

2.	Licence dated 1 August 1972 and made between (1) CEGB (2) The Folkestone and District Water Company.

Part D : Property Agreements

Date	Document	Parties
12.12.1968	Deed of Grant of easement for cooling water tunnels and gabion mattress	(1) The Crown Estate Commissioners (2) CEGB

16.06.1978	Licence concerning emergency water supply	(1) J Chalken and Others
(2) CEGB
(together with letter dated 25th March 1996 from Hall Aggregates (South East) Limited (as successors to J Chalken and others) to AGR & PWR Co Limited (now BEG) confirming their consent to the assignment of the licence from Nuclear Electric Limited to AGR and PWR Co Limited)

17.05.1967	Deed of Grant for Radio Mast	(1) RHV Moorhead & Others (2) CEGB

13.02.1969	CW Intake & Outfall	(1) Lydd Corporation (2) CEGB

25.11.1982	Licence for setting up and use of two environmental monitors and four tacky shades on Dungeness Estate	(1) Trustees of the Dungeness Estate (2) CEGB

****	indicates information which has been omitted and filed separately with the Commission

Undated	Letter of undertaking for costs at Denge Water Treatment	(1) AGR & PWR Company Limited
(2) Nuclear Electric plc

31.03.1996	Deed of Grant rights for emergency escape	(1) Nuclear Electric plc
(2) AGR & PWR Company Limited

25.04.1996	Licence to extract shingle	(1) Shepway District Council
(2) Nuclear Electric plc

25.04.1996	Licence to extract shingle	(1) Trustees of the Dungeness Estate
(2) Nuclear Electric plc

Part E : Property Documents

Date	Document	Parties
31.03.1990	Interface Agreement	(1) The National Grid Co plc

(2) Nuclear Electric plc

13.02.1995	Interface Agreement	(1) Dungeness A & B Power Stations

(2) Property Services

31.03.1996	Transfer	(1) Nuclear Electric plc

(2) AGR & PWR Company Limited

22.04.1996	Nuclear Site Licensees Nuclear Safety Agreement	(1) Magnox Electric plc

(2) Nuclear Electric plc

Part F: Leases

Not applicable.

****	indicates information which has been omitted and filed separately with the Commission

Part G: Occupational Leases

Date	Document	Parties
31.05.1990	Lease for a term of 999 years.	National Grid

31.03.1996	Licence to share use of Helicopter Pad	(1) AGR & PWR Company Limited

(2) Nuclear Electric plc

31.03.1996	Lease of Visitors’ Centre	(1) AGR & PWR Company Limited

(2) Nuclear Electric plc

31.03.1996	Licence to use car parking spaces	(1) AGR & PWR Company Limited

(2) Nuclear Electric plc

****	indicates information which has been omitted and filed separately with the Commission

[Plan of Dungeness B Power Station Redacted] ****

****	indicates material omitted and filed separately with the Commission

Schedule 17

Hartlepool

Part A : Property

1.	Hartlepool Nuclear Power Station, Tees Road as shown edged blue on the plan annexed to this Schedule marked “Plan 2 - Hartlepool” being part of the land comprised in title number CE136369.

2.	The mines and minerals comprised within a Conveyance dated 13 February 1975 and made between (1) Leathers Chemical Co Ltd and (2) CEGB.

3.	The mines and minerals comprised within a Conveyance dated 5 April 1962 and made between (1) The Tees Conservancy Commissioners and (2) CEGB.

Part B : Selling BEG Entity

BEG

Part C : Encumbrances

1.	The documents contained in or referred to in the entries on the Property and Charges Registers of Title No. CE136369 save for any charges to secure money.

2.	Conveyance of mines and minerals dated 13 February 1975 and made between (1) Leathers Chemical Co Ltd and (2) CEGB

Part D : Property Agreements

Date	Document	Parties
01.04.1970	Wayleave for CW Tunnel	(1) Hartlepool County Borough

(2) CEGB

21.10.1970	Deed of Grant for the CW Tunnel	(1) Tees & Hartlepool Port Authority

(2) CEGB

11.06.1973	Deed of Grant two tunnels (CW)	(1) Crown Estates Commissioners

(2) CEGB

11.06.1973	Deed of Grant two Outfalls and one Intake	(1) Crown Estates Commissioners

(2) CEGB

****	indicates information which has been omitted and filed separately with the Commission

27.08.1974	Deed of Grant CW Tunnel	(1) The Trustees of Seaton Carew Golf Club

(2) CEGB

12.10.1976	Deed of Covenant Mines and Minerals	(1) The Crown Estate Commissioners

(2) CEGB

****	indicates information which has been omitted and filed separately with the Commission

Part E : Property Documents

Date	Document	Parties
31.03.1996	Transfer	(1) Nuclear Electric plc

(2) AGR & PWR Company Ltd

31.03.1990	Option over land fronting Tees Road and Option Notice	(1) Nuclear Electric plc

(2) National power plc

31.03.1996	Interface Agreement	(1) The National Grid Company plc

(2) Nuclear Electric plc

29.03.1996	Deed of Covenant Mines and Minerals	(1) Tees & Hartlepool Port Authority Ltd

(2) AGR & PWR Company Ltd

Part F : Leases

Not applicable.

Part G : Occupational Leases

Date	Document	Parties
30.03.1990	Lease of Hartlepool Seaton Road Sub-Station	(1) CEGB

(2) The North Eastern Electricity Board

31.03.1990	Lease of National Grid Sub-Station	(1) Nuclear Electric plc

(2) The National Grid Company plc

****	indicates information which has been omitted and filed separately with the Commission

[Plan of Hartlepool Power Station Redacted] ****

****	indicates material omitted and filed separately with the Commission

Schedule 18

Heysham

Part A : Property

Heysham Nuclear Power Station, Heysham as shown edged blue on the plan annexed to this Schedule marked “Plan 3 - Heysham” being part of the land comprised in title number LA779195.

Part B : Selling BEG Entity

BEG

Part C : Encumbrances

1.	The documents contained in or referred to in the entries on the Property and Charges Registers of title number LA779195 save for any charges to secure money.

2.	Grant of Easement dated 15 September 1983 and made between (1) CEGB and (2) British Gas Corporation.

Part D : Property Agreements

Date	Document	Parties
20.05.1970	Agreement	(1) British Railway Board

(2) CEGB

13.03.2001	Deed of Easement	(1) Heysham Port Limited

(2) British Energy Generation Limited

21.02.1983	Licence - Permission for Dose Meter	(1) British Railways Board

(2) CEGB

10.11.1983	Licence - 5 Dosemeters and 1 Tackishade Collector	(1) Sealink UK Limited

(2) CEGB

15.03.1982	Cooling water outfall	(1) Crown Estate Commissioners

(2) CEGB

26.10.1981	Easement Cooling Water Outfall	(1) The Lord of the Manor of Heysham

(2) CEGB

****	indicates information which has been omitted and filed separately with the Commission

15.03.1982	Cooling water outfall	(1) Crown Estate Commissioners

(2) CEGB

10.06.1982	Easement for 132kV cables	(1) Heysham Golf Club

(2) CEGB

10.01.1980	Surface Water Outfall at Red Nab	(1) The Lord of the Manor of Heysham

(2) CEGB

25.11.1988	100mm Water Main at Moneyclose	(1) CEGB

(2) North West Water Authority

28.04.1981	Emergency Access Route	(1) ICI Limited

(2) Trimpell Limited

(3) Shell UK Limited

(4) CEGB

23.03.1972	Deed relating to Overhead Lines and Towers	(1) Trimpell Limited

(2) Heysham Golf Club Ltd

(3) CEGB

12.05.1981	Deed of Variation Lines & Towers	(1) Trimpell Limited

(2) Heysham Golf Club Ltd

(3) CEGB

16.02.1981	Owner’s Consent YYG/1/3/1	(1) ICI Ltd

(2) CEGB

10.02.1981	Occupier’s Consent YYG/1/3/1	(1) Heysham Golf Club Ltd

(2) CEGB

16.02.1981	Owner’s Consent YYH/1/3/1	(1) ICI Ltd

(2) CEGB

****	indicates information which has been omitted and filed separately with the Commission

10.02.1981	Occupier’s Consent YYG/1/3/1	(1) Heysham Golf Club Ltd

(2) CEGB

06.07.1972	Line Oversailing Railway YYG/1/4	(1) British Railways Board

(2) CEGB

31.03.1996	Assignment (Rights in uncompleted Deed of Exchange)	(1) Nuclear Electric plc

(2) AGR & PWR Company Limited

Part E : Property Documents

Date	Document	Parties
13.03.2001	Deed of Easement	(1) Heysham Port Limited

(2) British Energy Generation Limited

31.03.1996	Transfer	(1) Nuclear Electric plc

(2) AGR & PWR Co Ltd

30.03.1990	Interface Agreement	(1) CEGB

(2) The North Western Electricity Board

31.03.1996	Deed of Novation - Interface Agreement 31.03.1990	(1) Nuclear Electric plc

(2) The North Western Electricity Board

(3) AGR & PWR Co Limited

31.03.1990	Interface Agreement - Heysham 1	(1) The National Grid Company plc

(2) Nuclear Electric plc

31.03.1990	Interface Agreement - Heysham 2	(1) The National Grid Company plc

(2) Nuclear Electric plc

****	indicates information which has been omitted and filed separately with the Commission

31.03.1996	Deed of Novation - Interface Agreement 31.03.1990	(1) Nuclear Electric plc

(2) The National Grid Company plc

(3) AGR & PWR Co Limited

Part F : Leases

Not applicable.

Part G : Occupational Leases

Date	Document	Parties
21.03.1988	Lease of Substation at Heysham 1	(4) CEGB

(5) North Western Electricity Board

29.08.2003	Lease of Education Block	(6) BEG

(7) The Lancashire Wildlife Trust Limited

****	indicates information which has been omitted and filed separately with the Commission

[Plan of Heysham Power Station Redacted] ****

****	indicates material omitted and filed separately with the Commission

BLANK PAGE

****	indicates information which has been omitted and filed separately with the Commission

Schedule 19

Hinkley Point B

Part A : Property

Hinkley Point B Power Station, Hinkley Point, Stogursey as shown edged blue on the plan annexed to this Schedule marked “Plan 4 - Hinkley Point” (but excluding the land hatched in black on that plan) being part of the land comprised in title number ST127567.

Part B : Selling BEG Entity

BEG

Part C : Encumbrances

1.	The documents contained in or referred to in the entries on the Property and Charges Registers of title number ST127567 save for any charges to secure money.

2.	Agreement relating to cable and duct dated 21 December 1999 and made between (1) BEG and (2) British Telecommunications plc.

Part D : Property Agreements

Date	Document	Parties

24.01.1964	Deed of Grant Cooling Water Intake	(1) Crown Estate Commissioners (2) CEGB

06.10.1969	Deed of Grant CW Intake	(1) Crown Estate Commissioners (2) CEGB

20.10.1975	Licence Sewage Pipeline Across Foreshore	(1) Wessex Water (2) CEGB

25.01.1989	Licence Tacky Shade Collector No. 1	(1) Fairfield Estate (2) CEGB

20.01.1989	Licence Tacky Shade Collector No. 6 (Owner’s Consent)	(1) Somerset County Council (2) CEGB

15.08.1988	Licence Tacky Shade Collector No. 6 (Occupier’s Consent)	(1) D Hobbs (2) CEGB

08.02.1989	Licence Tacky Shade Collector No. 5	(1) R Johnson (2) CEGB

****	indicates information which has been omitted and filed separately with the Commission

Date	Document	Parties
15.08.1988	Licence Tacky Shade Collector No. CT1	(1) C F Knox (2) CEGB

15.08.1988	Licence Tacky Shade Collectors No. CT2 and CT3	(1) G H Cole (2) CEGB

15.08.1988	Licence Tacky Shade Collector CT4	(1) HR Shepherd (2) CEGB

15.08.1988	Licence Tacky Shade Collector CT7	(1) R J Rood (2) CEGB

15.08.1988	Licence Tacky Shade Collector CT8	(1) Ellicott Brothers (2) CEGB

15.04.1988	Licence Tacky Shade Collector CT9	(1) CE Covett (2) CEGB

06.10.1986	Licence Tacky Shade Collector at Totney Farm, Blackford, Wedmore	(1) J Comer (2) CEGB

16.07.1982	Permission to attach TLD monitoring devices to SWEB Poles	(1) SWEB (2) CEGB

30.09.1982	Permission to attach TLD monitoring devices to BT Poles	(1) BT (2) CEGB

02.11.1983	Licence for 15 TLD Sites	(1) Avon & Somerset Police Authority (2) CEGB

Part E : Property Documents

Date	Document	Parties

31.03.1996	Transfer	(1) Nuclear Electric plc (2) AGR & PWR Co Ltd

09.09.1996	Supplemental Transfer	(1) Magnox Electric (2) Nuclear Electric

31.03.1996	Interface Agreement	(1) National Grid Co plc (2) AGR & PWR Co Ltd

22.04.1996	Nuclear Site Licensees Nuclear Safety Agreement	(1) Magnox Electric (2) Nuclear Electric

****	indicates information which has been omitted and filed separately with the Commission

Part F : Leases

Date	Document	Parties
31.03.1996	Licence to use car parking spaces at Hinkley Point A	(1) Nuclear Electric plc (2) AGR & PWR Co Ltd

Part G : Occupational Leases

Date	Document	Parties
31.03.1996	Lease of Ferrous-Sulphate Dosing Plant	(1) AGR & PWR Co Ltd (2) Nuclear Electric plc

31.03.1996	Licence to use Car Parking Spaces at Hinkley Point B	(1) AGR & PWR Co Ltd (2) Nuclear Electric plc

31.03.1996	Licence to share use of Helicopter Landing Site at Hinkley Point	(1) AGR & PWR Co Ltd (2) Nuclear Electric plc

11.01.2002	Lease of Visitor’s Centre and Lecture Room and side letter dated 11 January 2002	(1) British Energy Generation Ltd (2) Magnox Electric plc

28.06.2004	Licence - Grazing Land at Hinkley Point B	(1) British Energy Generation Ltd (2) C F Knox

31.03.1990	Substation Lease with supplemental deed of covenant dated 31.03.1996 between (1) National Grid Co plc (2) AGR & PWR Co Ltd (3) Nuclear Electric plc	(1) AGR & PWR Co Ltd (2) National Grid

31.03.1996	Lease of part of first and third floors, administration block

****	indicates information which has been omitted and filed separately with the Commission

[Plan of Hinkley B Power Station Redacted] ****

****	indicates material omitted and filled separately with the Commission

Schedule 20

Sizewell B

Part A : Property

Sizewell B Power Station, Suffolk as shown edged blue on the plan annexed to this Schedule marked “Plan 5 - Sizewell B” being the land comprised in title number SK160398.

Part B : Selling BEG Entity

BEG

Part C : Encumbrances

1.	The documents contained in or referred to in the entries on the Property and Charges Registers of title number SK160398 save for any charges to secure money.

2.	Agreement dated 29 April 1996 and made between (1) CEGB and (2) Suffolk Coastal District Council relating to rights of access to the foreshore.

3.	Agreement dated 20.05.1964 Septic Tank - Vulcan Arms (1) CEGB and (2) Thorpeness Limited

Part D : Property Agreements

Date	Document	Parties
19.07.1977	Deed of Grant	(1) Crown Estate Commissioners (2) CEGB

28.02.1990	Deed of Grant	(1) Crown Estate Commissioners (2) CEGB

04.09.1991	Deed	(1) Crown Estate Commissioners (2) Nuclear Electric Pic

22.04.1998	Consent for Sluice	(1) Environment Agency (2) Nuclear Electric Ltd

****	indicates information which has been omitted and filed separately with the Commission

Part E : Property Documents

Date	Document	Parties
31.03.1996	Transfer	(1) Nuclear Electric plc (2) AGR & PWR Co Ltd

29.03.1996	Deed of Covenant	(1) AGR & PWR Co Ltd (2) Nuclear Electric plc (3) The National Grid Company plc

31.03.1996	Coastal Management Agreement	(1) Nuclear Electric plc (2) AGR & PWR Co Ltd

22.04.1996	Nuclear Site Licensees Nuclear Safety Agreement	(1) Magnox Electric plc (2) Nuclear Electric plc

Part F : Leases

Not applicable

Part G : Occupational Leases

Date	Document	Parties
31.03.1996	Lease of Electricity Sub-Station	(1) AGR & PWR Co Ltd (2) Nuclear Electric plc

31.03.1996	Lease of Reservoir	(1) AGR & PWR Co Ltd (2) Nuclear Electric plc

31.03.1996	Licence to share Helicopter Landing Site	(1) AGR & PWR Co Ltd (2) Nuclear Electric plc

31.03.1990	Substation Lease

****	indicates information which has been omitted and filed separately with the Commission

[Plan of Sizewell B Power Station Redacted]****

****	indicates material omitted and filed separately with the Commission

Schedule 21

Hunterston B

Part A : Property

Hunterston B Power Station, West Kilbride, Ayrshire, as shown edged blue on the plan annexed to this Agreement marked “Plan 6 - Hunterston B” being part of the land comprised in the subjects described in Notice of Title by Scottish Nuclear Limited recorded in the Division of the General Register of Sasines applicable to the County of Ayr on 14 October 1991.

Part B : Seller

BEG(UK)

Part C : Encumbrances

1.	All burdens, conditions, obligations, restrictions, wayleaves, servitudes and others including those contained or referred to in the documents listed in Part A of Schedule 24.

2.	Minute of Agreement between Scottish Power plc and Scottish Nuclear Limited dated 13 and 29 May and recorded in the Division of the General Register of Sasines applicable to the County of Ayr on 4 November 1991.

3.	Deed of Conditions by Scottish Nuclear Limited dated 27th March and recorded in the Division of the General Register of Sasines applicable to the County of Ayr on 3rd April 1996.

4.	The documents contained in or referred to in Notice of Title in favour of Scottish Nuclear Limited recorded in the Division of the General Register of Sasines applicable to the County of Ayr on 14 October 1991.

5.	Any public rights of way and a cycle way.

6.	Disposition by Scottish Nuclear Limited in favour of Nuclear Electric plc dated 27th March and recorded in the Division of the General Register of Sasines applicable to the County of Ayr on 3rd April 1996.

7.	Standard Security by British Energy Generation (UK) Limited in favour of The Nuclear Generation Decommissioning Fund Limited.

****	indicates information which has been omitted and filed separately with the Commission

Part D : Property Agreements

Date	Document	Parties
11.02.1987 & 06.03.1987	Contract of Co-partnership (assigned to Huntor Limited/BEG (UK) Limited has right pursuant to Section 67 of Electricity Act 1989)	(1) British Steel Corporation (2) Messrs. John P Deans & Sons

11.02.1987 & 06.03.1987	Agreement	(1) British Steel Corporation (2) Messrs. Deans & Sons

16.07.1991 & 29.05.1992	Supplementary Agreement	(1) British Steel plc (2) Messrs. John P Deans & Sons

20.02.1989	Minute of Agreement	(1) SSEB (2) Clyde Port Authority

10.06.1970	Minute of Agreement	(1) The Ayrshire and Bute Water Board (2) SSEB

5.07.1967	Minute of Agreement	(1) Miss Hunter of Hunterston (2) SSEB

13.07.1955	Owners Consent under Electricity Supply Acts	(1) Miss Eleonora Hunter

14.07.1955		(2) SSEB

16.11.1960	Owners Consent under Electricity Supply Acts	(1) Miss Eleonora Hunter

18.11.1960		(2) SSEB

13.8.1958	Owners Consent under Electricity Supply Acts	(1) Miss Eleonora Hunter

15.9.1958		(2) SSEB

5.11 1975	Owners Consent under Electricity Supply Acts	(1) British Steel Corporation (2) SSEB

****	indicates information which has been omitted and filed separately with the Commission

Date	Document	Parties
6.03.1962	Servitude	(1) The Crown Estates Commissioners

recorded GRS (Ayr) 02.04.1962		(2) SSEB (except insofar as rights granted to Nuclear Electric plc in terms of Disposition by Scottish Nuclear Limited in favour of Nuclear Electric plc recorded GRS (Ayr) 3rd April 1996).

13.06.1973 recorded GRS (Ayr) 22.06.1973	Grant of Servitude	(1) The Crown Estates Commissioners (2) SSEB

25.06.1976 & 14.09.1976	Partnership Agreement	(1) British Steel Corporation (2) Hunterston Estates Limited (3) Neil Hunter

02.08.1993	Assignation (to which BEG (UK) Limited has right pursuant to S.67 of Electricity Act 1989).	(1) British Steel plc (2) Huntor Limited

Part E : Property Documents

Date	Document	Parties
13 & 29.05 1991 recorded in the Division of the General Register of Sasines applicable to County of Ayr	Minute of Agreement (Interface Agreement)	(1) Scottish Power plc (2) Scottish Nuclear Limited

****	indicates information which has been omitted and filed separately with the Commission

Date	Document	Parties
04.11.1991 27.03.1996 and recorded in the Division of the General Register of Sasines applicable to the County of Ayr 03.04.1996.	Deed of Conditions	Scottish Nuclear Limited

1996	Nuclear Site Licensees Co-operation Agreement	(1) Scottish Nuclear Limited (2) Nuclear Electric plc

1991	Scottish Nuclear Site Licence Provisions Agreement	(1) Scottish Nuclear Limited (2) Scottish Power plc

25.06.1976 & 14.09.1976	Partnership Agreement	(1) British Steel Corporation (2) Hunterston Estates Limited (3) Neil Hunter

02.08.1993	Assignation (to which BEG (UK) Limited has right pursuant to S.67 of Electricity Act 1989).	(1) British Steel plc (2) Huntor Limited

29 May 1991	Sanctions Agreement	(1) Scottish Power plc (2) Scottish Nuclear Limited

Part F : Lease

Not applicable

****	indicates information which has been omitted and filed separately with the Commission

Part G : Occupational Leases

Date	Document	Parties

11.02.1987 & 06.03.1987	Lease	(1) British Steel Corporation (2) Messrs. Deans & Sons

16.07.1991 & 29.05.1992	Extension of Lease	(1) British Steel plc (2) Messrs. Deans & Sons

27.03.1996	Lease	(1) Scottish Nuclear Limited (2) Nuclear Electric plc

24.12.1993 & 12,13.01.1994	Lease	(1) Huntor Limited

(2) Hunterston Estates Limited

13 & 20.01.1994	Post Lease Agreement	(1) Huntor Limited (2) Hunterston Estates Limited

13 & 29.05.1991 and recorded GRS (East Lothian) 04.11.1991	Minute of Agreement (Interface Agreement)	(1) Scottish Power plc (2) Scottish Nuclear Limited (sub-station occupations)

Occupations by contractors on site (in terms of Contract - no Leases in place).

****	indicates information which has been omitted and filed separately with the Commission

[Plan of Hunterston B Power Station Redacted]****

****	indicates material omitted and filed separately with the Commission

Schedule 22

Torness

Part A : Property

Torness Power Station, Torness, East Lothian, as shown edged blue on the plan annexed to this Agreement marked “Plan 7 - Torness” being part of the land comprised in the subjects described in Notice of Title by Scottish Nuclear Limited dated 16th May 1996 and recorded in the Division of the General Register of Sasines applicable to the County of East Lothian on 21st May 1996.

Part B : Seller

BEG(UK)

Part C : Encumbrances

1.	All burdens, conditions, restrictions, obligations, wayleaves, servitudes and others including those contained or referred to in the documents listed in Part B of Schedule 24.

2.	Minute of Agreement between Scottish Power plc and Scottish Nuclear Limited dated 13th and 29th May and recorded in the said Division of the General Register of Sasines on 4th November both months of 1991.

3.	The documents contained in or referred to in Notice of Title by Scottish Nuclear Limited dated 16th May 1996 and recorded in the Division of the General Register of Sasines applicable to the County of East Lothian on 21st May 1996.

4.	Any public rights of way.

5.	30.08.1990	&	Access Agreement	(1) East Lothian District Council
	5.04.1991

				(2) Scottish Nuclear Limited

6.			Access Agreement	(1) East Lothian District Council

				(2) Mrs. Hazel Margaret Wager and Others

7.	Standard Security by British Energy Generation (UK) Limited in favour of The Nuclear Generation Decommissioning Fund Limited.

****	indicates information which has been omitted and filed separately with the Commission

Part D : Property Agreements

Date	Document	Parties
3.07.1967	Minute of Agreement	(1) Scottish Gas Board

(2) SSEB

30.07.1974	Minute of Agreement	(1) SSEB

(2) The Associated Portland Cement Group Limited

07.12.1990	Minute of Agreement	(1) Scottish Power plc

(2) Scottish Nuclear Limited

22.04. & 15.08.1967	Agreement	(3) Colonel Victor Charles Vereker

(4) SSEB

30.11.1979	Undertaking	(1) SSEB

17.10.1980	Grant of Right to Dredge	(1) Crown Estate Commissioners

(2) SSEB

28.01.1926	Consent to Placing of Poles under the Telegraph Acts 1863-1916

14.04.1955	Consent to Placing of Poles under the Telegraph Acts 1863-1954

09.07.1985 & 17.07.1985	Partnership Agreement	(1) South of Scotland Electricity Board

(2) Jack Walker Taylor

****	indicates information which has been omitted and filed separately with the Commission

Part E : Property Documents

Date	Document	Parties
1991	Scottish Nuclear Site Licence Provisions Agreement	(1) Scottish Nuclear Limited (2) Scottish Power plc

13 & 29.05.1991 and recorded GRS (East Lothian) 04.11.1991	Minute of Agreement (Interface Agreement)	(1) Scottish Power plc (2) Scottish Nuclear Limited

30.07.1985 & 05.08.1985	Partnership Agreement	(1) South of Scotland Electricity Board (2) Jack Walker Taylor

29 May 1991	Sanctions Agreement	(1) Scottish Power plc (2) Scottish Nuclear Limited

30.08.1990 & 05.04.1991 and recorded GRS (East Lothian) 16.05.1991	Access Agreement	(1) East Lothian District Council (2) Scottish Nuclear Limited

Part F : Lease

Not applicable

****	indicates information which has been omitted and filed separately with the Commission

Part G : Occupational Leases

Date	Document	Parties
11.10.1989	Missives of Let	(1) South of Scotland Electricity Board (2) R McEwan

26.02.1975	Resumption Agreement	(1) Scottish Development Department (2) Alexander R Brown

13.04.1994	Missives of Let	(1) Scottish Nuclear Limited (2) R McEwan

24.01.1995 & 07.02.1995	Missives of Let	(1) Scottish Nuclear Limited (2) R McEwan

07.04.1995 & 19.04.1995	Extension of Lease	(1) Scottish Nuclear Limited (2) Torness Farm

13 & 29.05.1991 and recorded GRS (East Lothian) 04.11.1991	Minute of Agreement (Interface Agreement)	(1) Scottish Power plc (2) Scottish Nuclear Limited (sub-station occupations)

08.08.1973	Offer to Let House and Garden Ground at No. 26 Thornton Loch	(1) Secretary of State (2) Norman Robertson

25.12.1949	Missives of Let of No. 24 Thorntonloch	(1) Secretary of State for Scotland (2) George Sanderson

30.11.1973	Offer to Let House and Garden Ground at No. 22 Thornton Loch	(1) Secretary of State for Scotland (2) George Rudkin

****	indicates information which has been omitted and filed separately with the Commission

Date	Document	Parties
02.07.1986 & 08.07.1986	Minute of Lease	(1) South of Scotland Electricity Board (2) Thorntonloch Holding No. 21

02.07.1986 & 08.07.1986	Minute of Agreement	(1) South of Scotland Electricity Board (2) Thorntonloch Holding No. 21

03.08.1978 & 15.08.1978	Agreement	(1) South of Scotland Electricity Board (2) Jack Walker Taylor

30.07.1985 & 05.08.1985	Minute of Lease	(1) South of Scotland Electricity Board (2) Torness Farm

21.02.1985 & 08.03.1985	Minute of Agreement	(1) South of Scotland Electricity Board (2) Jack Walker Taylor

14.12.91 onwards	Lease - Links Cottage	(1) Scottish Power plc (2) Mrs O Walker

17.06.2001 & 24.06.2001 and registered BCS 29.01.2002	Minute of Agreement	(1) British Energy Generation (UK) Limited (2) Torness Farm

30.08.1990 & 05.04.1991 and recorded GRS (East Lothian) 16.05.1991	Access Agreement	(1) East Lothian District Council (2) Scottish Nuclear Limited

Occupations by contractors on site (in terms of Contract - no leases in place)

Use of roll-on/roll-off ferry facility by a semi-rigid RNLI lifeboat.

****	indicates information which has been omitted and filed separately with the Commission

[Plan of Torness Power Station Redacted]****

****	indicates material omitted and filed separately with the Commission

Schedule 23

Excluded Marks

Part A : Registered Trade Marks and Applications

Country	Trade Mark	Registration Application No.	Class(es)	Status
UK	JOULES Logo (series of 5)	2108193	9, 14, 16, 18, 21, 25, 26, 28, 35, 41	Registered

	JOULES (word) (series of 2)	2108192A	9	Registered

	JOULES (word) (series of 2)	2108192B	14, 16, 18, 21, 25, 26, 28, 35, 41	Registered

UK	SCOTTISH NUCLEAR & logo	1529636	9	Registered

	SCOTTISH NUCLEAR & Logo	1529637	11	Registered

	SCOTTISH NUCLEAR & Logo	1529638	16	Registered

	SCOTTISH NUCLEAR & Logo	1529639	35	Registered

	SCOTTISH NUCLEAR & Logo	1529640	37	Registered

	SCOTTISH NUCLEAR & Logo	1529641	39	Registered

	SCOTTISH NUCLEAR & Logo	1529642	40	Registered

****	indicates information which has been omitted and filed separately with the Commission

Country	Trade Mark	Registration Application No.	Class(es)	Status

	SCOTTISH NUCLEAR & Logo	1529643	41	Registered

	SCOTTISH NUCLEAR & Logo	1529644	42	Registered

UK	ENERGY TO GROW Energy to Grow (Series of 2)	2200089	9, 11, 14, 16, 18, 21, 25, 26, 28, 35, 36, 37, 38, 39, 40, 41, 42	Registered

UK	British Energy & Device (Series of 4)	2050987	1, 4, 7, 9, 11, 16, 35, 36, 37, 39, 40, 41, 42	Registered

	BRITISH ENERGY	2170504	9, 11, 16, 39, 40, 41, 42	Registered

UK	Sun Device (Series of 3)	2235725	1, 4, 7, 9, 11, 12, 14, 16, 17, 18, 21, 25, 26, 28, 35, 36, 37, 38, 39, 40, 41 & 42	Registered

UK	IMPACT	2316691	35, 42	Registered

EU (CTM)	BRITISH ENERGY	2247062	1, 4, 7, 9, 11, 16, 17, 25, 35, 36, 37, 38, 39, 40, 41 & 42	Registered

EU (CTM)	Sun Device	2257863	1, 4, 7, 9, 11, 16, 17, 25, 35, 36, 37, 38, 39, 40, 41 & 42	Pending

****	indicates information which has been omitted and filed separately with the Commission

Part B : Unregistered Trade Marks

Nuclear Electric

British Energy Generation

British Energy Renewables

Bepower

British Energy Online

British Energy Direct

****	indicates information which has been omitted and filed separately with the Commission

Schedule 24

Part A : HUNTERSTON POWER STATION

1.	Minute of Agreement between Ayrshire & Bute Water Board and SSEB dated 10th and 25th June 1970.

2.	Copy Disposition by Eleonora Hunter in favour of SSEB dated 5th July 1967.

3.	Copy Disposition by Robert Montgomery in favour of British Steel Corporation dated 29th and 30th April 1974 and recorded 11th July 1974.

4.	Two copies of Deed of Servitude by Neil Hunter in favour of SSEB dated 15th, 20th and 26th May 1971 and recorded GRS Ayr 3rd June 1974.

5.	Two copies of Deed of Servitude by Neil Hunter in favour SSEB dated 26th and 29th March 1971 and recorded GRS Ayr 23rd April 1974.

6.	Extract Copy Deed of Servitude by BSC in favour of SSEB dated 20th December 1976 and recorded GRS Ayr 29th June 1977.

7.	Copy Disposition by Ladyland Limited in favour of SSEB dated 1st October 1981.

8.	Copy Disposition by Ladyland Limited in favour of British Steel Corporation dated 20th February and 14th July 1978 and recorded GRS Ayr 12th September 1978.

9.	Deed of Conditions by Scottish Nuclear Limited (together with copy of same) dated 27th March 1996 and recorded GRS Ayr 3rd April 1996.

10.	Search for Incumbrances over subjects known as Hunterston in the County of Ayr to 17th April 1989.

11.	Copy Minute of Waiver by Ladyland Limited in favour of Huntor Limited dated 31st January 1994 and recorded GRS April 1994.

12.	Owners Consent by Eleonora Hunter in favour of SSEB dated 13th August and 5th September 1958.

13.	Correspondence between SSEB and Mrs I R McKay dated October/November 1960.

14.	Copy Notice of Title in favour of Scottish Nuclear Limited dated 13th September 1991.

15.	Copy Notice of Title in favour of Eleonora Hunter dated 19th and 20th October 1954 and recorded 1st May 1958.

16.	Copy Disposition by Neil Hunter in favour of Ladyland Limited dated 10th March 1976 and recorded 21st April 1976.

17.	Copy Disposition by Ladyland Limited in favour of SSEB dated 25th June 1976 and recorded 12th July 1976.

****	indicates information which has been omitted and filed separately with the Commission

18.	Extract Disposition by Neil Hunter in favour of British Steel Corporation dated 11th and 16th May 1975 and recorded 26th May 1975.

19.	Extract Disposition by Eleonora Hunter in favour of Neil A K C Patrick dated 9th April 1969 and recorded 11th April 1969.

20.	Extract Deed of Servitude by The Secretary of State for Scotland in favour of British Steel Corporation dated 30th March 1988 and recorded 22nd November 1988.

21.	Copy Disposition by Robert A Montgomery in favour of Hunterston Development Company dated 30th May 1975 and recorded 2nd June 1975.

22.	Copy Disposition by Neil A Hunter in favour of Hunterston Development Company Limited dated 11th May 1975 and recorded 2nd June 1975.

23.	Copy Disposition by Neil A Hunter in favour of Ladyland Limited dated 10th March 1976 and recorded 21st April 1976.

24.	Deed of Servitude containing Disposition by Robert S Montgomery in favour of SSEB dated 22nd March 1972 and recorded 18th April 1972.

25.	Copy Owners Consent by Eleonora Hunter in favour of SSEB dated 16th and 18th November 1960.

26.	Copy Owners Consent by British Steel Corporation in favour of SSEB dated 5th November 1975.

27.	Owners Consent by Eleonora Hunter in favour of SSEB dated 13th and 14th July 1955.

28.	Search for Incumbrances over lands at Hunterston dated 1982.

29.	Extract Lease between Scottish Nuclear Limited and Nuclear Electric plc dated 27th March 1996 and registered in the Books of Council & Session on 24th May 1996.

30.	Extract Sasine in favour of Robert Hunter recorded 12th August 1829 together with copy of same.

31.	Copy Disposition by Neil Hunter in favour of British Steel Corporation dated 30th April 1974 and recorded 7th May 1974.

32.	Deed of Servitude by British Steel Corporation in favour of Bellway (Builders) Limited dated 26th June 1986 and recorded GRS Ayr 8th August 1986.

33.	Copy Instrument of Sasine in favour of Robert Hunter dated 22nd February 1838.

34.	Copy Disposition by Miss Eleonora Hunter in favour of Neil Aylmer Kennedy-Cochrane-Patrick of Ladyland dated 9th April 1969 and recorded 11th April 1969.

35.	Copy Agreement between Hunterston Development Company Limited and British Steel Corporation dated 9th and 10th October 1974.

****	indicates information which has been omitted and filed separately with the Commission

36.	Extract Deed of Servitude by British Steel Corporation in favour of Hunterston Development Company Limited dated 24th September 1981 and recorded 22nd April 1982.

37.	Copy Feu Disposition by The Right Honourable Matthew Baron Glenarthur in favour of the Trustees of the late Robert Kirk Simpson and the Trustees of the late James Craig Simpson dated 4th March 1927 and recorded GRS Ayr 29th March 1927.

38.	Instrument of Disentail by Lieutenant General Sir Aylmer Hunter Weston dated 25th December 1926 and recorded GRS Ayr 8th April 1927.

39.	Minute of Waiver by Ladyland Limited in favour of Huntor Limited dated 31st January 1994 and recorded GRS Ayr 17th February 1994.

40.	Certificate of Registration of the Limited Partnership - Deans & Son (Southannan Fields) dated 16th April 1997.

41.	Feu Disposition by Baron Glenarthur to Trustees of Robert Kay Simpson and Trustees of James C Simpson dated 4th March 1927 and recorded 29th March 1927.

42.	Disposition by the Trustees of Daniel Crawford in favour of William and John Crawford dated 23rd September 1858 and 12th July 1859 and recorded 27th September 1859.

43.	Instrument of Sasine in favour of Robert Hunter recorded 12th August 1829.

44.	Instrument of Sasine in favour of Robert Hunter recorded 22nd February 1838.

45.	Search for Incumbrances over Hunterston Estate, Ayr to 17th March 1994.

46.	Search for Incumbrances over three plots of ground in the Parish of West Kilbride and County of Ayr at Hunterston Estate to 1st March 1993.

47.	Letter from Dundas & Wilson to the Partners of Messrs John P Deans & Son dated 9th August 1993 intimating assignation by British Steel plc in favour of Huntor Limited.

48.	Large plan headed “Poles and stays and underground cable on Lands of Hunterston Estate” drawing number DG6996R/2 dated 26th September 1957.

49.	Search for Incumbrances over 112.90, 211 and 95.51 acres in West Kilbride to 10th August 1993.

50.	Search for Incumbrances over land at Hunterston to 17th March 1994.

51.	Search for Incumbrances over 1.25 acres, 56 acres, 8.5 acres and salmon fishings in the Parish of West Kilbride, Ayr to 12th October 1995.

52.	Copy Disposition by Scottish Nuclear Limited in favour of Nuclear Electric plc (unsigned draft) dated 1996 (principal dated 27th March 1996, recorded GRS Ayr 3rd April 1996).

****	indicates information which has been omitted and filed separately with the Commission

53.	Copy Deed of Servitude by Brisbane Glen Estate Company Limited in favour of Ladyland Limited dated 28th July 1976 and recorded GRS Ayr 9th September 1976.

54.	Copy Disposition by Eleonora Hunter of Hunterston in favour of SSEB dated 24th June 1958 and recorded GRS Ayr 9th July 1958.

55.	Minute of Agreement between Eleonora Hunter of Hunterston and SSEB dated 5th July and 18th August 1967.

56.	Extract Disposition and Deed of Entails by Robert C Hunter and spouse in favour of Robert Hunter recorded 22nd February 1938.

57.	Extract Disposition by Trustees of Lieutenant General Sir Aylmer Hunter-Weston in favour of Eleonora Hunter dated 19th and 20th October 1954 and recorded GRS Ayr 22nd October 1954.

58.	Extract Trust Disposition and Settlement by Lady Hunter-Weston dated 26th October 1951 and recorded in the Books of Council and Session 1st March 1954.

59.	Extract Trust Disposition and Settlement and Codicil by Lieutenant General Sir Aylmer Hunter-Weston dated 9th March 1940 and recorded in the Books of Council and Session 19th June 1940.

60.	Deed of Excambion between Huntor Limited and Ladyland Limited dated 24th December 1993 and recorded GRS Ayr 17th February 1994.

61.	Copy Disposition by Neil Aylmer Hunter with consent of Hunterston Development Company Limited in favour of British Steel Corporation dated 30th April 1974.

62.	Interim Report on Search over Hunterston A & B Power Station West Kilbride dated 4th June 1996 together with Search in Presentment Book also dated 4th June 1996.

63.	Interim Report on Search against 7.750 acres part of Hunterston Estate dated 4th June 1996 together with Search in Presentment Book also dated 4th June 1996.

64.	Interim Report on Search against 5.95 acres at Hunterston West Kilbride dated 4th June 1996 together with Search in Presentment Book also dated 4th June 1996.

65.	Interim Report on Search over land at Hunterston dated 4th June 1996 together with Search in Presentment Book also dated 4th June 1996.

66.	Interim Report on Search over subjects in West Kilbride dated 4th June 1996 together with Search in Presentment Book also dated 4th June 1996.

67.	Search in Presentment Book dated 4th June 1996.

68.	Interim Report on Search over 7.750 acres part of Hunterston Estate, Ayr dated 25th March 1996.

69.	Interim Report on Search over land at Hunterston, Ayr dated 25th March 1996.

****	indicates information which has been omitted and filed separately with the Commission

70.	Interim Report on Search for 5.95 acres at Hunterston, West Kilbride dated 25th March 1996.

71.	Interim Report on Search over Hunterston A & B Power Stations West Kilbride dated 28th March 1996.

72.	Search for Incumbrances over 5.95 acres of ground at Hunterston, West Kilbride to 12th October 1995.

73.	Interim Report on Search over 5.95 acres at Hunterston, West Kilbride dated 31st January 1996.

74.	Interim Report on Search over 5.95 acres of ground at Hunterston, West Kilbride dated 8th January 1996.

75.	Search for Incumbrances over 169.80 acres, 431.68 acres and 95.51 acres of land at Hunterston to 12th October 1995.

76.	Interim Report on Search over 169.80 acres, 431.68 acres and 95.51 acres of land at Hunterston dated 8th January 1996.

77.	Search for Incumbrances over 7.750 acres at Hunterston, Ayr to 12th October 1995.

78.	Interim Report on Search over 7.750 acres at Hunterston, Ayr dated 8th January 1996.

79.	Interim Report on Search over 1.25 acres, 56 acres, 8.5 acres and salmon fishings in Ayr dated 8th January 1996 together with Search in Presentment Book dated 8th January 1996.

80.	Copy Compulsory Purchase Order 1981 dated 1st December 1981 relating to the Gretna/Stranraer/Glasgow/Stirling Trunk Road (Bridge Mill and other diversion).

81.	Search for Incumbrances over foreshore ex adverso farm and lands of Burnside and Chapeldonan dated 1989.

82.	Notice of Title in favour of Scottish Nuclear Limited dated 13th September 1991 and recorded GRS Ayr 14th October 1991.

83.	Copy Disposition by Eleonora Hunter in favour of SSEB dated 18th June 1968 and recorded 24th July 1968.

84.	Copy Disposition by Eleonora Hunter in favour of SSEB dated 24th June 1958 and recorded 9th July 1958.

85.	Disposition by Eleonora Hunter of Hunterston in favour of SSEB dated 5th July 1967 recorded GRS Ayr 11th July 1967.

86.	Disposition by Ladyland Limited in favour of SSEB dated 25th June 1976 recorded GRS Ayr 12th July 1976.

87.	Disposition by Eleonora Hunter of Hunterston in favour of SSEB dated 18th June 1968 recorded GRS Ayr 24th July 1968.

****	indicates information which has been omitted and filed separately with the Commission

88.	Disposition by Ladyland Limited in favour of SSEB dated 1st October 1981 and recorded GRS Ayr 22nd October 1981.

89.	Disposition by the Trustees under a Deed of Trust and Disposition by Lieutenant Colonel George Jardine Kidston Montgomery of South Annan in favour of SSEB dated 7th, 15th and 20th January 1959 and recorded GRS Ayr 5th February 1959.

90.	Extract Deed of Excambion between British Steel Corporation and SSEB dated 15th and 20th August 1978 and recorded GRS Ayr 4th October 1978.

91.	Grant of Servitude by The Crown Estate Commissioners in favour of SSEB dated 6th March 1962 and recorded GRS Ayr 2nd April 1962.

92.	Grant of Servitude by The Crown Estate Commissioners in favour of SSEB dated 30th June 1973 recorded GRS Ayr 27th June 1973.

93.	Extract Deed of Servitude by Neil A Hunter in favour of SSEB dated 15th, 20th and 26th May 1971 and recorded 3rd June 1971.

94.	Deed of Servitude containing Disposition by Neil A Hunter in favour of SSEB dated 26th and 29th March and 1st April and recorded 23rd April 1974.

95.	Copy Disposition by SSEB in favour of Eleonora Hunter of Hunterston dated 23rd December 1964 and recorded GRS Ayr 22nd February 1965.

96.	Copy Disposition by SSEB in favour of Secretary of State for Scotland dated 1st February 1960.

97.	Extract Disposition by SSEB in favour of British Steel Corporation dated 13th August 1974 and recorded 28th August 1974.

98.	Coy Disposition by Neil A Hunter in favour of British Steel Corporation dated 11th and 16th May 1975 recorded 26th May 1975.

99.	Extract Disposition by Robert A Montgomery in favour of British Steel Corporation dated 13th and 16th May 1975 and recorded 26th May 1975.

100.	Extract Deed of Excambion between British Steel Corporation and SSEB dated 15th and 29th August 1978 and recorded 4th October 1978.

101.	Copy Disposition by British Steel Corporation in favour of James Niven Grant and Annette Margaret Grant dated 30th November 1982 and recorded GRS Ayr 22nd December 1982.

102.	Copy Deed of Excambion between Huntor Limited and Ladyland Limited dated 24th December 1993.

103.	Copy Disposition by British Steel Corporation in favour of The Secretary of State for Scotland dated 8th April 1986 and recorded GRS Ayr 13th May 1986.

****	indicates information which has been omitted and filed separately with the Commission

104.	Copy Disposition by British Steel Corporation in favour of the Secretary of State for Scotland dated 14th July 1983 and recorded GRS Ayr 17th August 1983.

105.	Certificate of Registration of a Charge by British Energy Generation UK Limited dated 13th December 2002 together with certified true copy Standard Security by British Energy Generation UK Limited in favour of The Secretary of State for Trade and Industry dated 28th November 2002

106.	Wayleave Consent by Eleonora Hunter of Hunterston in favour of SSEB dated 8th and 20th May 1960.

107.	Deed of Servitude by Neil Aylmer Hunter of Hunterston with consent of the Trustees of Dame Grace Strang Steel or Hunter-Weston in favour of SSEB dated 15th, 20th and 26th May 1971 and recorded GRS Ayr 3rd June 1971.

108.	Deed of Servitude by Neil Aylmer Hunter of Hunterston with consent of the Trustees of Dame Grace Strang Steel or Hunter-Weston and the Hunterston Development Company in favour of SSEB dated 26th and 29th March and 1st April 1974 and recorded GRS Ayr 23rd April 1974.

109.	Minute of Agreement between SSEB and Costain Civil Engineering Limited and Taylor Woodrow Construction Limited dated 10th and 12th January and 3rd March 1989.

110.	Minute of Agreement between SSEB and Clyde Port Authority dated 20th February and 3rd March 1989.

111.	Copy Agreement between Scottish Power plc and Scottish Nuclear Limited dated 13th and 29th May 1991 and recorded GRS Ayr 4th November 1991 (Interface Agreement).

112.	Interim Report on Search over subjects in West Kilbride dated 25th March 1996.

113.	Coal Authority Coal Mining Report over Hunterston B, Hunterston, Ayrshire dated 15th January 1996.

114.	Coal Authority Coal Mining Report over land at Portencross, Ayrshire dated 17th January 1996.

115.	Coal Authority Coal Mining Report over land at Portencross, Ayrshire dated 30th January 1996.

116.	Acknowledgement from The Church of Scotland General Trustees of redemption of standard charge constituted over 108.138 acres at Hunterston by SSEB dated 24th October 1958.

117.	Copy Disposition by SSEB in favour of William Adam dated 14th August 1987.

118.	Copy of plan referred to in Disposition by Eleonora Hunter of Hunterston in favour of SSEB dated 24th June 1958 (drawing number 1000/2/15/165).

119.	Copy Interim Report on Search over Estate of Hunterston, West Kilbride, dated 20th November 2002.

****	indicates information which has been omitted and filed separately with the Commission

120.	Copy Interim Report on Search over Estate of Hunterston, West Kilbride, dated 28th November 2002.

121.	Copy Lease between Hunterston Bulk Handling Limited and Scottish Nuclear Limited dated 10th September and 9th October 1997 and registered in Books of Council and Session 30th October 1997.

122.	Copy Sanctions Agreement between Scottish Power plc and Scottish Nuclear Limited dated 29th May 1991.

123.	Copy Disposition by Huntor Limited in favour of Scottish Nuclear Limited dated 21st March 1996 and recorded GRS 7th April 1996.

124.	Deed of Servitude by Clydeport Operations Limited in favour of Huntor Limited regarding access rights at Hunterston, Ayrshire dated 20th & 22nd March 1996.

125.	Deed of Servitude by Huntor Limited, Scottish Nuclear Limited and Clydeport Operations Limited in favour of Hunterston Development Company Limited dated 20th & 22nd March 1996.

126.	Disposition by British Energy Generation (UK) Limited in favour of Ladyland Limited dated 11th October 1999.

127.	Disposition by Scottish Nuclear Limited in favour of Clydeport Limited dated 22nd March 1996.

128.	Deed of Servitude by Clydeport Operations Limited in favour of Scottish Nuclear Limited dated 20th & 22nd March 1996.

129.	Lease by Huntor Limited in favour of Hunterston Estates Limited dated 24th December 1993 and 12th and 13th January 1994.

130.	Memorandum from Cunninghame District Council dated 26th January 1996 regarding Hunterston B, Hunterston, West Kilbride.

131.	Copy Interim Report on Search over (i) 169.80 acres (ii) 431.68 acres and (iii) 95.51 acres of land at Hunterston dated 8th January 1996.

132.	Copy Interim Report on Search over 5.95 acres at Hunterston, West Kilbride dated 25th March 1996.

133.	Copy Interim Report on Search over 5.95 acres of ground at Hunterston, West Kilbride dated 8th January 1996.

134.	Copy Interim Report on Search over 7.750 acres part of Hunterston Estate, Ayr dated 25th March 1996.

135.	Copy Interim Report on Search over land at Hunterston, Ayr dated 25th March 1996.

136.	Scottish Nuclear Site Licence Provisions Agreement between Scottish Nuclear Limited and Scottish Power plc dated 1991.

****	indicates information which has been omitted and filed separately with the Commission

137.	Nuclear Use of System Agreement between Scottish Power plc and Scottish Nuclear Limited dated 1991.

138.	Nuclear Site Licencees Corporation Agreement between Scottish Nuclear Limited and Nuclear Electric plc dated 1996.

139.	Deed of Servitude containing Disposition by Huntor Limited, Scottish Nuclear Limited and Clydeport Operations Limited dated 20th and 22nd March 1996 recorded GRS (Ayr) 1st April 1996.

140.	Disposition by Scottish Nuclear Limited in favour of Clydeport Operations Limited dated 22nd March 1996 and recorded GRS (Ayr) 3rd April 1996.

141.	Deed of Servitude containing Disposition by Clydeport Operations Limited in favour of Scottish Nuclear Limited dated 20th and 22nd March and recorded GRS (Ayr) 3rd April 1996.

142.	Copy Final Search in the Register of Charges against British Energy Generation (UK) Limited dated 10th June 2003 and Search in Charges Register from 1st April 1989 to 31st May 2003.

143.	Disposition by British Steel in favour of Huntor Limited recorded GRS Ayr 10th August 1993.

144.	Discharge by Hunterston Development Limited in favour of Huntor Limited regarding servitude right of access.

145.	Copy Disposition by Huntor Limited in favour of Ladyland Limited recorded GRS Ayr 17th February 1994.

146.	Disposition by Ladyland Limited in favour of Huntor Limited recorded GRS Ayr 17th February 1994.

147.	Search for Incumbrances up to 4th December 2002 over area of ground part of Hunterston Estates, West Kilbride.

148.	Search for Incumbrances over subjects at Hunterston Estates, West Kilbride, Ayr - 6th April 1992.

149.	Post Lease Agreement between Huntor Limited and Hunterston Estates Limited dated 12th, 13th and 20th January 1994.

150.	Letter from Maclay Murray & Spens to Hunterston Estates Limited dated 26th July 1993.

151.	Interim Report on Search in the Register of Sasines and in the Register of Inhibitions and Adjudications brought down to 13th September 2004.

152.	Coal Authority Search dated 1st June 2004.

153.	Search in the Register of Charges and Company File against British Energy Generation (UK) Limited brought down to 29th September 2004.

****	indicates information which has been omitted and filed separately with the Commission

154.	SPH Combined Property Search dated 4th June 2004.

155.	Interim Charges Search against British Generation (UK) Limited from 30th September 2004 to 4th January 2005.

156.	Searches for Incumbrances for the period from 5th December 2002 to 4th January 2005 and 13th October 1995 to 4th January 2005.

****	indicates information which has been omitted and filed separately with the Commission

Part B : Torness Power Station

1.	Lease between Scottish Power plc and Scottish Nuclear Limited dated 20th November and 2nd December 1991.

2.	Certificate of Registration of a Charge created by British Energy Generation UK Limited dated 13th December 2002 together with certified true copy Standard Security by British Energy Generation UK Limited in favour of The Secretary of State for Trade and Industry dated 28th November 2002.

3.	Deed of Servitude by Scottish Nuclear Limited in favour of Scottish Power plc dated 30th April 1991.

4.	Interim Report on Search over Torness Power Station dated 4th June 1996 together with Search in Presentment Book also dated 4th June 1996.

5.	Copy Agreement between Colonel Victor Charles Vereker Cowley and SSEB dated 22nd April and 5th May 1977.

6.	Extract Undertaking by SSEB dated 30th November 1979 and recorded Books of Council & Session 11th January 1980.

7.	Copy Stopping-up Order dated 18th December 1979.

8.	Grant of Right to Dredge by the Crown Estate Commissioners in favour of SSEB dated 17th October 1980.

9.	Copy Notice of Title in favour of Scottish Nuclear Limited dated 16th May 1996 and recorded GRS East Lothian 21st May 1996.

10.	Notice of Title in favour of Scottish Nuclear Limited dated 30th September 1991 and recorded GRS East Lothian 14th October 1991.

11.	Certified true copy Disposition by Secretary of State for Scotland in favour of John Charles McFarlane dated 4th November 1982.

12.	Deed of Restriction by The Governor & Company of the Bank of Scotland in favour of John Charles McFarlane dated 15th April 1983 and recorded GRS East Lothian 17th May 1983.

13.	Extract Conveyance by Victor C V Cowley in favour of SSEB dated 1st March 1975 and recorded GRS East Lothian 11th March 1975.

14.	Copy Disposition by Jack Walker Taylor in favour of SSEB dated 29th September 1989.

15.	Copy Minute of Agreement between SSEB and the Associated Portland Cement Manufactures Limited dated 30th July and 23rd September 1974 and recorded Books of Council & Session 29th October 1974.

****	indicates information which has been omitted and filed separately with the Commission

16.	Copy Disposition by Jack Walker Taylor in favour of the Secretary of State for Scotland dated 26th September and 8th October 1978 and recorded GRS East Lothian 17th November 1978.

17.	Grant of Right to Dredge by Crown Estate Commissioners in favour of SSEB dated 7th October 1980.

18.	Discharge by Alexander Robert Brown dated 29th April 1980.

19.	Copy Search for Incumbrances over Six Holding Thorntonloch Dunbar dated 27th October 1983.

20.	Receipt and Discharge by James Sanderson in favour of SSEB dated 11th December 1975.

21.	Deed of Servitude by Blue Circle Industries plc in favour of SSEB dated 29th January 1988 and recorded GRS East Lothian 3rd March 1988.

22.	Copy Search for Incumbrances over 350.748 acres at Dunbar, East Lothian to 3rd March 1988.

23.	Two copies of Notice of Title in favour of Scottish Nuclear Limited dated 16th May 1996.

24.	Extract Disposition by Lieutenant Colonel John P N H Grant to Andrew Renwick recorded 28th April 1922.

25.	Extract Disposition by Lieutenant Colonel John Patrick Nisbet Hamilton Grant to Board of Agriculture for Scotland recorded 16th September 1921.

26.	Extract Feu Disposition by Secretary of State for Scotland to East Lothian County Council dated 30th July 1963 and recorded 17th September 1963.

27.	Extract Disposition by John C McFarlane in favour of SSEB dated 21st April 1983 and recorded 17th May 1983.

28.	Extract Access Agreement between East Lothian District Council and Scottish Nuclear Limited dated 30th August 1990 and 5th April 1991 and recorded 16th May 1991.

29.	Extract Disposition by Governors of East Lothian Educational Trust to SSEB dated 8th June 1962 and recorded 21st June 1962.

30.	Copy Disposition by Secretary of State for Scotland in favour of SSEB dated 28th June 1978 and recorded GRS East Lothian 14th July 1978.

31.	Copy Disposition by Victor Charles Vereker in favour of Blue Circle Industries Limited dated 1st September 1978 and recorded GRS East Lothian 25th September 1978.

32.	Extract Disposition by Secretary of State for Scotland in favour of SSEB dated 28th June 1978 and recorded 14th July 1978.

****	indicates information which has been omitted and filed separately with the Commission

33.	Copy Disposition by Jack Walker Taylor with consent of The Royal Bank of Scotland Limited in favour of SSEB dated 15th and 23rd November 1976 and recorded GRS (East Lothian) 9th December 1976.

34.	Feu Disposition by SSEB in favour of Alexander Robert Brown and Mrs Mary Gray or Brown dated 24th April 1980.

35.	Extract Disposition by Trustees of David R Bowe in favour of SSEB dated 2nd 6th and 7th January 1977 and recorded 11th January 1977.

36.	Copy Offer of Let by Department of Agriculture & Fisheries for Scotland to James Thorburn, Holding No. 9 Thorntonloch.

37.	Interim Report on Search over Torness Off-Site Emergency Support and Control Centre, Cockenzie dated 26th February 1996.

38.	Interim Report on Search over subjects at Torness dated 12th January 1996.

39.	Interim Report on Search over Torness Power Station and lands at Torness dated 17th April 1996.

40.	Letter from Messrs Ross Harper & Murphy dated 1st November 1989 accepting Offer of Let by SSEB to R McEwan dated 11th October 1989.

41.	Copy Undertaking by SSEB dated 30th November 1979 and recorded Books of Council & Session 11th January 1980 together with copy Stopping-up Order and correspondence.

42.	Plan from Counter-Disposition by SSEB in favour of Jack Walker Taylor dated 18th August and 23rd December 1987.

43.	Disposition by Secretary of State for Scotland in favour of SSEB dated 6th May 1988 and recorded GRS East Lothian 12th July 1988.

44.	Notice of Title in favour of Scottish Nuclear Limited dated 16th May 1996 and recorded GRS East Lothian 21st May 1996.

45.	Extract Conveyance by Victor Charles Vereker Cowley in favour of SSEB dated 1st, March 1975 and recorded 11th March 1975.

46.	Disposition by the Trustees of David Rutherford Bowe in favour of SSEB dated 2nd 6th and 7th January 1977 and recorded GRS East Lothian 11th January 1977.

47.	Disposition by Jack Walker Taylor with consent of The Royal Bank of Scotland Limited in favour of SSEB dated 15th and 23rd November 1976 and recorded GRS East Lothian 9th December 1976.

48.	Disposition by The Secretary of State for Scotland in favour of SSEB dated 28th June 1978 and recorded GRS East Lothian 14th July 1978.

49.	Disposition by East Lothian District Council in favour of SSEB dated 28th September 1978 and recorded GRS East Lothian 17th October 1978.

****	indicates information which has been omitted and filed separately with the Commission

50.	Feu Disposition by The Crown Estate Commissioners in favour of South of Scotland Electricity Board dated 17th October 1980 and recorded GRS East Lothian 30th January 1981.

51.	Extract Conveyance by Victor C V Cowley in favour of SSEB dated 4th October 1982 and recorded GRS East Lothian 8th October 1982.

52.	Extract Conveyance and Deed of Servitude by Jack Walker Taylor in favour of South of Scotland Electricity Board dated 23rd December 1987, 23rd March 1988 and 5th September 1988 and recorded GRS East Lothian 15th September 1988.

53.	Extract Disposition by The Secretary of State for Scotland in favour of SSEB dated 6th May 1988 and recorded GRS East Lothian 12th July 1988.

54.	Disposition by Jack Walker Taylor in favour of SSEB dated 29th September 1989 and recorded GRS East Lothian 16th October 1989.

55.	Extract Registered Feu Disposition by SSEB in favour of Alexander R Brown dated 24th April 1980 and recorded GRS East Lothian 8th May 1980.

56.	Disposition by Jack Walker Taylor in favour of SSEB dated 29th September 1989 and recorded GRS East Lothian 16th October 1989.

57.	Copy Deed of Excambion between SSEB and Jack Walker Taylor dated 18th August and 23rd December 1987 and recorded GRS East Lothian 15th September 1988.

58.	Disposition by Lieutenant Colonel John Patrick Nisbet Hamilton Grant in favour of Mark Turnbull Simpson recorded GRS Haddington 23rd November 1921.

59.	Extract Conveyance by Colonel Victor Charles Vereker Cowley in favour of SSEB dated 4th October 1982 and recorded GRS East Lothian 8th October 1982 (two copies).

60.	Extract Notice of Title in favour of the Trustees of David R Bowe dated 25th March 1954 recorded 5th May 1954.

61.	Disposition by Biel & Dirleton Estates Limited in favour of David Rutherford Bowe dated 29th and 30th October 1948 and recorded GRS East Lothian 23rd November 1948.

62.	Notice of Title in favour of the Trustees of David Rutherford Bowe dated 25th March 1954 recorded GRS East Lothian 5th May 1954.

63.	Disposition by Biel & Dirleton Estates Limited in favour of David Rutherford Bowe dated 28th June 1946 and recorded GRS East Lothian 12th July 1946.

64.	Deed of Servitude by Jack Walker Taylor in favour of SSEB dated 23rd May and 27th June 1989 and recorded GRS East Lothian 28th July 1989.

65.	Copy Feu Disposition by Secretary of State for Scotland in favour of the County Council of the County of East Lothian dated 30th July 1963 and recorded GRS East Lothian 17th September 1963.

****	indicates information which has been omitted and filed separately with the Commission

66.	Copy Feu Charter by M G C Nisbet Hamilton Ogilvie in favour of Royal National Life Boat Institution (undated).

67.	Search for Incumbrances over 0.186 acres at Innerwick, Dunbar dated 1978.

68.	Copy Deed of Servitude by Scottish Nuclear Limited in favour of Scottish Power plc dated 30th April 1991.

69.	Copy Disposition by Secretary of State for Scotland with consent of Thomas Thomson Craig in favour of Universal Building Society dated 20th and 28th August 1970 and recorded 7th September 1970.

70.	Deed of Restriction by The Royal Bank of Scotland plc in favour Brian Burns Ainsley and George Alexander Ainsley dated 4th November 1988 and recorded GRS East Lothian 14th February 1989.

71.	Extract Deed of Servitude containing Disposition by SSEB in favour of Lothian Regional Council dated 18th June 1984 and recorded 24th July 1984.

72.	Copy Disposition by Ella Graham McGregor and Ina Graham McGregor in favour of SSEB dated 14th October 1993 and recorded GRS East Lothian 8th November 1993.

73.	Copy Disposition by The Governors of the East Lothian Educational Trust in favour of SSEB dated 18th June 1962 and recorded 21st June 1962.

74.	Extract Minute of Agreement between Scottish Gas Board and SSEB dated 3rd and 12th July 1967 and recorded GAS East Lothian 24th August 1967.

75.	Agreement between Scottish Power plc and Scottish Nuclear Limited dated 7th October 1990.

76.	Copy Consent to the placing of works under Telegraph Acts 1863 to 1916 dated 28th January 1926.

77.	Consent to the place of works under Telegraph Acts 1863 to 1954 dated 14th April 1955.

78.	Charges Search against Scottish Power plc to 8th April 1996.

79.	Interim Report on Search over Torness Off-Site Emergency Support and Control Centre, Cockenzie dated 25th March 1996.

80.	Search for Incumbrances over subjects at Torness dated 29th February 1996.

81.	Interim Report on Search for Incumbrances over 27 and 29 East Crosscauseway, Edinburgh dated 27th May 1931.

82.	Copy Interim Report on Search over area of ground at Torness Power Station, Torness dated 20th November 2002.

83.	Copy Interim Report on Search over area of ground at Torness Power Station, Torness dated 28th November 2002.

****	indicates information which has been omitted and filed separately with the Commission

84.	Copy Coal Mining Report, Torness Power Station, Torness dated 15th January 1996.

85.	Copy Sanctions Agreement between Scottish Power plc and Scottish Nuclear Limited dated 1991.

86.	Partnership Agreement between South of Scotland Electricity Board and Jack Walker Taylor dated 9th and 17th July 1985.

87.	Minute of Agreement between Scottish Power plc and Scottish Nuclear Limited dated 13th and 29th May 1991 and recorded GRS (East Lothian) 4th November 1991 (Interface Agreement).

88.	Copy Final Search in the Register of Charges against British Energy Generation (UK) Limited dated 10th June 2003.

89.	Minute of Lease between South of Scotland Electricity Board and Torness Farm dated 30th July and 5th August 1985.

90.	Minute of Agreement between SSEB and Torness Farm dated 8th August, 30th July both 1985.

91.	Minute of Agreement between South of Scotland Electricity Board and Jack Walker Taylor dated 21st February and 8th March 1985.

92.	Agreement between South of Scotland Electricity Board and Jack Walker Taylor dated 3rd and 15th August 1978.

93.	Mineral Lease between Jack Walker Taylor and South of Scotland Electricity Board dated 3rd and 15th August 1978.

94.	Copy Missives of Lease between Robert McEwan and South of Scotland Electricity Board dated 11th October and 1st November 1989.

95.	Minute of Lease between South of Scotland Electricity Board and Thorntonloch Holding No. 21 dated 2nd and 8th July 1986.

96.	Minute of Agreement between South of Scotland Electricity Board and Thorntonloch Holding No. 21 dated 2nd and 8th July 1986.

97.	Missives of Lease between Secretary of State for Scotland and James Thorburn dated 1st November and 9th November 1974.

98.	Missives of Lease between Secretary of State for Scotland and Alexander R Brown dated 9th March and 3rd April 1974.

99.	Missives of Lease between Secretary of State for Scotland and Alexander R Brown dated 25th and 29th May 1967.

100.	Missive of Let between Secretary of State for Scotland and Charles Cunningham Brown dated 28th March 1950.

****	indicates information which has been omitted and filed separately with the Commission

101.	Grazing Agreement for Scottish Nuclear Limited and R McEwan relative to Paddock Skateraw, Torness dated 3rd and 19th April 1994.

102.	Disposition by Secretary of State for Scotland in favour of South of Scotland Electricity Board dated 28th June and recorded 14th July 1978.

103.	Copy draft Assignation by South of Scotland Electricity Board in favour of Scottish Nuclear Limited - relative to Partnership Agreement between South of Scotland Electricity Board and Jack Walker Taylor dated 9th and 17th July 1985 (unsigned).

104.	Copy Contract of Limited Partnership between South of Scotland Electricity Board and Alexander Robert Brown dated 2nd and 8th July 1986.

105.	Copy Minute of Agreement between British Energy Generation (UK) Limited and Torness Farm dated 17th and 24th June 2001 and registered BCS 29th January 2002.

106.	Lease between South of Scotland Electricity Board and Torness Farm dated 30th July and 5th August 1985.

107.	Offer to Let house and garden ground at number 26 Thorntonloch by Secretary of State to Norman Robertson dated 8th August 1973.

108.	Offer to Let house and garden ground number 22 Thorntonloch from Secretary of State for Scotland to George Rudkin dated 30th November 1973.

109.	Tenancy Offer by Alexander MacKay to the Secretary of State for Scotland dated 9th January 1962.

110.	Missives of Let regarding number 24 Thorntonloch to the Secretary of State for Scotland from George Sanderson dated 20th December 1949.

111.	Offer to Let holding number 21 Thorntonloch (enlarged) by Secretary of State to Alex Brown dated 9th March 1971.

112.	Offer to Let regarding number 21 Thorntonloch from Department of Agriculture and Fisheries to Alex Brown dated 25th May 1967.

113.	Lease between Scottish Nuclear Limited and Oliver Walker constituted by missives dated 14th December 1961 - Links Cottage, Skateraw.

114.	Company Search against British Energy Generation (UK) Limited from 1st April 1989 to 24th November 2002.

115.	Interim Report on Search in the Register of Sasines and in the Register of Inhibitions and Adjudications brought down to 13th September 2004.

116.	Coal Authority Searches dated 24th and 26th May 2004.

117.	Search in the Register of Charges and Company File against British Energy Generation (UK) Limited brought down to 29th September 2004.

****	indicates information which has been omitted and filed separately with the Commission

118.	SPH Combined Property Search dated 4th June 2004.

119.	Interim Charges Search against British Generation (UK) Limited from 30th September 2004 to 4th January 2005.

120.	Search for Incumbrances for the period from 14th September 2004 to 6th January 2005.

****	indicates information which has been omitted and filed separately with the Commission

IN WITNESS of which this document has, for the purposes of the appointment of the Secretary of State as an attorney pursuant to clause 2.13.3 and paragraph 9.2 of Schedule 15 (Station Sites), been signed and delivered as a deed on the date which appears on page 1 above.

SIGNED as a deed by	)

and by	)

as attorneys for BRITISH ENERGY GENERATION LIMITED

in the presence of:

Signature of witness:

Name of witness:

Address of witness:

Occupation of witness:

SIGNED as a deed by	)

and by	)

as attorneys for BRITISH ENERGY GENERATION (UK) LIMITED

in the presence of:

Signature of witness:

Name of witness:

Address of witness:

Occupation of witness:

****	indicates information which has been omitted and filed separately with the Commission